                                                                   Exhibit 10.27


                                                                  EXECUTION COPY


                             FRIESS ASSOCIATES, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                           DATED AS OF AUGUST 28, 2001
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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I - DEFINITIONS......................................................2

      Section 1.1.   Definitions.............................................2

ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS............................20

      Section 2.1.   Continuation...........................................20
      Section 2.2.   Name...................................................21
      Section 2.3.   Term...................................................21
      Section 2.4.   Registered Agent and Registered Office.................21
      Section 2.5.   Principal Place of Business............................21
      Section 2.6.   Qualification in Other Jurisdictions...................21
      Section 2.7.   Purposes and Powers....................................21
      Section 2.8.   Title to Property......................................23

ARTICLE III - MANAGEMENT OF THE LLC.........................................23

      Section 3.1.   Management in General..................................23
      Section 3.2.   Management Committee of the LLC........................24
      Section 3.3.   Officers of the LLC....................................26
      Section 3.4.   Employees of the LLC...................................30
      Section 3.5.   Operation of the Business of the LLC...................31
      Section 3.6.   Compensation and Expenses of the Members...............39
      Section 3.7.   Other Business of the Manager Member and its
                      Affiliates............................................40
      Section 3.8.   Non-Manager Members and Non-Solicitation Agreements....40
      Section 3.9.   Non-Solicitation and Non-Disclosure by Non-Manager
                      Members and Employee Stockholders.....................41
      Section 3.10.  Remedies Upon Breach...................................45
      Section 3.11.  Purchase Provisions....................................46
      Section 3.12.  No Employment Obligation...............................57
      Section 3.13.  Capitalization of Excess Operating Cash Flow...........57
      Section 3.14.  Miscellaneous..........................................57

ARTICLE IV - CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS AND ALLOCATIONS;
      DISTRIBUTIONS.........................................................58

      Section 4.1.   Capital Contributions..................................58
      Section 4.2.   Capital Accounts; Allocations..........................58
      Section 4.3.   Distributions..........................................63
      Section 4.4.   Distributions Upon Dissolution; Establishment of a
                      Reserve Upon Dissolution..............................64
      Section 4.5.   Proceeds from Capital Contributions and the Sale of
                      Securities; Insurance Proceeds; Certain Special
                      Allocations...........................................65


                                       (i)
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                                                                           Page

      Section 4.6.   Tax Allocations........................................68
      Section 4.7.   Other Allocation Provisions............................68
      Section 4.8.   Withholding............................................68

ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY NON-MANAGER MEMBERS; ADMISSION OF
      ADDITIONAL NON-MANAGER MEMBERS........................................68

      Section 5.1.   Transferability of Interests...........................68
      Section 5.2.   Substitute Non-Manager Members.........................71
      Section 5.3.   Allocation of Distributions Between Transferor and
                      Transferee; Successor to Capital Accounts.............72
      Section 5.4.   Resignation, Redemptions and Withdrawals...............72
      Section 5.5.   Issuance of Additional LLC Interests...................72
      Section 5.6.   Additional Requirements for Transfer or for Issuance...74
      Section 5.7.   Registration of LLC Interests..........................74
      Section 5.8.   Representation of Members..............................75
      Section 5.9.   Conversion of LLC Points...............................75
      Section 5.10.  Purchase Program Points................................76

ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE MANAGER MEMBER; REDEMPTION,
      REMOVAL AND WITHDRAWAL................................................77

      Section 6.1.   Transferability of Interest............................77
      Section 6.2.   Resignation, Redemption, and Withdrawal................79

ARTICLE VII - PUT OF LLC INTERESTS..........................................79

      Section 7.1.   Non-Manager Member Puts................................79

ARTICLE VIII - DISSOLUTION AND TERMINATION..................................85

      Section 8.1.   No Dissolution.........................................85
      Section 8.2.   Events of Dissolution..................................85
      Section 8.3.   Notice of Dissolution..................................86
      Section 8.4.   Liquidation............................................86
      Section 8.5.   Termination............................................86
      Section 8.6.   Claims of the Members..................................86

ARTICLE IX - RECORDS AND REPORTS............................................86

      Section 9.1.   Books and Records......................................86
      Section 9.2.   Accounting.............................................87
      Section 9.3.   Financial and Compliance Reports.......................87
      Section 9.4.   Meetings...............................................88
      Section 9.5.   Tax Matters............................................88

ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION......................89


                                      (ii)
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                                                                           Page

      Section 10.1.   Liability.............................................89
      Section 10.2.   Exculpation...........................................89
      Section 10.3.   Fiduciary Duty........................................89
      Section 10.4.   Indemnification.......................................90
      Section 10.5.   Notice; Opportunity to Defend and Expenses............90
      Section 10.6.   Miscellaneous.........................................91

ARTICLE XI - MISCELLANEOUS..................................................92

      Section 11.1.   Notices...............................................92
      Section 11.2.   Successors and Assigns................................92
      Section 11.3.   Amendments............................................92
      Section 11.4.   No Partition..........................................93
      Section 11.5.   No Waiver; Cumulative Remedies........................93
      Section 11.6.   Dispute Resolution....................................93
      Section 11.7.   Prior Agreements Superseded...........................94
      Section 11.8.   Captions..............................................94
      Section 11.9.   Counterparts..........................................94
      Section 11.10.  Applicable Law; Jurisdiction..........................94
      Section 11.11.  Interpretation........................................94
      Section 11.12.  Severability..........................................94
      Section 11.13.  Creditors.............................................95
      Section 11.14.  References to this Agreement..........................95
      Section 11.15.  Exhibits, Schedules and Annexes.......................95
      Section 11.16.  Additional Documents and Acts.........................95
      Section 11.17.  Managers..............................................95
      Section 11.18.  Guaranty of AMG.......................................96

EXHIBITS

Exhibit A   -    Equity Purchase Program
Exhibit B   -    Form of Non-Solicitation Agreement
Exhibit C   -    Form of Promissory Note for Purchases
Exhibit D   -    Form of Make-Whole Agreement

SCHEDULES

Schedule A  -   LLC Points and Capital Contributions
Schedule B  -   Designated Initial Member Matters
Schedule C  -   Model Purchase Calculation


                                      (iii)
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                             FRIESS ASSOCIATES, LLC

            AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                          ============================

      This Amended and Restated Limited Liability Company Agreement (the "Agreement") of Friess Associates, LLC (the "LLC" or the "Company") is made and entered into as of August 28, 2001, to become effective as of (and subject to the occurrence of) the Effective Time (as defined herein), by and among the Persons identified as the Manager Member and the Non-Manager Members on SCHEDULE A attached hereto as members of the LLC, and any Persons who may become members of the LLC in the future in accordance with the provisions hereof.

      WHEREAS, a limited liability company has been formed pursuant to the Delaware Limited Liability Company Act, 6 DEL. C ss.18-101, ET SEQ., as it may be amended from time to time and any successor to such Act (the "Act"), by filing a Certificate of Formation of the LLC with the office of the Secretary of State of the State of Delaware on May 1, 2001, and entering into a Limited Liability Company Agreement of the LLC, dated as of June 1, 2001; and

      WHEREAS, pursuant to the Purchase Agreement, AMG has agreed, in each case on the terms and subject to the conditions set forth in the Purchase Agreement, to cause FA (WY) Acquisition Company, Inc. ("FA (WY) Acquisition") to purchase
(i) from Friess Associates, Inc. ("FAI") (A) at the Closing, all of the LLC Interests owned by FAI, other than those LLC Points to be held by FAI as of immediately following the Effective Time (including the Preferred Capital Account Balance associated with such retained LLC Points as of immediately following the Effective Time) as set forth on SCHEDULE A hereto, and (B) at the Subsequent Closing, certain additional LLC Points owned by FAI, and (ii) from each of The Community Foundation of Jackson Hole and NCCF Support Inc. (each a "Charity") at the Closing, all of the LLC Interests owned by such Charity; and

      WHEREAS, pursuant to the Management Owner Purchase Agreement, AMG has agreed, on the terms and subject to the conditions set forth in the Management Owner Purchase Agreement, to cause FA (WY) Acquisition to purchase from the Management Owners (other than Foster Friess) at the Closing all of the LLC Interests owned by such Management Owners; and

      WHEREAS, the Members desire to continue the LLC as a limited liability company under the Act and to amend and restate the Limited Liability Company Agreement of the LLC, dated as of June 1, 2001, in its entirety as herein set forth, such amendment and restatement to become effective as of, and subject to the occurrence of, the Effective Time; and

      WHEREAS, prior to the Effective Time and pursuant to the Purchase Agreement, the LLC will enter into a services agreement with the DE LLC (the "Services Agreement") pursuant to which, from and after the Effective Time, the DE LLC will perform various sub-advisory, sub-administrative and other investment management-related services for the LLC (all as more fully described in the Services Agreement) and be compensated for said services from and after the Effective Time in the manner provided for in the Services Agreement.
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      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants hereinafter set forth, the parties hereby agree as follows:

                            ARTICLE I - DEFINITIONS.

      SECTION 1.1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

      "1940 ACT" shall mean the Investment Company Act of 1940, as it may be amended from time to time, and any successor to such act.

      "ACT" shall have the meaning specified in the recitals hereto.

      "ADDITIONAL NON-MANAGER MEMBERS" shall have the meaning specified in
Section 5.5 hereof.

      "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as it may be amended from time to time, and any successor to such act.

      "AFFILIATE" shall mean, with respect to any person or entity (herein the "first party"), any other person or entity that directly or indirectly controls, or is controlled by, or is under common control with, such first party. The term "control" as used herein (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such person or entity, or (b) otherwise direct the management or policies of such person or entity by contract or otherwise. For purposes of this Agreement, the LLC is not an Affiliate of any Member; provided, however, that the LLC and the DE LLC shall be deemed Affiliates of each other for purposes of this Agreement. For purposes of this Agreement, FAI and FAID shall at all times be deemed Affiliates of each other and of Foster Friess.

      "AGREEMENT" shall have the meaning specified in the preamble hereto.

      "AMG" shall mean Affiliated Managers Group, Inc., a Delaware corporation, and any successors or assigns thereof.

      "AMG SHARES" shall mean shares of AMG's common stock, par value $.01 per share.

      "APPLICABLE AGGREGATE NON-MANAGER MEMBER ALLOCATION PERCENTAGE" shall mean, as of the date of any transaction described in Section 4.2(e) hereof, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate number of Vested LLC Points held by the Non-Manager Members (other than FAI) as of the date of such transaction by (ii) the number of Vested LLC Points outstanding as of the date of such transaction.

      "APPLICABLE CASH FLOW" shall have the meaning specified in Section 3.11(c)(i)(B) hereof.

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      "APPLICABLE MANAGER MEMBER ALLOCATION PERCENTAGE" shall mean, as of the date of any transaction described in Section 4.2(e) hereof, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate number of Vested LLC Points held by the Manager Member and its Affiliates as of the date of such transaction by (ii) the number of Vested LLC Points outstanding as of the date of such transaction.

      "APPLICABLE FAI ALLOCATION PERCENTAGE" shall mean, as of the date of any transaction described in Section 4.2(e) hereof, the quotient (expressed as a percentage) obtained by dividing (i) the number of Vested LLC Points held by FAI as of the date of such transaction by (ii) the number of Vested LLC Points outstanding as of the date of such transaction.

      "APPLICABLE NEW INVESTED FUNDS" shall mean the one hundred and fifty five million dollars ($155,000,000) newly invested by FAI, FAID, Foster Friess and Lynnette Friess at the Effective Time in registered investment companies sponsored and managed by the LLC pursuant to Section 1.6(b) of the Purchase Agreement, together with all appreciation/depreciation, capital gains/losses, dividends, interest and other earnings thereon from and after the Effective Time (other than any "Tax Withdrawals" (as defined in the Purchase Agreement)).

      "APPLICABLE SERIES A AGGREGATE NON-MANAGER MEMBER ALLOCATION PERCENTAGE" shall mean, as of the date of any transaction described in Section 4.2(e) hereof, the quotient (expressed as a percentage) obtained by dividing (i) the aggregate number of Vested Series A LLC Points held by the Non-Manager Members holding Series A LLC Points (other than FAI) as of the date of such transaction by (ii) the number of Vested LLC Points outstanding as of the date of such transaction.

      "ASSERTED LIABILITY" shall have the meaning specified in Section 10.5(a) hereof.

      "AVERAGE AMG STOCK PRICE" shall have the meaning specified in Section 7.1(i) hereof.

      "BASE OWNERS' ALLOCATION" shall mean, for any period, the Owners' Allocation for that period minus the Performance Owners' Allocation for that period (determined on an accrual basis in accordance with GAAP consistently applied); PROVIDED, HOWEVER, that, for purposes of all calculations and valuations required to be performed pursuant to (i) Section 3.11 hereof, (ii)
Section 7.1 hereof, (iii) any "Put Option Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, or (iv) any "Make-Whole Bonus Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, the "Base Owners' Allocation" shall be adjusted downward to exclude in all respects any revenues derived by the LLC, the DE LLC or any of their respective Controlled Affiliates from management of Applicable New Invested Funds during all applicable periods (and, for the avoidance of doubt, all purchase prices and other payments made pursuant to any such section of this Agreement or other agreement shall thereby be reduced by virtue of the exclusion of such revenues derived from management of Applicable New Invested Funds).

      "CAPITAL ACCOUNT" shall mean the capital account maintained by the LLC with respect to each Member in accordance with the capital accounting rules described in Section 4.2 hereof.

      "CAPITAL CONTRIBUTION" shall mean, as to each Member, the amount of money and/or the agreed fair market value of any property (net of any liabilities encumbering such property that the LLC is considered to assume or take subject
to) contributed to the capital of the LLC by such Member.

      "CARRYING VALUE" shall mean, with respect to any LLC asset, the asset's adjusted basis for federal income tax purposes, except that the Carrying Values of all LLC assets shall be adjusted to equal their respective Fair Market Values in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to:
(a) the date of the acquisition of any additional LLC Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of LLC property (other than a pro rata distribution) to a Member; or (c) the date of the termination of the LLC under Section 708(b)(1)(B) of the Code, provided that adjustments pursuant to clauses (a) and (b) above shall be made only if the Manager Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members. The Carrying Value of any LLC asset distributed to any Member shall be adjusted immediately prior to such distribution to equal its Fair Market Value.

      "CEO" shall have the meaning specified in Section 3.3 hereof.

      "CERTIFICATE" shall mean the Certificate of Formation of the LLC filed under the Act, as the same may be amended and/or restated from time to time in accordance with the terms hereof.

      "CHARITY" shall have the meaning specified in the recitals hereto.

      "CLAIMS NOTICE" shall have the meaning specified in Section 10.5(a) hereof.

      "CLIENT" shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules: (i) with respect to each Client, the term shall also include any Persons which are known to the Employee Stockholder to be Affiliates of such Client, directors, officers or employees of such Client or any such Affiliates thereof, or Persons who are members of the Immediate Family of any of the foregoing Persons or Affiliates of any of them;
(ii) with respect to any Client that is a collective investment vehicle (provided that, for the avoidance of doubt, a 401(k) retirement plan shall not itself be considered a "collective investment vehicle" except to the extent a particular Employee Stockholder or Non-Manager Member (as applicable) has actual knowledge of the identities of investors therein), the term shall also include any investor or participant in such Client (provided that, in the case of any collective investment vehicle that is a registered investment company, an investor or participant therein shall not be deemed a "Client" hereunder unless such investor or participant has in the aggregate at least $500,000 under management by the LLC and its Controlled Affiliates (whether through investments in registered investment companies or otherwise)); and (iii) with respect to any Client that is a trust or similar entity, the term shall include the settlor and each of the beneficiaries of such Client and the Affiliates and Immediate Family members of any such Persons.

      "CLOSING" shall have the meaning specified in the Purchase Agreement.

      "CODE" OR "INTERNAL REVENUE CODE" shall mean the United States Internal Revenue Code of 1986, as from time to time amended, and any successor thereto, together with all regulations promulgated thereunder.

      "COMMITTEE VOTE" shall have the meaning specified in Section 3.2(b)(iv) hereof.

      "COMPANY" shall have the meaning specified in the preamble hereto.

      "CONSENTING PERCENTAGE" shall have the meaning specified in the Purchase Agreement (PROVIDED, HOWEVER, that, solely for purposes of the use of such term in this Agreement and any "Put Option Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, the Consenting Percentage shall be recalculated as of the Closing True-Up Date (as defined in the Purchase Agreement) to take into account any increase thereto resulting from the inclusion of any Applicable Excluded Contracts as of such date).

      "CONTINGENT CONSIDERATION" shall mean, with respect to the Manager Member's (or its assignee's) purchase of LLC Points pursuant to Section 3.11 or
Section 7.1 (as applicable), an obligation on the part of the Manager Member (or its successor or assigns) to pay to the Selling Member (or its successors or assigns) on the Liquidation Date, an amount equal to the lesser of:

            (i) the portion of the Purchase Price indicated in Section 3.11(f)(i)(D), Section 3.11(f)(ii), Section 3.11(f)(iii)(B) or Section 7.1(f)(ii)(B), as applicable; or

            (ii) the amount calculated in clause (i) of this definition, multiplied by a fraction, (A) the numerator of which is the Applicable Cash Flow measured for the twenty-four (24) months (in the case of Base Owners' Allocation), or the thirty-six (36) months (in the case of Earned Performance Owners' Allocation), ending on the last day of the most recently completed calendar quarter prior to the Liquidation Date, and (B) the denominator of which is the Applicable Cash Flow measured for the twenty-four (24) months (in the case of Base Owners' Allocation), or the thirty-six (36) months (in the case of Earned Performance Owners' Allocation), ending on the last day of the calendar quarter in which the termination of the Selling Member's (or its related Employee Stockholder's, as applicable) employment with the LLC occurred.

      Notwithstanding any provision of this Agreement to the contrary (including, without limitation, the provision of Section 3.11(f) hereof), the Manager Member may (without the need for any vote or consent of any Member or Members) assign and delegate its obligation to pay the Contingent Consideration (including, by way of example and not of limitation, to a transferee of LLC Interests pursuant to Section 6.1(a)).

      In the event that a change is made in the definition of Applicable Cash Flow following the date on which a Contingent Consideration obligation initially is outstanding, an appropriate adjustment will be made to that Contingent Consideration obligation to give effect to that change in definition. Such an adjustment will be made by the Manager Member in its sole discretion, and such adjustment will be binding on all parties absent a mathematical error. The Manager

Member will notify all persons who owe or are owed Contingent Consideration of any such adjustment.

      "CONTROLLED AFFILIATE" shall mean, with respect to a Person, any Affiliate of such Person with respect to which such Person possesses (directly or indirectly) the power to direct the management or relevant policies of such Affiliate (by ownership of voting securities, by contract or otherwise); PROVIDED, HOWEVER, that no bona fide collective investment vehicle in which at least a majority in interest of the economic interests are held by third parties shall be deemed a Controlled Affiliate of the LLC. For the avoidance of doubt, the DE LLC shall not be deemed a Controlled Affiliate of the LLC.

      "CONVERT" shall have the meaning specified in Section 5.9, hereof, and "Conversion" shall have the corresponding meaning.

      "COVERED PERSON" shall mean a Member, any Affiliate of a Member, any officer, director, shareholder, partner, employee or member of a Member or any of its Affiliates, any member of the Management Committee or any Officer.

      "DE LLC" shall mean Friess Associates of Delaware, LLC, a Delaware limited liability company.

      "DE LLC AGREEMENT" shall mean the Amended and Restated Limited Liability Company Agreement of the DE LLC of even date herewith, as the same may be amended from time to time in accordance with the terms thereof.

      "DE LLC INTEREST" shall have the meaning specified in the DE LLC
Agreement.

      "DE LLC MANAGER MEMBER" shall mean the "Manager Member" of the DE LLC, as such term is defined in the DE LLC Agreement.

      "DE LLC POINTS" shall have the meaning specified in the DE LLC Agreement.

      "DESIGNATED INITIAL MEMBER" shall mean each of FAI, William D'Alonzo, John Ragard and Jon Fenn.

      "EARNED PERFORMANCE OWNERS' ALLOCATION" shall mean, with respect to a calendar quarter in which any fees or other payments falling within the definition of Performance Owners' Allocation have been definitively allocated to or earned by the LLC and are no longer subject to any offset, reduction or return, an amount equal to such definitively allocated or earned Performance Owners' Allocation.

      "EFFECTIVE TIME" shall mean the time of the Closing under the Purchase Agreement.

      "ELIGIBLE PERSON" shall have the meaning specified in Section 3.2(b)(i) hereof.

      "EMPLOYEE STOCKHOLDER" shall mean (a) in the case of any Non-Manager Member which is a natural person, such Non-Manager Member, and (b) in the case of any Non-Manager Member which is not a natural person, that certain employee of the LLC or the DE LLC who is the settlor of or the owner of issued and outstanding capital stock of, or other equity interests in, such Non-Manager Member and is listed as such on SCHEDULE A hereto (including any such employee after such employee has transferred any of his or her interest in such Non-Manager Member to a Permitted Transferee) (and each such Employee Stockholder agrees to cause his or her related Non-Manager Member to comply with the provisions of this Agreement applicable to such Non-Manager Member).

      "EMPLOYMENT AGREEMENT" shall have the meaning ascribed thereto in the Purchase Agreement.

      "EQUITY PURCHASE PROGRAM" shall mean the LLC's Equity Purchase Program in the form attached hereto as EXHIBIT A.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor to such Act.

      "FA (WY) ACQUISITION" shall have the meaning specified in the recitals hereto.

      "FAI" shall have the meaning specified in the recitals hereto.

      "FAID" shall mean Friess Associates of Delaware, Inc., a Delaware corporation.

      "FAIR MARKET VALUE" shall mean the fair market value as reasonably determined by the Manager Member or, for purposes of Section 4.4 hereof, if there shall be no Manager Member, the Liquidating Trustee.

      "FOR CAUSE" shall mean, with respect to the termination of an Employee Stockholder's employment with the LLC or with the DE LLC, or his or her removal from the Management Committee or from his or her position as an Officer, any of the following:

                  (a) The Employee Stockholder has engaged in any criminal act which is or involves a violation of federal or state securities laws or regulations (or equivalent laws or regulations of any country or political subdivision thereof), embezzlement, fraud, wrongful taking or misappropriation of property, theft or any other crime involving dishonesty or other serious felony offense and has been convicted (whether or not subject to appeal) or pled nolo contendre (or any similar plea) to any criminal offense in connection with or relating to such act;

                  (b) The Employee Stockholder has (i) persistently and willfully failed to perform his or her duties or (ii) failed to devote substantially all of his or her working time to the performance of such duties, and in either such case such failure has continued for a period of not less than thirty (30) days following written notice (provided that the Manager Member shall consult with the Management Committee to the extent practicable prior to making a determination that the actions of an Employee Stockholder constitute "Cause" under this paragraph (b)), except, in the case of an Employee Stockholder who is a party to an Employment Agreement or a Non-Solicitation Agreement, as may be specifically permitted by the terms of such Employment Agreement or Non-Solicitation Agreement; or

                  (c) The Employee Stockholder has (i) engaged in a Prohibited Competition Activity, (ii) violated or breached any material provision of his or her Employment Agreement or Non-Solicitation Agreement or of this Agreement or the DE LLC Agreement, or (iii) engaged in any of the activities prohibited by Section 3.9 hereof resulting (or reasonably likely to result) (solely in the case of this clause (iii)) in harm that is not immaterial or insignificant to AMG, the Manager Member, the LLC, the DE LLC or any of their respective Controlled Affiliates.

      "GAAP" shall mean U.S. generally accepted accounting principles.

      "GOVERNMENTAL AUTHORITY" shall mean any foreign, federal, state or local court, governmental authority or regulatory body.

      "IMMEDIATE FAMILY" shall mean, with respect to any natural person, (a) such person's spouse, parents, grandparents, children, grandchildren and siblings, (b) such person's former spouse(s) and current spouses of such person's children, grandchildren and siblings and (c) estates, trusts, partnerships and other entities of which a majority of the interests are held directly or indirectly by the foregoing.

      "INDEBTEDNESS" shall mean, with respect to a Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under any financing leases, (d) all obligations of such person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person under non-competition agreements reflected as liabilities on a balance sheet of such Person in accordance with GAAP, (f) all liabilities secured by any Lien on any property owned by such Persons even though such Person has not assumed or otherwise become liable for the payment thereof, and (g) all net obligations of such Person under interest rate, commodity, foreign currency and financial markets swaps, options, futures and other hedging obligations.

      "INDEPENDENT PUBLIC ACCOUNTANTS" shall mean PricewaterhouseCoopers, or such other independent certified public accountant as may be retained by the LLC in the future with the prior written approval of the Manager Member.

      "INITIAL DE LLC POINTS" shall mean "Initial LLC Points," as defined in the DE LLC Agreement.

      "INITIAL LLC POINTS" means, with respect to a Non-Manager Member and its Permitted Transferees, those Series B LLC Points held by such Non-Manager Member in the LLC at the Effective Time together with any Series A LLC Points resulting from the Conversion of such Series B LLC Points and, with respect to FAI, the Subsequent Purchase LLC Points, provided that LLC Points shall cease to be Initial LLC Points from and after the date on which they are acquired by the Manager Member (or its assignee) or Transferred to any other Person who is not a Permitted Transferee of the transferor.

      "INITIAL MEMBERS" shall mean those Persons who are Members at the Effective Time.

      "INITIAL PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

      "INTELLECTUAL PROPERTY" shall have the meaning specified in Section 3.9(d) hereof.

      "INVESTMENT MANAGEMENT SERVICES" shall mean any services which involve (a) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) for compensation, (b) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation or (c) otherwise acting as an "investment adviser" within the meaning of the Advisers Act, and performing activities related or incidental thereto.

      "IRS" shall mean the Internal Revenue Service of the United States Department of the Treasury, and any successor Governmental Authority thereto.

      "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing) or any other restrictions, liens or claims of any kind or nature whatsoever, excluding liens of lessors under operating leases that do not extend beyond the property leased. Notwithstanding the foregoing, the following items shall not constitute Liens under this Agreement (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; and (iii) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurances and other types of social security.

      "LIQUIDATION DATE" shall mean (a) the date upon which the final distribution is made to the Members under Section 4.4 hereof, or (b) the date of the closing of a transaction under the second paragraph of Section 6.1(a).

      "LIQUIDATION PREFERENCE" shall mean, as of any time of determination, an amount equal to the sum of (i) the aggregate positive Capital Account balances of those Members holding Series A LLC Points and/or Series B-1 LLC Points as of such time of determination (or an allocable portion thereof, in the case of any Member holding both Series A LLC Points and Series B-1 LLC Points, on the one hand, and Series B-2 LLC Points, on the other hand, at such time of determination), plus (ii) one hundred million dollars ($100,000,000), plus (iii) accretion at a rate of ten percent (10%) per annum, calculated from the Effective Time through such time of determination, on a principal amount equal to the aggregate positive Capital Account balances as of the Effective Time of those Members holding Series A LLC Points and/or Series B-1 LLC Points plus one hundred million dollars ($100,000,000) (compounded annually).

      "LIQUIDATING TRUSTEE" shall have the meaning specified in Section 8.4 hereof.

      "LLC" shall have the meaning specified in the preamble hereto.

      "LLC INTEREST" means a Member's limited liability company interest in the LLC, which includes such Member's LLC Points (whether vested or unvested) as well as such Member's Capital Account and other rights under this Agreement and the Act.

      "LLC POINTS" shall mean, collectively, the Series A LLC Points and the Series B LLC Points (including the Series B-1 LLC Points and the Series B-2 LLC Points) authorized by the LLC pursuant hereto, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the LLC at any particular time as are set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement (including, without limitation, certain voting rights as set forth herein). With respect to a particular Member as of any date, "LLC Points" shall mean the aggregate number of Series A LLC Points, Series B-1 LLC Points and Series B-2 LLC Points belonging to such Member as set forth on SCHEDULE A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date.

      "LOSSES" shall have the meaning specified in Section 10.4 hereof.

      "MAJORITY VOTE" shall mean the affirmative approval, by vote or written consent, of Non-Manager Members holding a majority of the outstanding LLC Points then held by all Non-Manager Members.

      "MANAGEMENT COMMITTEE" shall have the meaning specified in Section 3.2(a) hereof.

      "MANAGEMENT OWNER PURCHASE AGREEMENT" shall mean that certain Management Owner Purchase Agreement, dated as of August 28, 2001, by and among AMG and each of the Management Owners (other than Foster Friess), as the same may be amended from time to time.

      "MANAGEMENT OWNERS" shall have the meaning ascribed thereto in the Purchase Agreement.

      "MANAGER MEMBER" shall mean FA (WY) Acquisition, and any Person who becomes a successor Manager Member as provided herein; PROVIDED, HOWEVER, that if any Affiliate of the Manager Member shall at any time hold LLC Points, such LLC Points shall be treated in the identical manner as LLC Points held by the Manager Member for all purposes under this Agreement (including without limitation the allocation provisions contained in Section 4.2 hereof, the distribution provisions contained in Sections 4.3 and 4.4 hereof, and the transfer provisions contained in Section 6 hereof).

      "MEMBERS" shall mean any Person admitted to the LLC as a "member" within the meaning of the Act, which includes the Manager Member and the Non-Manager Members (unless otherwise indicated), and includes any Person admitted as a substitute Non-Manager

Member or an Additional Non-Manager Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the LLC (unless otherwise indicated). For purposes of the Act, the Members shall constitute one (1) class or group of members.

      "NON-MANAGER MEMBER" shall mean any Person admitted to the LLC as a Member pursuant to the terms hereof, other than the Manager Member.

      "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions for a partnership taxable year equals the net increase, if any, in the amount of Partnership Minimum Gain during that partnership taxable year, reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a nonrecourse liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

      "NON-SOLICITATION AGREEMENT" shall have the meaning ascribed thereto in the Purchase Agreement.

      "NOTICE DEADLINE" shall have the meaning specified in Section 7.1(d) hereof.

      "NOTICES" shall have the meaning specified in Section 11.1 hereof.

      "OFFICERS" shall have the meaning specified in Section 3.3 hereof.

      "OPERATING ALLOCATION" shall mean, for any period, an amount equal to the sum of (i) the difference between Revenues From Operations for such period and the Owners' Allocation for such period plus (ii) any amounts expressly required by the proviso to the definition of "Revenues From Operations" to be added in their entirety directly to the Operating Allocation for such period (rather than constituting Revenues From Operations for such period).

      "OWNERS' ALLOCATION" shall mean, for any period, the sum of (i) the Owners' Allocation Percentage multiplied by the Revenues From Operations for such period plus (ii) any amounts expressly required by the proviso to the definition of "Revenues From Operations" to be added in their entirety directly to the Owners' Allocation for such period (rather than constituting Revenues From Operations for such period); PROVIDED, HOWEVER, that, for purposes of all calculations and valuations required to be performed pursuant to (i) Section
3.11 hereof, (ii) Section 7.1 hereof, (iii) any "Put Option Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, or (iv) any "Make-Whole Bonus Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, the "Owners' Allocation" shall be adjusted downward to exclude in all respects any revenues derived by the LLC, the DE LLC or any of their respective Controlled Affiliates from management of Applicable New Invested Funds during all applicable periods (and, for the avoidance of doubt, all purchase prices and other payments made pursuant to any such section of this Agreement or other agreement shall thereby be reduced by virtue of the exclusion of such revenues derived from management of Applicable New Invested Funds).

      "OWNERS' ALLOCATION EXPENDITURE" shall have the meaning specified in
Section 3.5(c) hereof.

      "OWNERS' ALLOCATION PERCENTAGE" shall mean sixty two and one-half percent (62.5%).

      "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall mean an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

      "PARTNER NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulations Section 1.704-2(i)(2).

      "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

      "PAST CLIENT" shall mean at any particular time, any Person who at any point prior to such time had been an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, the LLC or the DE LLC (including, without limitation, either of their predecessors, FAI and FAID, or any predecessor thereto) or a Controlled Affiliate of the LLC, the DE LLC or any such predecessor, but at such time is not an advisee or investment advisory customer or client of, or recipient of Investment Management Services from, the LLC, the DE LLC or any of their Controlled Affiliates (directly or indirectly).

      "PERFORMANCE OWNERS' ALLOCATION" shall mean the product of (i) the sum of
(a) all "carried interests" and other items of gain allocated (directly or indirectly) to the LLC, the DE LLC and any Controlled Affiliates of the LLC or the DE LLC (other than allocations which are made pro rata based on contributed capital to all partners, members, beneficiaries or other holders of similar economic interests in a Client) and (b) all "performance fee" and other payments based, in whole or in part, on the investment performance of a Client or Client's account, multiplied by (ii) the Owners' Allocation Percentage); PROVIDED, HOWEVER, that, for purposes of all calculations and valuations required to be performed pursuant to (i) Section 3.11 hereof, (ii) Section 7.1 hereof, (iii) any "Put Option Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, or (iv) any "Make-Whole Bonus Agreements" (or similar agreements) entered into between the Manager Member and any Employee Stockholder or Non-Manager Member, the "Performance Owners' Allocation" shall be adjusted downward to exclude in all respects any revenues derived by the LLC, the DE LLC or any of their respective Controlled Affiliates from management of Applicable New Invested Funds during all applicable periods (and, for the avoidance of doubt, all purchase prices and other payments made pursuant to any such section of this Agreement or other agreement shall thereby be reduced by virtue of the exclusion of such revenues derived from management of Applicable New Invested Funds).

      "PERMANENT INCAPACITY" shall mean, with respect to an Employee Stockholder, that such Employee Stockholder has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to have performed his or her substantial and material duties and responsibilities for a period of three hundred sixty-five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) also would render such Employee Stockholder incapable of operating in a similar capacity during the twelve-month period following such three hundred sixty-five (365) days. The foregoing determination shall be made by a licensed physician selected jointly by the Management Committee and the Manager Member (in the case of a termination of an Employee Stockholder's employment with the LLC, if such Employee Stockholder is employed by the LLC), or in the manner provided for in the definition of "Permanent Incapacity" contained in the DE LLC Agreement (in the case of a termination of an Employee Stockholder's employment with the DE LLC, if such Employee Stockholder is employed by the DE LLC); PROVIDED, HOWEVER, that if such Employee Stockholder is employed by the LLC and the Manager Member or the LLC (with the prior written consent of the Manager Member granted after the Effective Time) has purchased lump-sum key-man disability insurance with respect to such Employee Stockholder, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the Manager Member or the LLC has entered into such insurance policy, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding, or (ii) if a different procedure is then required under such insurance policy, then by using such other procedure as may then be required by the insurance company issuing such policy.

      "PERMITTED TRANSFEREE" shall mean, with respect to any Non-Manager Member, its transferees pursuant to the provisions of Sections 5.1(b) and 5.1(c) hereof and, solely to the extent expressly so provided in any consent of either the Management Committee or the Manager Member pursuant to Section 5.1(a), its transferees pursuant to Section 5.1(a) hereof (and in the absence of such an express provision, transferees pursuant to the provisions of Section 5.1(a) shall not be deemed "Permitted Transferees" of the transferor Non-Manager Member hereunder).

      "PERSON" means any individual, partnership (limited or general), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or other entity.

      "POTENTIAL CLIENT" shall mean, at any particular time, any Person to whom the LLC or the DE LLC (including, without limitation, either of their predecessors, FAI and FAID, or any predecessors thereto), a Controlled Affiliate of the LLC or the DE LLC or any such predecessor, or any director, officer employee, agent or consultant (or persons acting in any similar capacity) of any such Person (acting on their behalf), has, within two (2) years prior to such time, offered (whether by means of a personal meeting or by telephone call, letter, written proposal or otherwise) to provide Investment Management Services, but who is not at such time an investment advisory customer of, or otherwise a recipient of Investment Management Services from, the LLC, the DE LLC or any of their Controlled Affiliates (directly or indirectly). The preceding sentence is meant to exclude (i) advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events and (ii) "cold calls" and mass-mailing form letters, in each case to the extent not directed towards any particular Person and not resulting in an indication of interest or a request for further information.

      "PREFERRED CAPITAL ACCOUNT BALANCE" shall mean (i) with respect to the Manager Member, (A) the WY LLC Closing Purchase Price plus (B) from and after the date of the Subsequent Purchase, the WY LLC Subsequent Purchase Price, (ii) with respect to FAI, (A) the WY LLC Closing Purchase Price multiplied by 49/51, minus (B) from and after the date of the Subsequent Purchase, the dollar amount determined in clause (A) multiplied by 19/49, and (iii) with respect to each other Non-Manager Member, $0.

      "PRESENT CLIENT" shall mean, at any particular time, any Person who is at such time an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, the LLC, the DE LLC or any of their Controlled Affiliates (directly or indirectly).

      "PROGRAM PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

      "PROGRAM TRANSFER" shall have the meaning specified in Section 7.1(c) hereof.

      "PROHIBITED COMPETITION ACTIVITY" shall mean any of the following activities:

                  (a) directly or indirectly, whether as owner, part owner, member, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the LLC, the DE LLC or any of their Controlled Affiliates: (i) diverting or taking away any funds or investment accounts with respect to which the LLC, the DE LLC or any of their Controlled Affiliates is performing Investment Management Services (other than funds of which the applicable Employee Stockholder or Non-Manager Member and/or members of its Immediate Family are the sole beneficial owners, subject to any applicable restrictions relating thereto set forth in the Purchase Agreement); or (ii) soliciting any Person to divert or take away any such funds or investment accounts (other than funds of which the applicable Employee Stockholder or Non-Manager Member and/or members of its Immediate Family are the sole beneficial owners, subject to any applicable restrictions relating thereto set forth in the Purchase Agreement); or

                  (b) directly or indirectly, whether as owner, part owner, partner, member, director, officer, trustee, employee, agent or consultant for or on behalf of any Person other than the LLC, the DE LLC or any of their Controlled Affiliates, performing any Investment Management Services (provided that an Employee Stockholder who directly performs Investment Management Services for his or her own account or a member of his or her Immediate Family without a fee or other remuneration, shall not be considered to have engaged in a Prohibited Competition Activity).

      "PURCHASE" shall have the meaning specified in Section 3.11(a).

      "PURCHASE AGREEMENT" shall mean that certain Purchase Agreement, dated as of August 28, 2001, by and among AMG, FAI and its stockholders, FAID and its stockholders and the Charities, as the same may be amended from time to time.

      "PURCHASE AGREEMENTS" shall mean, collectively, the Purchase Agreement and the Management Owner Purchase Agreement.

      "PURCHASE CLOSING DATE" shall have the meaning specified in Section
3.11(b).

      "PURCHASE PRICE" shall have the meaning specified in Section 3.11(c).

      "PURCHASE PROGRAM POINTS" shall mean Series B-2 LLC Points that have been sold and transferred pursuant to the Equity Purchase Program, together with any Series A LLC Points resulting from the Conversion of such Series B-2 LLC Points following their sale and transfer pursuant to the Equity Purchase Program; provided that LLC Points shall cease to be Purchase Program Points at such time as they are purchased by the Manager Member (or its assignee) pursuant to
Section 3.11 or Section 7.1 of this Agreement from a Member who acquired such Purchase Program Points in a sale and transfer pursuant to the Equity Purchase Program (but thereafter shall continue to be LLC Points notwithstanding such purchase).

      "PURCHASE PROGRAM POINTS FMV" shall have the meaning set forth in Section 3.11(c)(iv).

      "PURCHASE PROGRAM PUT LLC POINTS" shall have the meaning specified in
Section 7.1(d).

      "PURCHASE PROGRAM SALE" shall have the meaning specified in Section
7.1(c).

      "PURCHASE RESERVE" shall mean the number of Series B-2 LLC Points available for sale and transfer pursuant to the Equity Purchase Program at any time. At the Effective Time, there are 5,000 Series B-2 LLC Points in the Purchase Reserve (all of which are outstanding and held by FAI as of the Effective Time (subject to subsequent Conversion to Series A LLC Points on the fifth (5th) anniversary of the Effective Time if such LLC Points continue to be held by FAI), subject to Conversion to Series B-2 LLC Points pursuant to Section
5.9 hereof upon sale and transfer pursuant to the Equity Purchase Program).

      "PUT" shall have the meaning specified in Section 7.1(a) hereof.

      "PUT LLC POINTS" shall have the meaning specified in Section 7.1(d) hereof.

      "PUT NOTICE" shall have the meaning specified in Section 7.1(d) hereof.

      "PUT PRICE" shall have the meaning specified in Section 7.1(e) hereof.

      "PUT PURCHASE DATE" shall have the meaning specified in Section 7.1(b) hereof.

      "REGULATORY ALLOCATIONS" shall have the meaning specified in Section 4.5(f) hereof.

      "REMOVAL FOR ACTING CONTRARY TO THE BEST INTERESTS OF THE LLC" shall mean, with respect to a Non-Manager Member, a determination by (i) the Management Committee (excluding for all purposes the Non-Manager Member whose removal is being considered (or its related Employee Stockholder, as applicable), other than in the case of any Designated Initial Member, who shall be permitted to participate in such determination in accordance with Section 3.3 hereof), with the prior written consent of the Manager Member granted after the Effective Time, or (ii) the Manager Member, in either such case to remove such Non-Manager Member as a member of the LLC following a termination of the employment of such Non-Manager Member (or the Employee Stockholder which is related to such Non-Manager Member, as applicable) after the Non-Manager Member (or its related Employee Stockholder, as applicable) has engaged in conduct falling within the definition of For Cause hereunder or been found to have engaged in Unsatisfactory Performance hereunder.

      "REMOVAL UPON THE INSTRUCTION OF THE MANAGEMENT COMMITTEE" shall mean, with respect to a Non-Manager Member, a determination by the Management Committee (excluding for all purposes the Non-Manager Member whose removal is being considered (or its related Employee Stockholder, as applicable) other than in the case of any Designated Initial Member, who shall be permitted to participate in such determination in accordance with Section 3.3 hereof), with the prior written consent of the Manager Member granted after the Effective Time, to remove such Non-Manager Member as a member of the LLC following a termination of the employment of such Non-Manager Member (or the Employee Stockholder which is related to such Non-Manager Member, as applicable) with the LLC for any reason other than those described in the definition of Removal For Acting Contrary to the Best Interests of the LLC (and, for the avoidance of doubt, any Purchase under Section 3.11 hereof following a termination at the election of the LLC of the employment of a Non-Manager Member (or its related Employee Stockholder) for any reason other than those described in the definition of Removal For Acting Contrary to the Best Interests of the LLC shall be deemed a Removal Upon the Instruction of the Management Committee).

      "RETIREMENT" shall mean (i) with respect to an Employee Stockholder who is employed by the LLC, the termination by such Employee Stockholder of such Employee Stockholder's employment with the LLC (a) after the date such Employee Stockholder shall have been continuously employed by the LLC for a period of fifteen (15) years commencing with the later of the Effective Time or the date such Employee Stockholder commenced his or her employment with the LLC (not including its predecessors, FAI and FAID), as applicable, except to the extent a period shorter than fifteen (15) years has been expressly specified (with the Manager Member's prior written consent granted after the Effective Time in its sole discretion, provided that the Manager Member also shall be deemed to have consented after the Effective Time to those Retirement dates expressly set forth in the Employment Agreements and Non-Solicitation Agreements of even date herewith that have been executed by FA (WY) Acquisition or FA (DE) Acquisition) in any Employment Agreement or Non-Solicitation Agreement entered into between the LLC and such Employee Stockholder (in which case such shorter period shall apply in lieu of such fifteen (15) year period), and (b) pursuant to a written notice given to the LLC and the Manager Member not less than one (1) year prior to the date of such termination (or such longer notice period as may be expressly specified in such Employee Stockholder's Employment Agreement or Non-Solicitation Agreement with the Manager Member's prior written consent granted after the Effective Time in its sole discretion), and (ii) with respect to an Employee Stockholder who is employed by the DE LLC, such Employee Stockholder's retirement in accordance with the provisions therefor included in the definition of "Retirement" contained in the DE LLC Agreement.

      "REVENUES FROM OPERATIONS" shall mean, for any period, the sum of (i) the consolidated gross revenues of the LLC and any Controlled Affiliates thereof (excluding any portion of the gross revenues of a Controlled Affiliate of the LLC attributable to minority equity interests therein held by Persons other than the LLC, the DE LLC, the Non-Manager Members or any of their respective Affiliates or Immediate Family members, in each case except to the extent otherwise agreed to in writing by the Management Committee and the Manager Member after the Effective Time), and (ii) the consolidated gross revenues of the DE LLC and any Controlled Affiliates thereof (to the extent not already included pursuant to clause (i) of this definition) (excluding any portion of the gross revenues of a Controlled Affiliate of the DE LLC attributable to minority equity interests therein held by Persons other than the DE LLC, the LLC, the Members or any of their respective Affiliates or Immediate Family members, and excluding Services Payments received by the DE LLC), in each case determined on an accrual basis in accordance with GAAP consistently applied (but including other income such as interest, dividend income and proceeds from the sale of assets, except to the extent otherwise expressly provided in the following proviso); PROVIDED, HOWEVER, that Revenues From Operations shall not include (a) proceeds from the sale, exchange or other disposition of all, or substantially all, of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates (and any such proceeds shall be allocated in accordance with Sections 4.2(e) and 4.2(f) hereof), (b) revenues from the issuance by the LLC of additional LLC Points, other LLC Interests or other securities issued by the LLC or any of its Controlled Affiliates (and any such proceeds shall be utilized in accordance with Section 4.5(g) hereof), (c) payments received pursuant to insurance policies the premiums on which were paid from Operating Allocation (or the ratable portion attributable to those premiums paid out of the Operating Allocation, if not entirely paid out of the Operating Allocation) (and any such payments shall be added directly to the Operating Allocation for the period in which they are received), other than payments received pursuant to business interruption or similar insurance (payments on which shall constitute Revenues From Operations), (d) payments received pursuant to key-man life or disability insurance policies the premiums on which were paid from Owners' Allocation (or the ratable portion attributable to those premiums paid out of the Owners' Allocation, if not entirely paid out of the Owners' Allocation) (and any such payments shall be distributed in accordance with Section 4.5(h) hereof), (e) payments received from third parties (other than FAI, FAID, either of the Charities or any of the Management Owners) to the extent constituting direct reimbursements of expenses previously paid from the Operating Allocation (and any such payments shall be added directly to the Operating Allocation for the period in which they are received), (f) payments received from FAI, FAID, either of the Charities or any of the Management Owners by reason of indemnification obligations under the Purchase Agreement or the Management Owner Purchase Agreement (as applicable) (however provided, including pursuant to one of the offset mechanisms specified in Section 13 of the Purchase Agreement or Section 10 of the Management Owner Purchase Agreement resulting in such funds being retained by the LLC instead of being paid to any such Person) (and any such payments shall be deemed an adjustment to the Purchase Price under the Purchase Agreement and a corresponding Capital Contribution to the LLC by the Manager Member, and shall be utilized in accordance with the last paragraph of Section 3.5(c)), (g) proceeds from the sale of any tangible asset of the LLC, the DE LLC or any of their respective Controlled Affiliates (other than in connection with a sale, exchange or other disposition of all, or substantially all, of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates) (i) for a sale price of at least $25,000 and (ii) solely to the extent such proceeds are (or are reasonably expected to be) used to purchase a similar replacement asset of the LLC, the DE LLC or any of their respective Controlled Affiliates within a reasonable period of time following such sale (and any such proceeds shall, to that extent, be added directly to the Operating Allocation for the period in which they are used for the purchase of such similar replacement asset, provided that such proceeds shall be returned to Revenues From Operations if not so used within a reasonable period of time), (h) solely to the extent the

Manager Member and the Management Committee have (in their respective sole discretions) each agreed in writing following the Effective Time to such an exclusion from Revenues From Operations in connection with the establishment of a particular distribution fee arrangement relating to a registered investment company, any fees received pursuant to a written distribution plan established under Rule 12b-1 under the Investment Company Act of 1940 or a written agreement providing for payment of "service fees" (within the meaning of Rule 2830 of the National Association of Securities Dealers), in each case solely to the extent such distribution or service fees are directly offset by payments made to third parties (other than the LLC, the DE LLC, any Member or any of their respective Affiliates or Immediate Family members) in respect of distribution services provided to such registered investment company (and any such fees shall, to that extent, be added directly to the Operating Allocation for the period in which they are used to make such offsetting payments to third parties) and (i) interest payments made by the LLC or the DE LLC to the other in respect of any Working Capital Loans outstanding from time to time (and any such payments shall be added directly to the Operating Allocation for the period in which they are accrued).

      "SEC" shall mean the Securities and Exchange Commission, and any successor Governmental Authority thereto.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as it may be amended from time to time, and any successor thereto.

      "SELLING MEMBER" shall have the meaning specified in Section 3.11(a).

      "SERIES A LLC POINTS" shall mean, as of any date, with respect to a Member, the number of Series A LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date. Series A LLC Points shall have the rights and preferences set forth in this Agreement, but except where otherwise specified shall be treated as one class of LLC Points with the Series B-1 LLC Points and the Series B-2 LLC Points.

      "SERIES B LLC POINTS" shall mean, as of any date, with respect to a Member, the aggregate number of Series B-1 LLC Points and Series B-2 LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date. Series B LLC Points shall have the rights and preferences set forth in this Agreement, but except where otherwise specified shall be treated as one class of LLC Points with the Series A LLC Points.

      "SERIES B-1 LLC POINTS" shall mean, as of any date, with respect to a Member, the number of Series B-1 LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date. Series B-1 LLC Points shall have the rights and preferences set forth in this Agreement, but except where otherwise specified shall be treated as one class of LLC Points with the Series B-2 LLC Points and the Series A LLC Points.

      "SERIES B-2 LLC POINTS" shall mean, as of any date, with respect to a Member, the number of Series B-2 LLC Points of such Member as set forth on Schedule A hereto, as amended from time to time in accordance with the terms hereof, and as in effect on such date. Series B-2 LLC Points shall have the rights and preferences set forth in this Agreement, but except where otherwise specified shall be treated as one class of LLC Points with the Series B-1 LLC Points and the Series A LLC Points.

      "SERVICES AGREEMENT" shall have the meaning specified in the recitals hereto.

      "SERVICES PAYMENTS" shall mean payments required to be made to the DE LLC pursuant to the Services Agreement.

      "STOCK PRICE" shall have the meaning specified in Section 7.1(i) hereof.

      "SUBSEQUENT CLOSING" shall have the meaning specified in the Purchase Agreement.

      "SUBSEQUENT PURCHASE" shall have the meaning specified in the Purchase Agreement.

      "SUBSEQUENT PURCHASE LLC POINTS" shall mean those Series A LLC Points held by FAI to be purchased in the Subsequent Purchase pursuant to the Purchase Agreement.

      "TRANSFER" shall have the meaning specified in Section 5.1 hereof, and "Transferred" shall have the correlative meaning.

      "UNSATISFACTORY PERFORMANCE" shall mean (i) in the case of a termination of an Employee Stockholder's employment with the LLC (if such Employee Stockholder is employed by the LLC), a written determination by the CEO, with the written consent of the Manager Member granted after the Effective Time, that an Employee Stockholder has failed to meet minimum requirements of satisfactory performance of his or her job, after such Employee Stockholder has received written notice (with a copy to the Manager Member) that the Management Committee was considering such a determination and the Employee Stockholder has had a reasonable opportunity to respond in writing or in person (at such Employee Stockholder's request) after his or her receipt of such notice, and (ii) in the case of a termination of an Employee Stockholder's employment with the DE LLC (if such Employee Stockholder is employed by the DE LLC), a determination of unsatisfactory performance made in accordance with the provisions therefor included in the definition of "Unsatisfactory Performance" contained in the DE LLC Agreement.

      "VESTED DE LLC POINTS" shall have the meaning specified in the DE LLC Agreement.

      "VESTED LLC POINTS" shall mean, at any time and with respect to any Member, the number of LLC Points held by such Member which have vested at such time, as determined pursuant to an agreement among the LLC, the Manager Member and such Member in connection with the issuance or transfer of such LLC Points, and "Vested Series A LLC Points", "Vested Series B LLC Points", "Vested Series B-1 LLC Points" and "Vested Series B-2 LLC Points" shall have the corresponding meanings. The number of Vested LLC Points held by each member and the vesting schedule with respect to LLC Points which are not vested, shall be indicated on SCHEDULE A hereto, which Schedule shall be updated by the Manager Member as additional LLC Points are issued and/or vest from time to time. For the avoidance of doubt, (i) all of the Initial LLC Points shall be deemed Vested LLC Points as of the Effective Time (including any such Initial LLC Points that are subsequently Transferred pursuant to the Equity Purchase Program),

(ii) any outstanding LLC Points held by the Manager Member or any of its Affiliates shall be deemed Vested LLC Points while held by any of such Persons, and (iii) any outstanding LLC Points which have not yet vested as of any time of determination shall nonetheless be deemed outstanding LLC Points (but not "Vested LLC Points") as of such time of determination for all purposes under this Agreement.

      "WORKING CAPITAL LOAN" shall mean a loan made by the LLC to the DE LLC, or by the DE LLC to the LLC, in either case on arms' length terms either (i) in the reasonable discretion of the Management Committee and the "Management Committee" of the DE LLC, if such loan is to be made out of the Operating Allocation, or
(ii) with the prior written consent of the Manager Member and the Management Committee granted after the Effective Time (in each of their sole discretion), if such loan is to be made out of the Owners' Allocation of the LLC, PROVIDED that, in either such case, the documentation relating to such loan shall be written and shall be in form and substance reasonably satisfactory to the Manager Member and the Management Committee (and to the "Manager Member" and the "Management Committee" of the DE LLC) and approved by each of them in writing after the Effective Time.

      "WY LLC CLOSING PURCHASE PRICE" shall have the meaning specified in the Purchase Agreement.

      "WY LLC SUBSEQUENT PURCHASE PRICE" shall have the meaning specified in the Purchase Agreement.

      In addition to the foregoing, other capitalized terms used in this Agreement shall have the meaning ascribed thereto in the text of this Agreement.

                ARTICLE II - ORGANIZATION AND GENERAL PROVISIONS.

      SECTION 2.1. CONTINUATION.

                  (a) Effective as of (and subject to the occurrence of) the Effective Time, the Members hereby agree to continue the LLC as a limited liability company under and pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein; PROVIDED, HOWEVER, that, in the event that an Employee Stockholder's employment with FAI, FAID and all of their Affiliates (including without limitation the LLC) is terminated for any reason prior to the Effective Time, such Employee Stockholder (and its related Non-Manager Member, if any) shall cease to be a party hereto upon such termination of employment (and shall not have any rights, duties or liabilities hereunder). In the event that the Purchase Agreement is terminated in accordance with its terms prior to the Effective Time, this Agreement shall have no effect and shall be null and void without any Person being required to take any action.

                  (b) Upon the execution of this Agreement or a counterpart of this Agreement, the Initial Members shall continue as members of the LLC.

                  (c) The name, LLC Points and Capital Contribution of each Member (including the agreed value of such Capital Contribution) shall be listed on SCHEDULE A attached hereto. The Manager Member shall update SCHEDULE A from time to time as it deems necessary in accordance with this Agreement, to accurately reflect the information to be contained therein. Any amendment or revision to SCHEDULE A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to SCHEDULE A shall be deemed to be a reference to SCHEDULE A as amended and in effect from time to time.

                  (d) The Manager Member, as an authorized person within the meaning of the Act, shall execute, deliver and file any certificates required or permitted by the Act to be filed in the office of the Secretary of State of the State of Delaware.

      SECTION 2.2. NAME. The name of the LLC heretofore formed and continued hereby is Friess Associates, LLC. At any time the Management Committee, with the written consent of the Manager Member granted after the Effective Time, may change the name of the LLC. The business of the LLC (and of any Controlled Affiliate of the LLC) may be conducted (upon compliance with all applicable laws) under any other name designated by the Management Committee with the prior written consent of the Manager Member granted after the Effective Time (and the LLC and its Controlled Affiliates shall in no event conduct business under other names without such agreement of the Management Committee and the Manager Member, subject to Section 2.6).

      SECTION 2.3. TERM. The term of the LLC commenced on the date the Certificate was filed in the Office of the Secretary of State of the State of Delaware and shall continue until the LLC is dissolved in accordance with the provisions of this Agreement.

      SECTION 2.4. REGISTERED AGENT AND REGISTERED OFFICE. The LLC's registered agent and registered office in Delaware shall be Corporation Service Company, 1013 Center Road, Wilmington, New Castle County, Delaware 19085. At any time, the Manager Member may designate another registered agent and/or registered office.

      SECTION 2.5. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the LLC (and any Controlled Affiliates of the LLC) shall be at 115 East Snow King Avenue, Jackson, WY 83001. At any time the Management Committee may change the location of the LLC's (or any Controlled Affiliate's) principal place of business (and the LLC's and its Controlled Affiliates' principal place of business shall in no event be changed without the written agreement of the Management Committee and, if such location is to be changed to outside of Jackson, Wyoming, the written agreement of the Manager Member).

      SECTION 2.6. QUALIFICATION IN OTHER JURISDiCTIONS. The Management Committee shall cause the LLC (and any Controlled Affiliates thereof) to be qualified or registered (under assumed or fictitious names if necessary) in any jurisdiction in which they transact business or in which such qualification or registration otherwise is required.

      SECTION 2.7. PURPOSES AND POWERS. The principal business activity and purposes of the LLC (and any Controlled Affiliates thereof) shall be to engage in the investment advisory and investment management business and any businesses related thereto or useful in connection therewith (including the provision of trust and other fiduciary services). However, the business and purposes of the LLC (and any Controlled Affiliates thereof) shall not be limited to such initial principal business activities if the Management Committee and the Manager Member otherwise agree in writing, and in such event, the LLC (and any Controlled Affiliates thereof) shall have authority to engage in any other lawful business, purpose or activity permitted by the Act. The LLC shall possess and may exercise all of the powers and privileges granted by the Act, together with any powers incidental thereto, including such powers or privileges that are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC, including without limitation the following powers:

                  (a) to conduct its business and operations and to have and exercise the powers granted to a limited liability company by the Act in any state, territory or possession of the United States or in any foreign country or jurisdiction;

                  (b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

                  (c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

                  (d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, including without limitation, guaranties of obligations of other Persons who are interested in the LLC or in whom the LLC has an interest;

                  (e) to employ Officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to organize committees of the Management Committee, to delegate to such personnel and committees the Management Committee's power and authority, to establish and carry out retirement, incentive and benefit plans for such personnel, and to indemnify such personnel to the extent permitted by this Agreement and the Act;

                  (f) to make donations irrespective of benefit to the LLC for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

                  (g) to institute, prosecute, and defend any legal action or arbitration proceeding involving the LLC, and to pay, adjust, compromise, settle, or refer to arbitration any claim by or against the LLC or any of its assets;

                  (h) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

                  (i) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

                  (j) to form, sponsor, organize or enter into joint ventures, general or limited partnerships, limited liability companies, trusts and any other combinations or associations formed for investment purposes;

                  (k) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purposes of the LLC; and

                  (l) to cease its activities and cancel its Certificate.

      SECTION 2.8. TITLE TO PROPERTY. All property owned by the LLC, real or personal, tangible or intangible, shall be deemed to be owned by the LLC as an entity, and no Member, individually, shall have any ownership of such property.

                      ARTICLE III - MANAGEMENT OF THE LLC.

      SECTION 3.1. MANAGEMENT IN GENERAL.

            Subject to the other terms and conditions of this Agreement, including the delegations of power and authority set forth herein, the management and control of the business of the LLC shall be vested exclusively in the Manager Member, and the Manager Member shall have exclusive power and authority, in the name of and on behalf of the LLC, to perform all acts and do all things which, in its sole discretion, it deems necessary or desirable to conduct the business of the LLC, with or without the vote or consent of the other Members in their capacity as such; PROVIDED, HOWEVER, that the Manager Member's power and authority over those matters delegated exclusively to the Management Committee pursuant to Section 3.5 of this Agreement shall be limited to (i) the Manager Member's power and authority under Section 3.2(b)(v) to designate members of the Management Committee and (ii) such other power and authority as is expressly granted or reserved to the Manager Member by other provisions of this Agreement (other than this Section 3.1(a)). Members, in their capacity as such, shall have no right to amend or terminate this Agreement or to appoint, select, vote for or remove the Manager Member, the Officers or their agents or to exercise voting rights or call a meeting of the Members, except as specifically provided in this Agreement. No Member other than the Manager Member shall have the power to sign for or bind the LLC in its capacity as a Member, but the Manager Member may delegate the power to sign for or bind the LLC to one or more Officers (including without limitation through delegation to the Management Committee).

                  (a) The Manager Member shall, subject to all applicable provisions of this Agreement and the Act, be authorized in the name of and on behalf of the LLC (subject to the limitations on the authority of the Manager Member set forth herein): (i) to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements, leases or other instruments for the operation of the LLC's business; and
      (ii)
      in general to do all things and execute all documents necessary or appropriate to conduct the business of the LLC as set forth in Section 2.7 hereof, or to protect and preserve the LLC's assets. The Manager Member may delegate any or all of the foregoing powers to one or more of the Officers (including without limitation through delegation to the Management Committee).

                  (b) The Manager Member is required to be a Member, and shall hold office until its resignation in accordance with the provisions hereof. The Manager Member is the "manager" (within the meaning of the Act) of the LLC. The Manager Member shall devote such time to the business and affairs of the LLC as it deems necessary, in its sole discretion, for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided herein.

                  (c) Any action taken by the Manager Member, and the signature of the Manager Member (or an authorized representative thereof) on any agreement, contract, instrument or other document on behalf of the LLC, shall be sufficient to bind the LLC and shall conclusively evidence the authority of the Manager Member and the LLC with respect thereto (in each case subject to the limitations on the authority of the Manager Member set forth herein).

                  (d) Any Person dealing with the LLC, the Manager Member or any Member may rely upon a certificate signed by the Manager Member as to (i) the identity of the Manager Member or any other Member; (ii) any factual matters relevant to the affairs of the LLC; (iii) the Persons who are authorized to execute and deliver any document on behalf of the LLC; or
      (iv) any action taken or omitted by the LLC or the Manager Member.

      SECTION 3.2. MANAGEMENT COMMITTEE OF THE LLC.

                  (a) The LLC shall have a Management Committee (the "Management Committee") which shall have the power and authority delegated to it under this Section 3.2 and under Sections 3.5(a) and 3.5(b) of this Agreement to conduct the day-to-day operations, business and activities of the LLC. Each Non-Manager Member hereby grants to the Management Committee (acting by a Committee Vote), a revocable proxy to vote the LLC Points held by such Member in connection with any election pursuant to Section 3.2(b)(ii) hereof to fill a vacancy in the Management Committee, and such proxy may only be revoked by written notice from a Member to the Management Committee and the Manager Member, which written notice must expressly reference this Section of this Agreement.

                  (b) The Management Committee shall be comprised as follows:

                  (i) The Management Committee shall initially have five (5)
            members and consist of Foster Friess, William D'Alonzo, Jon Fenn, John Ragard and Christopher Long. The number of members of the Management Committee may be increased or decreased by the Management Committee at any time with the written consent of the Manager Member granted after the Effective Time, such consent not to be unreasonably withheld (but, subject to clause (ii) below, not decreased to a number less than three (3) members). No person who is not both (A) an active employee of either the LLC or the DE LLC and (B) an Employee Stockholder (an "Eligible Person") may be, become or remain a member of the Management Committee (subject to clause (v) below). The Employee Stockholders and the Non-Manager Members shall ensure that the Management Committee of the LLC shall at all times be comprised of the same persons as the "Management Committee" of the DE LLC (as such term is defined in the DE LLC Agreement).

                  (ii) Any vacancy in the Management Committee however occurring
            (including a vacancy resulting from an increase in the size of the Management Committee) may be filled by any Eligible Person reasonably acceptable to the Manager Member and elected by a majority vote of all Members holding LLC Points, with each LLC Point (regardless of whether such LLC Point is a Series A LLC Point or a Series B LLC Point) being counted equally in such vote. In lieu of any such vacancy being filled, the Management Committee may determine to reduce the size of the Management Committee in accordance with clause (i) above (but not, without the prior written consent of the Manager Member granted after the Effective Time, to a number less than three (3) members); provided that if at any time there are fewer than three (3) members of the Management Committee, such vacancies must be filled and, if they remain unfilled for a period of greater than five days, shall be filled by any Eligible Person reasonably acceptable to the Manager Member and elected by a majority vote of all Members holding LLC Points, with each LLC Point (regardless of whether such LLC Point is a Series A LLC Point or a Series B LLC Point) being counted equally in such vote.

                  (iii) Members of the Management Committee shall remain members of the Management Committee until their resignation, removal or death. Any member of the Management Committee may resign by delivering his or her written resignation to the CEO (or, in the case of a resignation of the CEO, to the other members of the Management Committee) and the Manager Member. At any time that there are more than three (3) members of the Management Committee, any member of the Management Committee may be removed from such position: (A) With or without cause, by the Management Committee acting by a Committee Vote (with such Committee Vote being calculated for all purposes as if the member of the Management Committee whose removal is being considered were not a member of the Management Committee) with the written consent of the Manager Member granted after the Effective Time, or (B) For Cause by the Manager Member, with prior or concurrent notice to the Management Committee specifying the reasons for the decision. Any Employee Stockholder who is a member of the Management Committee shall be deemed to have resigned from the Management Committee and shall no longer be a member of the Management Committee immediately upon such Employee Stockholder ceasing to be an Eligible Person for any reason.

                  (iv) At any meeting of the Management Committee, presence in person or by telephone (or other electronic means) of a majority of the members of the Management Committee shall constitute a quorum. At any meeting of the Management Committee at which a quorum is present, a majority of the total members of the Management Committee may take any action on behalf of the Management Committee (any such action taken by such members of the Management Committee is sometimes referred to herein as a "Committee Vote"). Any action to be taken by the Management Committee may be taken without a meeting of the Management Committee only if (A) a written consent thereto is signed by all the members of the Management Committee and (B) the Manager Member has been given a copy of such written consent not less than forty-eight (48) hours prior to such action (or such shorter period as to which the Manager Member shall consent in writing). Notice of the time, date and place of any meeting of the Management Committee shall be given to all members of the Management Committee and the Manager Member at least forty-eight (48) hours in advance of the meeting. A representative of the Manager Member shall be entitled to attend each meeting of the Management Committee. Notice need not be given to any member of the Management Committee or the Manager Member if a waiver of notice is given (orally or in writing) by such member of the Management Committee or the Manager Member (as applicable), before, at or after the meeting. Members of the Management Committee are not "managers" (within the meaning of the Act) of the LLC (except to the extent otherwise expressly provided in Section 11.17 hereof).

                  (v) The Manager Member hereby grants to the Management
            Committee (acting by a Committee Vote) a revocable proxy to vote the LLC Points held by the Manager Member in connection with any majority vote pursuant to Section 3.2(b)(ii) hereof to fill a vacancy in the Management Committee. Notwithstanding any other provisions of this Agreement to the contrary, the Manager Member shall have full power and authority at any time in its sole discretion (and without the consent or approval of the Management Committee or the Non-Manager Members) (i) to increase the number of members of the Management Committee and to fill the vacancies created by any such increase with one or more other Employee Stockholders or with any other persons selected by the Manager Member and/or (ii) to revoke the proxy granted by the Manager Member to the Management Committee in the immediately preceding sentence, provided that any such increase and/or proxy revocation may only be effected by written notice from the Manager Member to the Management Committee, which written notice must expressly reference this Section of this Agreement.

      SECTION 3.3. OFFICERS OF THE LLC. In each case subject to the immediately following paragraph relating to the CEO, the Management Committee may designate employees of the LLC as officers of the LLC (the "Officers") as it deems necessary or desirable to carry on the business of the LLC. The Management Committee may delegate any of its power or authority to an Officer or Officers subject to modification and withdrawal of such delegated power and authority by the Management Committee. Any two or more offices may be held by the same person. New offices may be created and filled by the Management Committee. Each Officer shall hold office until his or her successor is designated by the Management Committee or until his or her earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the CEO (or, in the case of a resignation of the CEO, to the other members of the Management Committee) and the Manager Member. Any Officer designated by the Management Committee may be removed from his or her office (i) with or without cause by the Management Committee (excluding for all purposes the Person being considered), with the prior written consent of the Manager Member granted after the Effective Time in the case of a removal of the CEO from his or her position as CEO, or
(ii) For Cause by the Manager Member (with prior or concurrent notice to the Management Committee specifying the reasons for the decision), in each case at any time, subject to any applicable terms of such Officer's Employment Agreement with the LLC, if any. Any removal of an Officer from his or her position as such shall not have any effect on the employment status of such Employee Stockholder with the LLC or any Controlled Affiliate thereof (except as expressly provided in the immediately following paragraph with respect to a removal of the CEO from his or her position as such). A vacancy in any office occurring because of death, resignation, removal or otherwise may be filled by the Management Committee. Any designation of Officers, a description of any duties delegated to such Officers, and any removal of such Officers by the Management Committee, shall be approved by the Management Committee in writing, which approval shall be delivered to the Manager Member. The Officers are not "managers" (within the meaning of the Act) of the LLC (except to the extent otherwise expressly provided in Section 11.17 hereof).

            The Management Committee shall (with the prior written consent of the Manager Member granted after the Effective Time, such consent not to be unreasonably withheld) appoint a Chief Executive Officer (the "CEO") of the LLC who shall be an Officer and shall have principal responsibility (delegated from the Management Committee) for the day-to-day management and operations of the LLC, including the hiring and firing of the Officers and employees of the LLC and its Controlled Affiliates (other than with respect to Designated Initial Members and their related Employee Stockholders) and the power and authority to make (or to make recommendations with respect to) transactions in securities and other instruments in Client accounts, in each case subject to the same limitations and other requirements set forth herein that would be applicable to the Management Committee if it were conducting such management and operations of the LLC; PROVIDED, HOWEVER, that Foster Friess shall be the CEO as of the Effective Time and for up to the first six (6) months following the Effective Time (provided that he remains an Eligible Person during such period), subject to his removal from such position in accordance with the provisions below relating to a removal of the CEO, and commencing at the end of such initial period, William D'Alonzo shall become the CEO (provided that he is an Eligible Person at that time), subject to his subsequent removal from such position in accordance with the provisions below relating to a removal of the CEO. Whenever this Agreement provides that the Management Committee has the power and authority or is required to take an action, the CEO shall have the exclusive power and authority (as between the CEO and the Management Committee) to take such action (except as otherwise expressly provided in this paragraph), provided that the Management Committee shall retain the power and authority to take such action (or to delegate to any other Officer the power and authority to take such action) in the event that the CEO is unable or unwilling to act in a manner that, in the reasonable determination of the Management Committee, is timely (and in the event of a dispute with respect to any such intervention by the Management Committee which has not been resolved within a reasonable period of time by the CEO and the Management Committee, the Manager Member shall be authorized to resolve such dispute in its reasonable discretion); PROVIDED, HOWEVER, that the Management Committee shall have the power and authority (and, for the avoidance of doubt, the CEO shall not individually have such power and authority), in each case subject to the other limitations set forth in this Agreement:

            (i) Upon a Committee Vote (and for the avoidance of doubt, the CEO shall be entitled to participate in the vote on the matter of his or her own removal) to remove the CEO from his or her position as CEO with or without cause (with the prior written consent of the Manager Member granted after the Effective Time in its sole discretion);

            (ii) upon a Committee Vote (and for the avoidance of doubt, the CEO shall be entitled to participate in such vote), following consultation with the CEO, to determine (A) the compensation of the CEO by the LLC from time to time and (B) any allocations of Purchase Program Points to the CEO for purchase pursuant to the Equity Purchase Program (provided that such compensation and any such allocations of Purchase Program Points shall be reasonable under the circumstances, including without limitation in light of the operating margins of the LLC at the time such decisions are made and the compensation to be paid, and Purchase Program Points to be allocated, to the other Employee Stockholders, and in the event of a dispute with respect to such matters which has not been resolved within a reasonable period of time by the CEO and the Management Committee, the Manager Member shall be authorized to resolve such dispute in its good faith discretion, and such resolution shall be final and binding upon all parties hereto);

            (iii) subject to Section 3.3(vi) hereof, upon a Committee Vote (and for the avoidance of doubt, such Employee Stockholder whose removal (or the removal of whose related Non-Manager Member, as applicable) is being considered shall be entitled to participate in such vote) to make determinations with respect to any Removal For Acting Contrary to the Best Interests of the LLC, Removal Upon the Instruction of the Management Committee, termination of employment For Cause, termination of employment other than For Cause or determination of Unsatisfactory Performance, in each case with respect to the CEO (or his or her related Non-Manager Member, as applicable) or any Designated Initial Member (or its related Employee Stockholder, as applicable), and in each case only with the prior written consent of the Manager Member granted after the Effective Time in its sole discretion;

            (iv) upon a Committee Vote (and for the avoidance of doubt, the CEO shall be entitled to participate in such vote) to (A) change the size of the Management Committee and appoint and remove members of the Management Committee (in each case in the manner provided for in Section 3.2(b) hereof) and (B) make those determinations required to be made by the Management Committee with respect to the selection of physicians as contemplated by the definition of Permanent Incapacity hereunder;

            (v) upon a Committee Vote, to appoint any successor CEO upon a vacancy occurring in the office of CEO for any reason; and


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

            (vi) upon a Committee Vote (and for the avoidance of doubt, such Employee Stockholder with respect to which such matter is being decided shall be entitled to participate in such vote, and if he is not then a member of the Management Committee, shall nonetheless be permitted to participate as if he were a member of the Management Committee at such time), to determine those additional matters with respect to Designated Initial Members (and their related Employee Stockholders) specified in items 2-4 set forth on SCHEDULE B hereto (including without limitation the scope of the duties of each Designated Initial Member and his reporting obligations, in each case subject to the terms of such Designated Initial Member's Employment Agreement); PROVIDED, HOWEVER, that, to the extent the consent of a Designated Initial Member is required by the provisions set forth on SCHEDULE B hereto for such determination to be effective with respect to such Designated Initial Member, any such determination shall be effective with respect to such Designated Initial Member (or its related Employee Stockholder, as applicable) only if he has affirmatively voted in favor of such determination as part of such Committee Vote.

Following consultation with the Management Committee (and after reflecting the reasonable views of the Management Committee with respect thereto), the CEO shall determine (A) the compensation of the Officers and employees of the LLC and its Controlled Affiliates from time to time and (B) any allocations of Purchase Program Points to the Officers and employees of the LLC and its Controlled Affiliates for purchase pursuant to the Equity Purchase Program; PROVIDED, HOWEVER, that, solely in the case of Designated Initial Members (or their related Employee Stockholders, as applicable), such compensation and any such allocations of Purchase Program Points shall be reasonable under the circumstances, including without limitation in light of the operating margins of the LLC at the time such decisions are made and the compensation to be paid, and Purchase Program Points to be allocated, to the other Employee Stockholders, and in the event of a dispute with respect to such matters which has not been resolved within a reasonable period of time by the CEO and an applicable Designated Initial Member, the Manager Member shall be authorized to resolve such dispute in its good faith discretion, and such resolution shall be final and binding upon all parties hereto; and PROVIDED, FURTHER, that the reduction of a Designated Initial Member's (or its related Employee Stockholder's, as applicable) compensation in the circumstances specified in item 1 set forth on SCHEDULE B hereto shall only be effective with respect to such Designated Initial Member (or its related Employee Stockholder) if he has consented to such reduction. The CEO also may be removed from his or her position as CEO by the Manager Member at any time For Cause (with prior or concurrent notice to the Management Committee specifying the reasons for the decision). Any removal of the CEO from his or her position as CEO by the Management Committee or the Manager Member (but, for the avoidance of doubt, not by a resignation of the CEO or any other termination of the CEO's status as CEO) shall result in the automatic concurrent termination of the CEO's employment with the LLC, the DE LLC and their respective Controlled Affiliates (except to the extent the CEO, the Manager Member and the Management Committee may otherwise agree in writing in connection with the termination of the CEO's status as CEO, in their respective sole discretions). The Management Committee shall ensure that the CEO of the LLC (if any) shall at all times be the same person as the "CEO" of the DE LLC (as such term is defined in the DE LLC Agreement). The CEO shall at all times be a member of the Management Committee. No person who is not an Eligible Person may be, become or remain the CEO of the LLC (and any person who is CEO shall be deemed to have resigned as CEO


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

immediately upon such person ceasing to be an Eligible Person). If at any time the person serving as CEO of the LLC ceases to serve as CEO for any reason, the Management Committee shall (with the prior written consent of the Manager Member granted after the Effective Time, such consent not to be unreasonably withheld) promptly appoint a new CEO of the LLC (unless the Manager Member and the Management Committee shall otherwise consent in writing). If at any time there is no CEO of the LLC, the Management Committee shall have the power and authority to take such actions as are specified in this Agreement to be taken by the CEO. The CEO is not a "manager" (within the meaning of the Act) of the LLC (except to the extent otherwise expressly provided in Section 11.17 hereof).

      SECTION 3.4. EMPLOYEES OF THE LLC.

                  (a) The decision to employ and the terms of employment of any employee of the LLC (or any Controlled Affiliates thereof) who is not an Employee Stockholder (including, without limitation, with respect to the hiring, all aspects of compensation, promoting, demoting and terminating of such employees) shall be determined by the CEO, subject, in all cases, to compliance with all applicable laws, rules and regulations and with the provisions of Section 3.5 hereof. Notwithstanding the foregoing, the Manager Member may terminate the employment by the LLC (or any Controlled Affiliate thereof) of any employee who has engaged in any activity included in the definition of "For Cause" with prior or concurrent notice to the Management Committee specifying the reasons for such decision.

                  (b) The granting or Transferring of LLC Interests in connection with any hiring or promotion of an employee shall be subject to the terms and conditions set forth in Articles V and VI hereof.

                  (c) Any Person who is an Employee Stockholder and is employed by the LLC may have his or her employment with the LLC terminated by the LLC only: (i) in the case of a termination For Cause, either by the Manager Member (with prior or concurrent notice to the Management Committee specifying the reasons for the decision) or by the Management Committee (excluding for all purposes the Person whose termination is being considered (other than in the case of any Designated Initial Member, who shall be permitted to participate in such determination in accordance with Section 3.3 hereof)) with the prior written consent of the Manager Member granted after the Effective Time, (ii) in the case of any other termination by the LLC, by the Management Committee (excluding for all purposes the Person whose termination is being considered (other than in the case of any Designated Initial Member, who shall be permitted to participate in such determination in accordance with Section 3.3 hereof)) with the prior written consent of the Manager Member granted after the Effective Time, or (iii) solely in the case of the CEO, upon an automatic termination of employment resulting from the removal of the CEO from his or her status as CEO to the extent expressly provided for in the second paragraph of Section 3.3 hereof. With respect to any Employee Stockholder who is employed by the DE LLC, the LLC shall at no time employ such Employee Stockholder without the prior written consent of the Manager Member granted after the Effective Time (such consent not to be unreasonably withheld) (provided that an

      Employee Stockholder who is an employee of the DE LLC may act as a member of the Management Committee and/or an Officer of the LLC without being an employee of the LLC).

                  (d) Upon termination for any reason of the employment with the LLC, the DE LLC and their respective Controlled Affiliates of any Employee Stockholder who serves as a director or trustee of any Client of the LLC, the DE LLC or any of their respective Controlled Affiliates if such Client is a registered investment company or a pooled investment vehicle sponsored by the LLC, the DE LLC or any of their respective Controlled Affiliates (or any predecessor to any such Person, including without limitation FAI and FAID), such Employee Stockholder shall resign from such director or trustee position unless otherwise requested in writing by the Management Committee and the Manager Member to remain in such position (provided that no such Employee Stockholder shall be obligated to remain in any such position following such a written request except in his or her sole discretion).

      SECTION 3.5. OPERATION OF THE BUSINESS OF THE LLC.

                  (a) Subject to the terms hereof, the Management Committee is hereby delegated the exclusive power and authority to make recommendations with respect to transactions in securities and other instruments in accounts of Clients, and to execute (or cause the execution of) transactions in, and to exercise all other rights, powers and privileges with respect to, securities and other instruments in accounts of Clients, which power and authority may be delegated to the Officers of the LLC from time to time in the discretion of the Management Committee.

                  (b) Subject to the limitations expressly set forth elsewhere in this Agreement (including without limitation in the other provisions of this Section 3.5), and subject to such power and authority as is expressly granted or reserved to the Manager Member by other provisions of this Agreement (e.g., Section 3.5(f)), the Management Committee is hereby irrevocably delegated (to the greatest extent permitted by applicable law) the exclusive power and authority from the Manager Member to manage the day-to-day operations, business and activities of the LLC (without the vote or consent of any Member in its capacity as such), including, without limitation, the power and authority, in the name of and on behalf of the LLC, to:

                  (i) determine the use of the Operating Allocation as set forth in Section 3.5(c) below;

                  (ii) execute such documents and do such acts as are necessary to register (or provide or qualify for exemptions from any such registrations) or qualify the LLC (or any Controlled Affiliates thereof) under applicable federal and state securities laws;

                  (iii) enter into contracts and other agreements with respect to the provision of Investment Management Services and execute other instruments, documents or reports on behalf of the LLC (and any Controlled Affiliates thereof) in connection therewith;

                  (iv) enter into contracts, agreements and commitments with respect to the operation of the business of the LLC (and any Controlled Affiliates thereof) as are consistent with the other provisions of this Agreement and the Act; and

                  (v) act for and on behalf of the LLC (and any Controlled
            Affiliates thereof) in all matters incidental to the foregoing and other day-to-day matters.

                  (c) The Operating Allocation for any period (plus any unused amounts previously reserved from prior period Operating Allocations) shall be used to provide for and pay the LLC's (and any Controlled Affiliates' thereof) and the DE LLC's (and any Controlled Affiliates' thereof) expenses, obligations and other costs (including without limitation (i) the payment of premiums during such period with respect to any insurance coverages maintained (other than key-man life or disability insurance purchased by the LLC in accordance with Section 3.5(e) hereof, the premiums for which shall be paid out of the Owners' Allocation), (ii) all capital expenditures and capital contributions made by the LLC (or any Controlled Affiliate thereof) or the DE LLC (or any Controlled Affiliate thereof) during such period, except to the extent that Owners' Allocation has been retained therefor as an Owners' Allocation Expenditure, (iii) the satisfaction of any net worth, working capital or similar requirements imposed by applicable laws and regulations in connection with the businesses conducted and registrations held by the LLC (or any Controlled Affiliate thereof) or the DE LLC (or any Controlled Affiliate thereof) or otherwise reasonably necessary in connection with the conduct of the businesses of the LLC, the DE LLC and any respective Controlled Affiliates thereof, (iv) the payment of the ten percent (10%) profit margin to the DE LLC provided for in the Services Agreement, and payments of interest and repayments of principal to the DE LLC in respect of any loans made by the DE LLC to the LLC (to the extent then due under the terms of such loans),
      (v) compensation and benefits payable to employees (including the Officers and the Employee Stockholders, and the "Officers" and the "Employee Stockholders" of the DE LLC (as such terms are defined in the DE LLC Agreement)) and (vi) at the discretion of the Management Committee, establishing reserves for future such payments (as determined by the Management Committee)), and all such expenses, obligations and other costs of the LLC (and any Controlled Affiliates thereof) shall be paid out of the Operating Allocation (except to the extent that any such expenses, obligations or other costs are to be paid for using Owners' Allocation Expenditures, with the written consent of the Manager Member and the Management Committee granted after the Effective Time). Without the prior written consent of the Manager Member granted after the Effective Time (which written consent makes specific reference to this Section 3.5(c)), neither the LLC, the DE LLC nor any of their respective Controlled Affiliates shall incur (and the Employee Stockholders shall (including without limitation in their capacity as members of the DE LLC) use their reasonable best efforts to prevent them from incurring) any expenses, obligations or other costs, or take any action to incur any expenses, obligations or other costs, which expenses, obligations and other costs in the aggregate exceed the ability of the LLC to pay or provide for them out of the Operating Allocation on a current or previously reserved basis. Except to the extent otherwise required by applicable law, the LLC, the DE LLC and their respective Controlled Affiliates shall only make payments of compensation (including bonuses) to employees (including the Officers and the Employee Stockholders and the "Officers" and the "Employee Stockholders" of the DE
      LLC) out of the balance of the Operating Allocation remaining after the payment (or reservation for payment) of all the other expenses, obligations and other costs for the applicable period (including without limitation the prior payment of all Services Payments required to be made under the terms of the Services Agreement). Any excess Operating Allocation remaining for any fiscal year following the payment (or reservation for payment) of all expenses, obligations and other costs (including any such amount established as a reserve in a prior period that is reasonably determined by the Management Committee to have been in excess of what was necessary for such reserve) may be used by the LLC in such fiscal year or, if not so used, shall be automatically reserved (without any action being required by any Person) for use in future fiscal years in accordance with this Section 3.5(c). The Owners' Allocation shall in no event be used to provide for or pay the expenses, obligations or other costs of the LLC (or any Controlled Affiliate thereof), except to the extent expressly permitted by Section 3.5(e), the penultimate sentence of Section 4.3(a) or as otherwise agreed to in writing by the Manager Member and the Management Committee following the Effective Time (including without limitation in connection with the making of a Working Capital Loan out of the Owners' Allocation) (any such permitted use of the Owners' Allocation being referred to herein as an "Owners' Allocation Expenditure"). To the extent cash is available therefor at the DE LLC or any of its Controlled Affiliates and is necessary for the operation of the business of the LLC and its Controlled Affiliates or to fund distributions required to be made to the Members by the provisions of Section 4.3(a) hereof, the Non-Manager Members shall (in their capacity as members of the DE LLC) cause the DE LLC and its Controlled Affiliates to lend such cash to the LLC (and the LLC to borrow such cash) on arms' length terms, provided that the documentation relating to such loan shall be written and shall be in form and substance reasonably satisfactory to the Manager Member and approved by the Manager Member in writing after the Effective Time.

      For purposes of this Agreement (and notwithstanding any contrary treatment required by the LLC or AMG for financial reporting purposes), (i) any business expenses or other costs of the LLC (or any Controlled Affiliate thereof) to the extent paid utilizing funds provided to the LLC by FAI, FAID, either of the Charities or any of the Management Owners by reason of indemnification obligations under the Purchase Agreement or the Management Owner Purchase Agreement (as applicable) (including without limitation pursuant to one of the offset mechanisms specified in Section 13 of the Purchase Agreement or Section 10 of the Management Owner Purchase Agreement resulting in such funds being retained by the LLC) shall be deemed not to be paid for from the Operating Allocation (and if previously so paid or reserved for, such calculation and treatment shall be reversed) and shall be deemed not to be business expenses or other costs of the LLC (or any Controlled Affiliate thereof) for purposes of the required uses of the Operating Allocation pursuant to the provisions of this Agreement, and (ii) such funds provided to the LLC by any of the foregoing Persons shall be deemed an adjustment to the "Purchase Price" under the Purchase Agreement or the "Minority Purchase Price" under the Management Owner Purchase Agreement (as applicable) and a corresponding

Capital Contribution to the LLC by the Manager Member, and shall not be deemed Revenues From Operations hereunder or constitute income or gain of the LLC.

                  (d) The LLC shall not (nor shall any Controlled Affiliate of the LLC) do or commit to do, and the Employee Stockholders and Non-Manager Members shall use their reasonable best efforts to prevent the LLC (or any Controlled Affiliate thereof) from doing or committing to do (including without limitation by not taking any such action in their capacity as Officers of the LLC), any of the following without the prior written consent of the Manager Member granted after the Effective Time (which written consent makes specific reference to this Section 3.5(d)):

                  (i) enter into, amend, modify or terminate any contract,
            agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding could reasonably be expected to conflict with the provisions of this Section 3.5;

                  (ii) enter into, amend, modify or terminate any contract,
            agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding (individually or in the aggregate) would reasonably be expected to have a material adverse impact on the availability of the Operating Allocation in future periods (including, without limitation, long-term leases or employment contracts);

                  (iii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) if such action or the resulting contract, agreement or understanding has the effect of creating a Lien upon any of the assets of the LLC (other than Liens securing indebtedness of the LLC incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase agreement with a vendor, a loan, a financing lease or otherwise), provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,
            (B) such Liens do not at any time encumber any property other than property financed by such indebtedness, (C) the amount of indebtedness secured thereby is not thereafter increased and (D) the principal amount of indebtedness secured by such Lien shall at no time exceed the purchase price of such property) or upon any portion of the Owners' Allocation;

                  (iv) take any action (or omit to take any action) if such
            action (or omission) would reasonably be expected to result in the termination of the employment by the LLC of any Employee Stockholder as a result of a material reduction in his or her compensation, responsibilities or other material aspects of his or her employment conditions (other than any termination For Cause or Unsatisfactory Performance), provided that the foregoing shall not impose any limitation on the ability of an Employee Stockholder to terminate his or her employment with the LLC in accordance with the provisions hereof and any applicable Employment Agreement and shall not require the LLC to pay increased compensation to retain the services of any Employee Stockholder;

                  (v) create, incur, assume, or suffer to exist any
            Indebtedness, other than (A) Indebtedness (I) incurred to finance the acquisition of fixed or capital assets (whether pursuant to a deferred purchase arrangement with a vendor, a loan, a financing lease or otherwise) at any time not to exceed $350,000 in the aggregate outstanding (including any then-outstanding Indebtedness of the DE LLC and its Controlled Affiliates) and (II) that consists of obligations to be repaid solely out of Operating Allocation and
            (B) Working Capital Loans otherwise permitted or required by the terms of this Agreement;

                  (vi) establish or modify any material compensation arrangement
            (other than salary and cash bonuses in the ordinary course) or program (whether cash or non-cash benefits) applicable to any employee, in any such case which is subject to ERISA, which requires qualification under the Code, or which otherwise (A) requires the Manager Member (other than in its capacity as Manager Member) or any of its Affiliates to take any action which it would not take but for the establishment or modification of such compensation arrangement or program or (B) prevents the Manager Member or any of its Affiliates from taking any action which it would otherwise have been able to take but for the establishment or modification of such compensation arrangement or program (and the Management Committee shall give the Manager Member not less than thirty (30) days prior written notice before the LLC (or any Controlled Affiliate thereof) establishes or modifies any material compensation arrangement (other than salary and cash bonuses in the ordinary course) or program);

                  (vii) enter into, amend, modify or terminate any contract, agreement or understanding (written or oral) (A) containing severance or termination payment arrangements, other than severance or termination payment arrangements with bona fide employees of the LLC or its Controlled Affiliates (other than any Employee Stockholder or Non-Manager Member or an Immediate Family member thereof) which do not exceed $250,000 individually to any one such employee or represent potential liabilities at any one time outstanding (taking into account such contract, agreement or understanding and all other such contracts, agreements and understandings of the LLC, the DE LLC and their respective Controlled Affiliates then in effect) in excess of $1,000,000 in the aggregate, (B) which could reasonably be expected to cause the Manager Member or any of its Affiliates to be liable for termination or severance payments or other contractual payments upon a termination of any employee's employment with the LLC (or any Controlled Affiliate thereof) or (C) which is with an Employee Stockholder, a Non-Manager Member, an Affiliate of an Employee Stockholder or a Non-Manager Member, or a partner, shareholder, director, officer, employee or Immediate Family Member of any of the foregoing;

                  (viii) (A) enter into any line of business other than the
            provision of Investment Management Services, (B) acquire, form or otherwise establish any subsidiary or Controlled Affiliate of the LLC or otherwise make any investment (other than cash management activities in the ordinary course of business) in, or otherwise conduct business through, any other Person, (C) acquire any material assets or other properties, other than capital expenditures made out of Operating Allocation in the ordinary course of business consistent with past practice and not involving the acquisition of any Person as a going concern, (D) sell, transfer or otherwise dispose of any material assets or other properties, other than sales of worn-out or obsolete equipment made in the ordinary course of business consistent with past practice, or (E) permit any of the Employee Stockholders, Non-Manager Members or Immediate Family members of any of the foregoing (or any Affiliate of any such Person) to have a direct or indirect economic interest in any collective investment vehicle or other product sponsored or otherwise managed by the LLC or any of its Controlled Affiliates (other than as a result of the economic interests of the LLC and its Controlled Affiliates in such collective investment vehicle or other product, and other than bona fide investments made by any such Person in any such collective investment vehicle or other product);

                  (ix) (A) make any change in the Certificate (or the
            constituent documents of any Controlled Affiliate of the LLC), modify, amend or terminate, or otherwise waive or fail to diligently enforce any rights under, the Services Agreement, or fail to make any payment of Services Payments when due under the terms of the Services Agreement, (B) authorize or issue any membership or other equity or ownership interests or other securities of any type of the LLC (or any Controlled Affiliate thereof), (C) repurchase, redeem or otherwise acquire any outstanding membership or other equity or ownership interests or other securities of the LLC (or any Controlled Affiliate thereof), (D) make any dividend or other distribution in respect of its membership or other equity or ownership interests (other than as expressly required by other provisions of this Agreement), (E) settle or compromise any material litigation, arbitration, investigation, audit or other proceeding,
            (F) terminate its existence or voluntarily file for or otherwise commence proceedings with respect to bankruptcy, reorganization, receivership or similar status, (G) except to the extent any of the following actions described in this clause (G) (I) relate solely to a tax period ending on or prior to the Effective Time and (II) would not have an adverse effect (economic or otherwise) on any Person who became a Member at the Effective Time or at any time thereafter or otherwise affect tax periods commencing on or after the Effective Time, make or change any tax election, waive or extend the statute of limitations in respect of taxes, amend any tax return, enter into any closing agreement with respect to taxes, settle any tax claim or assessment or surrender any right to a claim for a tax refund, (H) change any method or principle of accounting in a manner inconsistent with past practice or change regular independent accountants, (I) cause or permit the DE LLC or any Controlled Affiliate thereof at any time to have any source of gross revenues other than Services Payments and income received in respect of balances maintained by the DE LLC or any Controlled Affiliate thereof in short-term, high quality investment accounts or bank accounts, (J) materially change or otherwise modify the scope of the business functions and other activities conducted by the LLC and its Controlled Affiliates in the State of Wyoming from those conducted by the LLC and its Controlled Affiliates in the State of Wyoming as of immediately following the Effective Time, cease to do business in the State of Wyoming or transfer any Employee Stockholder who is a party to an Employment Agreement out of the State of Wyoming, or (K) make any loan or advance to any Person, other than advances of business expenses and Working Capital Loans in the ordinary course of business consistent with past practice;

                  (x) voluntarily terminate any investment advisory agreement with (or otherwise relating to) a Client that is a registered investment company (or series thereof) (unless, in the joint written determination of the Management Committee and the Manager Member following the Effective Time, such termination is in the best interests of the LLC); or

                  (xi) (A) take any action which pursuant to any provision of this Agreement (other than Section 3.1) may be taken only by the Manager Member with or without the consent of the Non-Manager Members or the Employee Stockholders, or (B) take any action which requires the approval or consent of the Manager Member pursuant to any provision of this Agreement.

                  (e) The LLC (and each Controlled Affiliate thereof) shall maintain (and the Employee Stockholders and Non-Manager Members shall use their reasonable best efforts to cause the LLC (and each Controlled Affiliate thereof) to maintain), in full force and effect, such insurance as is customarily maintained by companies of similar size in the same or similar businesses (including, without limitation, errors and omissions liability insurance), the premiums on which will be paid out of the Operating Allocation (and the beneficiary of which shall be the LLC and/or its applicable Controlled Affiliates, as applicable); PROVIDED, HOWEVER, that this sentence shall not require the LLC or any Controlled Affiliate thereof to maintain key-man life or disability insurance policies. With the prior written consent of the Manager Member and the Management Committee granted after the Effective Time, the LLC also may elect to maintain key-man life and/or disability insurance policies with respect to any Employee Stockholder, in which event the premiums on such policies will be paid out of the Owners' Allocation (and the beneficiary of any such policy shall be the LLC). In the event that the Manager Member or any of its Affiliates shall determine (at its own expense) to maintain separate key-man life and/or disability insurance policies with respect to any Employee Stockholder (of which the Manager Member or any of its Affiliates may be the beneficiary), and in connection with any such policies maintained by the LLC for its own benefit, such Employee Stockholder shall cooperate with the Manager Member, its Affiliates and the LLC (as applicable) in connection with obtaining and maintaining such insurance policies (including without limitation by submitting to any customary examinations and truthfully answering any questions asked by the insurer in connection with obtaining such policies).

                  (f) In addition to, and not in limitation of, the Manager Member's powers and authority under this Agreement (including, without limitation, pursuant to Section 3.1(a) hereof), the Manager Member shall also have the power (after consultation with the Management Committee, to the extent practicable), whether or not they involve day-to-day operations, business and activities of the LLC (or any Controlled Affiliate thereof), to take any or all of the following actions:

                  (i) such actions as it deems necessary or appropriate to cause the LLC or, insofar as it is within the power and authority of the LLC, any Controlled Affiliate of the LLC, or any officer, employee, member, partner, or agent thereof, to comply with all laws, rules and regulations applicable to such Person in connection with the businesses and other activities of the LLC, the DE LLC and their respective Affiliates;

                  (ii) such actions as it deems necessary or appropriate to
            cause the LLC to fulfill its obligations and exercise its rights under the Purchase Agreement and this Agreement; and

                  (iii) any other action necessary or appropriate to prevent actions that require the Manager Member's consent pursuant to the terms of this Agreement if such consent has not then been given.

                  (g) Notwithstanding any of the provisions of this Agreement to the contrary, all accounting, financial reporting and bookkeeping procedures of the LLC (and any Controlled Affiliates thereof) shall be established in conjunction with policies and procedures determined under the supervision of the Manager Member and in a manner consistent with the corresponding policies and procedures of the DE LLC. The Management Committee shall have a continuing obligation to keep AMG's chief financial officer informed of material financial developments with respect to the LLC (and any Controlled Affiliates thereof). Notwithstanding any other provisions of this Agreement to the contrary, all legal, compliance and regulatory matters of the LLC (and any Controlled Affiliates thereof) shall be coordinated with the Manager Member and AMG, and the LLC's (and any of its Controlled Affiliates') legal compliance activities shall be conducted and established in conjunction with policies and procedures determined under the supervision of the Manager Member to the extent such policies and procedures are consistent with "best practices" in the investment management industry (and in a manner consistent with the corresponding activities of the DE LLC).

                  (h) Each Employee Stockholder and Non-Manager Member covenants and agrees that such Employee Stockholder or Non-Manager Member, as the case may be, will at all times conduct its activities in connection with the LLC and the DE LLC (and any Controlled Affiliates thereof), and any services provided to the LLC or the DE LLC (or to any Controlled Affiliates thereof), in accordance with all applicable laws, rules and regulations, and that it will use its reasonable best efforts (i) to ensure that the business and activities of the LLC and the DE LLC (and any Controlled Affiliates thereof) are conducted in compliance with all applicable laws, rules and regulations in all material respects and (ii) to preserve the goodwill and franchise value of the LLC and the DE LLC (and any Controlled Affiliates thereof).

                  (i) Notwithstanding any of the provisions of this Agreement to the contrary, the Manager Member shall have the power to establish and mandate that the LLC (and any of its Controlled Affiliates) participate in employee benefit plans which are subject to ERISA or require qualification under Section 401 of the Internal Revenue Code to the extent necessary in order to make the expenses of any such plan(s) deductible or otherwise to comply with ERISA or the Code, and may establish or modify the terms of any such plan to the extent necessary in connection therewith (to the extent that such terms are required by law or necessary to make such expenses deductible or to comply with ERISA or the Code), provided that any such action taken by the Manager Member shall treat the Affiliates of the Manager Member subject to such action in an equitable manner (i.e., a manner not materially more disadvantageous to one Affiliate than to other Affiliates of the Manager Member) to the extent permissible under ERISA and the Code and consistent with achieving tax deductibility.

                  (j) Notwithstanding any other provisions of this Agreement to the contrary, the Management Committee, each Employee Stockholder and each Non-Manager Member shall cooperate with the Manager Member and its Affiliates in implementing any initiative generally involving the LLC (and/or any Controlled Affiliates thereof) and a number of such Affiliates, but only on such terms and conditions as the participation of the LLC (and any Controlled Affiliates thereof) in such initiative has been approved by the Management Committee.

                  (k) Notwithstanding any other provisions of this Agreement to the contrary (and in addition to the separate approval of the Management Committee with respect thereto, to the extent such Management Committee approval is required by other provisions of this Agreement), any (i) voluntary liquidation of the LLC, (ii) sale, exchange or other disposition of all, or a substantial portion of, the assets of the LLC and its Controlled Affiliates, or (iii) Transfer by the Manager Member of all its interests in the LLC in a single transaction or series of related transactions (subject to the same exceptions set forth in the proviso to the first paragraph of Section 6.1 hereof), shall require a majority vote of all Members holding LLC Points, with each LLC Point (regardless of whether such LLC Point is a Series A LLC Point or a Series B LLC Point) being counted equally in such vote.

                  (l) Each Employee Stockholder that serves as a member of the Management Committee (for so long as such Employee Stockholder serves as a member of the Management Committee) agrees to use its reasonable best efforts (to the extent within his or her power to do so) to cause the following to be true regarding each Mutual Fund (other than a Subadvised
      Fund) (each as defined in the Purchase Agreement): (i) For a period of not less than three years following the Effective Time, no more than twenty-five percent (25%) of the members of the board of directors of such Mutual Fund shall be "interested persons" (as defined in the Investment Company Act of 1940) of AMG, FAI, FAID, the LLC or the DE LLC; and (ii) for a period of not less than two years following the Effective Time, the LLC shall not have any express or implied understanding, arrangement or intention to impose an "unfair burden" (as defined in the Investment Company Act of 1940) on such Mutual Fund as a result of the transactions contemplated by the Purchase Agreements.

      SECTION 3.6. COMPENSATION AND EXPENSES OF THE MEMBERS. The Manager Member may receive compensation for services provided to the LLC (or any Controlled Affiliate thereof) only to the extent approved by the Management Committee. The LLC shall, however, pay and/or reimburse the Manager Member for extraordinary expenses reasonably incurred by the

Manager Member or AMG directly in connection with the operation of the LLC (and any Controlled Affiliates thereof). It is expressly understood by the parties hereto that the Manager Member's general overhead items and expenses (including, without limitation, salaries, rent and travel expenses) shall not be reimbursed by the LLC. Stockholders, officers, directors, Members and agents of Members may serve as employees of the LLC (or any Controlled Affiliate thereof) and be compensated therefor out of the Operating Allocation as determined by the Management Committee (or its delegate(s)) pursuant to Section 3.5(c). Except in respect of their provision of services as employees of the LLC (or any Controlled Affiliate thereof) for which they may be compensated out of the Operating Allocation as contemplated by the preceding sentence, Employee Stockholders, Non-Manager Members and members of their Immediate Family may not receive compensation on account of the provision of services to the LLC (or any Controlled Affiliate thereof).

      SECTION 3.7. OTHER BUSINESS OF THE MANAGER MEMBER AND ITS AFFILIATES. The Manager Member, AMG and their respective Affiliates may engage, independently or with others, in other business ventures of every nature and description, including the acquisition, creation, financing, trading in, and operation and disposition of interests in, investment managers and other businesses that may be competitive with the LLC's (or any of its Controlled Affiliates') business. Neither the LLC (or any Controlled Affiliate thereof) nor any of the Employee Stockholders or Non-Manager Members shall have any right in or to any other such ventures by virtue of this Agreement or the limited liability company created or continued hereby, nor shall any such activity by the Manager Member, AMG or such Affiliates in and of itself be deemed wrongful or improper or result in any liability of the Manager Member, AMG or such Affiliates. None of the Manager Member, AMG or any of their Affiliates shall be obligated to present any opportunity to the LLC (or any Controlled Affiliate thereof) even if such opportunity is of such a character which, if presented to the LLC (or a Controlled Affiliate thereof), would be suitable for the LLC (or such a Controlled Affiliate thereof). Neither the Manager Member nor AMG shall disclose any Intellectual Property owned or used in the course of business by the LLC (or any Controlled Affiliate thereof) to any Person, including, without limitation, any other of their Affiliates, and each of the Manager Member and AMG agrees always to keep secret and not ever to publish, divulge, furnish, use or make accessible to anyone any Intellectual Property that is not otherwise publicly available (other than as a result of a breach of the provisions of this Section 3.7), in each case other than in connection with the conduct of the business of the LLC and its Controlled Affiliates, as required by court order or by law or in connection with the enforcement of this Agreement or the Purchase Agreement.

      SECTION 3.8. NON-MANAGER MEMBERS AND NON-SOLICITATION AGREEMENTS. Each Employee Stockholder as of the Effective Time and, if there is one, the Non-Manager Member of which it is a stockholder (its Non-Manager Member), has provided the LLC with either (a) an Employment Agreement or (b) a Non-Solicitation Agreement that is in full force and effect as of the Effective Time. Any substitute Non-Manager Member (pursuant to Section 5.2 hereof) or Additional Non-Manager Member (as defined in Section 5.5 hereof), as well as any Employee Stockholder related thereto, which is not already bound by an Employment Agreement or a Non-Solicitation Agreement at the time it becomes a substitute Non-Manager Member, Additional Non-Manager Member or Employee Stockholder, as applicable, shall, prior to and as a condition precedent to becoming a Non-Manager Member or Employee Stockholder (as applicable), provide the LLC with an agreement that is substantially identical to the form of Non-Solicitation

Agreement attached hereto as EXHIBIT B (together with any changes or modifications thereto as the Manager Member may deem necessary or desirable at such time) (which shall thereafter be deemed a "Non-Solicitation Agreement" hereunder), and such agreements shall, at all times, provide that each of the LLC and the Manager Member shall be entitled to enforce the provisions of such agreements on its own behalf and that the Management Committee or the Manager Member shall be entitled to enforce the provisions of such agreements on behalf of the LLC. At the time any purchaser of Purchase Program Points pursuant to the Equity Purchase Program becomes a Member of the LLC, the Manager Member and AMG shall enter into with such purchaser (if such purchaser is not already a party to such an agreement with the Manager Member) an agreement that is substantially identical to a Make-Whole Bonus Agreement in the form attached hereto as EXHIBIT D, unless the Manager Member and the Management Committee shall otherwise agree in writing.

      SECTION 3.9. NON-SOLICITATION AND NON-DISCLOSURE BY NON-MANAGER MEMBERS AND EMPLOYEE STOCKHOLDERS.

                  (a) Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC, the other Members and their respective Affiliates, that such Non-Manager Member or Employee Stockholder (as the case may be) shall not, while employed by the LLC or any of its Affiliates, engage in any Prohibited Competition Activity.

                  (b) In addition to, and not in limitation of, the provisions of Section 3.9(a) hereto, each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC, the other Members and their respective Affiliates, that such Non-Manager Member or Employee Stockholder (as the case may be) shall not, during the period beginning on the date such Non-Manager Member becomes a Non-Manager Member or Employee Stockholder becomes an Employee Stockholder (as applicable), and until the date which is two (2) years after the termination of such Non-Manager Member's status as a Non-Manager Member or Employee Stockholder's employment with the LLC and all of its Affiliates (as applicable) (unless a shorter period is agreed to by the Manager Member, the Management Committee and the Employee Stockholder or Non-Manager Member (as applicable) in writing following the Effective Time), without the express written consent of the Manager Member and the Management Committee granted after the Effective Time, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of itself or any firm, corporation or other business organization other than the LLC, the DE LLC and their Controlled Affiliates:

                  (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client; PROVIDED, HOWEVER, that this clause (i) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder or Non-Manager Member (as the case may be);

                  (ii) solicit or induce, whether directly or indirectly, any
            Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds

            (other than funds of which such Employee Stockholder or Non-Manager Member and/or members of its Immediate Family are the sole beneficial owners, subject to any applicable restrictions relating thereto set forth in the Purchase Agreement) with respect to which the LLC, the DE LLC or any of their respective Controlled Affiliates provides Investment Management Services to be withdrawn from such management, or (B) causing any Client (including any Potential Client) not to engage the LLC, the DE LLC or any of their respective Controlled Affiliates to provide Investment Management Services for any additional funds, PROVIDED, HOWEVER, that this clause (ii)(B) shall not be applicable to Clients (including (Potential Clients) who are also members of the Immediate Family of the Employee Stockholder or Non-Manager Member.

                  (iii) contact or communicate with, whether directly or
            indirectly, any Past, Present or Potential Clients in connection with Investment Management Services; provided, HOWEVER, that this clause (iii) shall not be applicable to Clients (including Potential Clients) who are also members of the Immediate Family of the Employee Stockholder or Non-Manager Member; or

                  (iv) (A) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the LLC, the DE LLC or any of their respective Controlled Affiliates to terminate its, his or her relationship therewith, (B) hire any employee, external researcher or similar agent or consultant, or former employee, external researcher or similar agent or consultant, of the LLC, the DE LLC or any of their respective Controlled Affiliates who was employed by or acted as an external researcher or similar agent or consultant of the LLC or the DE LLC (or either of their predecessors, FAI and FAID or any predecessor thereto) or their respective Controlled Affiliates at any time during the two
            (2) year period preceding such hiring of such Person, or (C) work in any enterprise involving Investment Management Services with any employee, external researcher or similar agent or consultant, or former employee, external researcher or similar agent or consultant, of the LLC, the DE LLC or any of their respective Controlled Affiliates who was employed by or acted as such an agent or consultant to the LLC or the DE LLC (or either of their predecessors, FAI and FAID or any predecessor thereto) or their respective Controlled Affiliates at any time during the two (2) year period preceding the termination of the Employee Stockholder's employment or Non-Manager Member's status as a member of the LLC, as applicable (excluding for all purposes of this sentence, secretaries and persons holding other similar positions);

PROVIDED, HOWEVER, that this Section 3.9(b) shall not prohibit any firm, corporation or other business organization of which such Non-Manager Member or Employee Stockholder (as applicable) is an employee (but of which he or she is not a holder of any equity or other ownership interests therein, other than holdings of publicly traded stock which (in the aggregate with the holdings of his or her Affiliates and Immediate Family members) constitute less than five percent (5%) of the outstanding stock of such entity) from engaging in such activities so long as such Non-Manager Member or Employee Stockholder can affirmatively demonstrate that he or she did not cause or induce such activities, has no participation or other involvement in such activities whatsoever and does not assist or facilitate in such activities in any manner (whether through the provision of information or otherwise); and PROVIDED, FURTHER, that Section 3.9(b)(iv)(C) shall not prohibit a Non-Manager Member or Employee Stockholder (as applicable) from working at any firm, corporation or other business organization of which such Non-Manager Member or Employee Stockholder (as applicable) is an employee (but of which he or she is not a holder of any equity or other ownership interests therein, other than holdings of publicly traded stock which (in the aggregate with the holdings of his or her Affiliates and Immediate Family members) constitute less than five percent (5%) of the outstanding stock of such entity) provided that (I) such firm, corporation or other business organization has at least one hundred (100) employees as of the date such Non-Manager Member or Employee Stockholder (as applicable) becomes an employee thereof and (II) such Non-Manager Member or Employee Stockholder can affirmatively demonstrate that he or she does not personally work (directly or indirectly) with any employee, external researcher or similar agent or consultant (or former employee, external researcher or similar agent or consultant) described in Section 3.9(b)(iv)(C).

      For purposes of this Section 3.9(b), (x) the term "Past Client" shall be limited to those Past Clients who were recipients of Investment Management Services from the LLC or the DE LLC (including either of their predecessors, FAI and FAID or any predecessor thereto) and/or their respective Controlled Affiliates at the date of termination of the Employee Stockholder's employment or Non-Manager Member's status as a member of the LLC (as applicable) or at any time during the two (2) years immediately preceding the date of such termination and (y) the term "Potential Client" shall be limited to those Persons to whom an offer (as described in the definition of "Potential Client") to provide Investment Management Services was made within two (2) years prior to the date of termination of the Employee Stockholder's employment or Non-Manager Member's status as a member of the LLC (as applicable).

      Notwithstanding the provisions of Sections 3.9(a) and 3.9(b), any Employee Stockholder may make passive personal investments in any enterprise (including, without limitation, any enterprise which is competitive with AMG, the LLC or the DE LLC) the shares or other equity interests of which are publicly traded, provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, are less than five percent (5%) of the outstanding shares or comparable interests in such entity.

                  (c) Each Member and each Employee Stockholder agrees that any and all presently existing investment advisory businesses of the LLC, the DE LLC and their respective Controlled Affiliates (including business of either of their predecessors, FAI and FAID, or any predecessor thereto), and all businesses developed by the LLC, the DE LLC, any of their respective Controlled Affiliates or any predecessor thereto, including by such Employee Stockholder or any other employee of the LLC, the DE LLC or any of their respective Controlled Affiliates or any predecessor thereto, including without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the LLC, the DE LLC, their respective Controlled Affiliates or any predecessor thereto, or earned or carried on by the Employee Stockholder for the LLC, the DE LLC, any of their respective Controlled Affiliates or any predecessor thereto, and all trade names, service marks and logos under which the

      LLC, the DE LLC or their respective Controlled Affiliates (or any predecessor thereto) do or have done business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the LLC , the DE LLC or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the LLC, the DE LLC or such Controlled Affiliate (as applicable). In addition, each Member and each Employee Stockholder acknowledges and agrees that the investment performance of the accounts managed by the LLC, the DE LLC or any Controlled Affiliate of either of them (or any predecessor thereto, including without limitation FAI or FAID, and any predecessors thereto) was attributable to the efforts of the team of professionals of the LLC, the DE LLC, such Controlled Affiliate or such predecessor thereto, and not to the efforts of any single individual or subset of such team of professionals, and that therefore, the performance records of the accounts managed by the LLC, the DE LLC or any of their respective Controlled Affiliates (or any predecessor to any of them) are and shall be the exclusive property of the LLC, the DE LLC or such Controlled Affiliate, as applicable (and not of any other Person or Persons).

                  (d) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the LLC's and the DE LLC predecessors, FAI and FAID or any predecessor thereto), such Member or Employee Stockholder (as applicable) has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the LLC, the DE LLC or their respective Controlled Affiliates. Each Non-Manager Member and each Employee Stockholder agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the LLC, the DE LLC and their respective Controlled Affiliates or as required by court order or by law (after consultation with outside counsel)) any Intellectual Property of the LLC, the DE LLC or any Controlled Affiliate of either of them unless such information can be shown to be publicly available other than by reason of a breach of this
      Section 3.9 by such Non-Manager Member or Employee Stockholder (as applicable). At the termination of the Employee Stockholder's services to the LLC, the DE LLC and their respective Controlled Affiliates or the Non-Manager Member's status as a member of the LLC and the DE LLC (as applicable), all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control, shall be returned to the LLC or the DE LLC and remain in its possession. The Management Committee shall ensure that any Person who becomes a Non-Manager Member of the LLC, the DE LLC, or who acquires a beneficial interest in an entity which is a Non-Manager Member of the LLC or the DE LLC, and has not entered into a Non-Solicitation Agreement, shall not be provided access to any confidential or proprietary information of the LLC, the DE LLC or any of their respective Controlled Affiliates (except to the extent as may be otherwise required by applicable law).

                  (e) Each Non-Manager Member and each Employee Stockholder acknowledges that, in the course of entering into this Agreement, the Non-Manager Member or Employee Stockholder (as applicable) has had and, in the course of the operation of the LLC, the DE LLC and any Controlled Affiliates thereof, the Non-Manager Member or Employee Stockholder will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG. Each Non-Manager Member and each Employee Stockholder agrees, for the benefit of the LLC, the DE LLC and their Members, and for the benefit of the Manager Member and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at the Manager Member's request or as required by court order or by law (after consultation with outside counsel)) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG) of AMG unless such information can be shown to be publicly available other than by reason of a breach of this Section 3.9 by such Non-Manager Member or Employee Stockholder (as applicable). At the termination of the Employee Stockholder's service to the LLC, the DE LLC and their respective Controlled Affiliates or the Non-Manager Member's status as a member of the LLC and the DE LLC (as applicable), all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Non-Manager Member's or Employee Stockholder's possession or control shall be returned to AMG and remain in its possession.

                  (f) The provisions of this Section 3.9 shall not be deemed to limit any of the rights of the LLC, the DE LLC or the Members under any of the Employment Agreements or Non-Solicitation Agreements or under applicable law, but shall be in addition to the rights set forth in each of the Employment Agreements and Non-Solicitation Agreements, and those which arise under applicable law.

                  (g) Notwithstanding the foregoing provisions of this Section 3.9, the application of this Section 3.9 to any Non-Manager Member or Employee Stockholder may be modified or waived by a writing executed by the Manager Member and such Non-Manager Member or Employee Stockholder (as applicable) following consultation with the Management Committee.

      SECTION 3.10. REMEDIES UPON BREACH.

                  (a) In the event that a Non-Manager Member or its related Employee Stockholder (i) breaches any of the provisions of Section 3.9 hereof (or otherwise violates any of the stated terms of any such provisions), (ii) breaches any of the provisions of Section 3.9 of the DE LLC Agreement (or otherwise violates any of the stated terms of any such provisions), or (iii) breaches any of the non-competition or non-solicitation provisions of the Employment Agreement or Non-Solicitation Agreement to which it or he is a party (or otherwise violates any of the stated terms of any such provisions) (in each such case, including without limitation following the termination of his or her employment with the LLC and its Affiliates), and in any such case such breach or violation has resulted or is reasonably likely to result in harm that is not immaterial or insignificant to (x) AMG or any of its Controlled Affiliates (other than the LLC, the DE

      LLC and their respective Controlled Affiliates), or (y) the LLC, the DE LLC and their respective Controlled Affiliates (taken as a whole), then in any such case (A) such Non-Manager Member shall forfeit its right to receive any payment for its LLC Interests under Section 3.11 or Section
      7.1 hereof, although it shall cease to be a Non-Manager Member in accordance with the provisions of Section 3.11 (PROVIDED that this clause
      (A) shall not apply, at any time or under any circumstances, to Subsequent Purchase LLC Points), (B) AMG (and any of its assignees thereunder) shall have no further obligations under any promissory note theretofore issued to such Non-Manager Member pursuant to Section 3.11, (C) the Manager Member (and any of its assignees thereunder) shall have no further obligations under any Contingent Consideration theretofore issued to such Non-Manager Member pursuant to Section 3.11 or 7.1, and (D) the LLC shall be entitled to withhold any other payments to which such Non-Manager Member or its related Employee Stockholder otherwise would be entitled to offset damages resulting from such breach; PROVIDED, HOWEVER, that the LLC shall not be permitted to withhold any compensation, distribution or other payments that such Non-Manager Member or its related Employee Stockholder is otherwise entitled to receive out of the Operating Allocation or the Owners' Allocation absent either an admission of such breach by such Non-Manager Member or Employee Stockholder or the rendering of a settlement, judgment or arbitral decision establishing such breach.

                  (b) Each Non-Manager Member and each Employee Stockholder agrees that any breach of the provisions of Section 3.9 of this Agreement or of the provisions of the Employment Agreement or Non-Solicitation Agreement to which it is a party by such Non-Manager Member or Employee Stockholder (as applicable) could cause irreparable damage to the LLC and the other Members, and that the LLC (by action of the Management Committee) and the Manager Member shall have the right to an injunction or other equitable relief (in addition to other legal remedies) to prevent any violation of a Member's or Employee Stockholder's obligations hereunder or thereunder.

      SECTION 3.11. PURCHASE PROVISIONS.

                  The Members of the LLC having agreed that it is in the best interests of the LLC not to have ex-employees who were (or were related persons of, as applicable) Non-Manager Members remain as Non-Manager Members (or have their related Non-Manager Members remain as Non-Manager Members, as applicable) following the termination of such employment, therefore the Members agree among themselves as follows:

                  (a) In the event that an Employee Stockholder's employment (i) by the LLC, if the LLC employs such Employee Stockholder, or (ii) by the DE LLC, if the DE LLC employs such Employee Stockholder, in either case terminates for any reason, then the Manager Member shall purchase, and such Employee Stockholder (or the Non-Manager Member of which such Employee Stockholder is an owner, if such Employee Stockholder is not itself the Non-Manager Member) and each of its Permitted Transferees (such selling Persons, collectively, a "Selling Member") shall sell to the Manager Member (such purchases, collectively, a "Purchase", and the LLC Interests purchased pursuant thereto, collectively, the "Purchased Interest"), all of the LLC

      Interests held by the Selling Member for the Purchase Price (as defined in Section 3.11(c) hereof) and otherwise pursuant to the terms of this
      Section 3.11;

      PROVIDED, HOWEVER, that, notwithstanding the fact that Foster Friess' employment by the LLC or the DE LLC (as applicable) has terminated for any reason prior to the consummation of the Subsequent Purchase, the Subsequent Purchase LLC Points shall not be purchased by the Manager Member from FAI pursuant to this Section 3.11 (but, for the avoidance of doubt, all of FAI's other LLC Interests shall be purchased in accordance with the provisions of this Section 3.11, subject to the immediately following proviso) until such time as it has become objectively determinable that AMG will not be required to consummate the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement, at which time the Subsequent Purchase LLC Points shall be purchased by the Manager Member from FAI pursuant to this Section 3.11 (i) as if Foster Friess' employment by the LLC or the DE LLC (as applicable) had terminated on the date it became objectively determinable that AMG would not be required to consummate the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement and (ii) with the Purchase Price and manner of payment for the purchase of the Subsequent Purchase LLC Points pursuant to this Section
      3.11 to be determined based upon the manner in which Foster Friess' employment with the LLC or the DE LLC (as applicable) actually terminated;

      and PROVIDED, FURTHER, that, notwithstanding the fact that Foster Friess' employment by the LLC or the DE LLC (as applicable) has terminated for any reason prior to three (3) months after the tenth (10th) anniversary of the Effective Time, any Series A LLC Points in the Purchase Reserve that continue at that time to be held by FAI shall not be purchased by the Manager Member from FAI pursuant to this Section 3.11 (but, for the avoidance of doubt, all of FAI's other LLC Interests shall be purchased in accordance with the provisions of this Section 3.11 (including without limitation any Series B-1 LLC Points then held by FAI, whether or not in the Purchase Reserve), subject to the immediately preceding proviso) until three months after the tenth (10th) anniversary of the Effective Time, at which time any remaining LLC Points in the Purchase Reserve that continue at that time to be held by FAI shall be purchased by the Manager Member from FAI pursuant to this Section 3.11(i) as if Foster Friess' employment by the LLC or the DE LLC (as applicable) had terminated three (3) months after the tenth (10th) anniversary and (ii) with the Purchase Price and manner of payment for the purchase of such LLC Points pursuant to this
      Section 3.11 to be determined based upon the manner in which Foster Friess' employment with the LLC or the DE LLC (as applicable) actually terminated;

      and PROVIDED, FURTHER, that, solely in the event that John Ragard's or William D'Alonzo's employment by the LLC or the DE LLC (as applicable) has terminated as a result of such Employee Stockholder's Retirement on the eleventh (11th) anniversary of the Effective Time, two-thirds of the aggregate number of LLC Points held by such applicable Designated Initial Member and its Permitted Transferees shall not be purchased by the Manager Member from such Designated Initial Member and its Permitted Transferees pursuant to this Section 3.11 in connection with such Retirement (but, for the avoidance of doubt, all of such Designated Initial Member's and its Permitted Transferees' other

      LLC Interests shall be purchased in accordance with the provisions of this
      Section 3.11 in connection with such Retirement) until the thirteenth
      (13th) anniversary of the Effective Time, at which time all remaining LLC Interests of such Designated Initial Member and its Permitted Transferees shall be purchased by the Manager Member from such Designated Initial Member and its Permitted Transferees pursuant to this Section 3.11 (to the extent such LLC Interests have not previously been Put pursuant to Section
      7.1 hereof) as if such applicable Employee Stockholder's employment by the LLC or the DE LLC (as applicable) had terminated by reason of his Retirement on the thirteenth (13th) anniversary of the Effective Time;

      and PROVIDED, FURTHER, that, solely in the event that John Ragard's or William D'Alonzo's employment by the LLC or the DE LLC (as applicable) has terminated as a result of such Employee Stockholder's Retirement on the twelfth (12th) anniversary of the Effective Time, one-half of the aggregate number of LLC Points held by such applicable Designated Initial Member and its Permitted Transferees shall not be purchased by the Manager Member from such Designated Initial Member and its Permitted Transferees pursuant to this Section 3.11 in connection with such Retirement (but, for the avoidance of doubt, all of such Designated Initial Member's and its Permitted Transferees' other LLC Interests shall be purchased in accordance with the provisions of this Section 3.11 in connection with such Retirement) until the thirteenth (13th) anniversary of the Effective Time, at which time all remaining LLC Interests of such Designated Initial Member and its Permitted Transferees shall be purchased by the Manager Member from such Designated Initial Member and its Permitted Transferees pursuant to this Section 3.11 as if such applicable Employee Stockholder's employment by the LLC or the DE LLC (as applicable) had terminated by reason of his Retirement on the thirteenth (13th) anniversary of the Effective Time;

      and PROVIDED, FURTHER, that, solely in the event that Carl Gates' employment by the LLC or the DE LLC (as applicable) has terminated as a result of such Employee Stockholder's Retirement prior to the fifth (5th) anniversary of the Effective Time, the LLC Interests held by such Employee Stockholder and his Permitted Transferees shall not be purchased by the Manager Member pursuant to this Section 3.11 in connection with such Retirement until the fifth (5th) anniversary of the Effective Time, at which time all LLC Interests of such Employee Stockholder and his Permitted Transferees shall be purchased by the Manager Member pursuant to this Section 3.11 as if such applicable Employee Stockholder's employment by the LLC or the DE LLC (as applicable) had terminated by reason of his Retirement on the fifth (5th) anniversary of the Effective Time, PROVIDED that, in the event that following the actual Retirement of such Employee Stockholder from employment with the LLC such Employee Stockholder (i) dies or (ii) experiences Permanent Incapacity, all remaining LLC Interests of such Employee Stockholder and its Permitted Transferees shall be purchased pursuant to this Section 3.11 promptly following the discovery by the Manager Member of such occurrence, with the Purchase Price and manner of payment for the purchase of such LLC Interests to be determined as if such Employee Stockholder's employment with the LLC or the DE LLC (as applicable) had terminated as a result of death or Permanent Incapacity, respectively.

                  (b) The closing of the Purchase will take place on a date set by the Manager Member (the "Purchase Closing Date") which shall be after the last day of the calendar quarter in which the applicable Employee Stockholder's employment with the LLC or the DE LLC (as applicable) terminated (or, if later, after the last day of the sixth (6th) full calendar month following the Effective Time), but which is not more than one hundred twenty (120) days after the date such termination of employment occurred (or, if later, not more than one hundred twenty (120) days after the last day of the sixth (6th) full calendar month following the Effective Time); PROVIDED, HOWEVER, that the Manager Member shall select the same date for the Purchase Closing Date hereunder as has been selected by the DE LLC Manager Member for the "Purchase Closing Date" under the DE LLC Agreement (as such term is defined in the DE LLC Agreement) for purposes of its repurchase of the Selling Member's (and/or its Affiliates', as applicable) DE LLC Interests; and PROVIDED, FURTHER, that the Manager Member shall be permitted in its sole discretion (but shall not be required) to delay the consummation of the Purchase hereunder (thereby delaying the Purchase Closing Date) until such time as the Selling Member (and/or its Affiliates, as applicable) simultaneously sells its DE LLC Interests to the Manager Member (or the DE LLC Manager Member) pursuant to the provisions of Section 3.11 of the DE LLC Agreement.

                  (c) The aggregate purchase price payable by the Manager Member (or its assignee) for a Purchase (the "Purchase Price") shall be determined as follows:

                  (i) Series A LLC Points shall be valued at the fair value
            thereof, which shall be conclusively determined as follows:

                        (A) seven (7.0), multiplied by

                        (B) the "Applicable Cash Flow", which shall be defined
                  as the positive difference (if any) of (x) the sum of (I) fifty percent (50%) of the Base Owners' Allocation for the twenty four (24) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs (or, if later, the last day of the sixth (6th) full calendar month following the Effective
                  Time), plus (II) thirty three and one-third percent (33-1/3%) of the Earned Performance Owners' Allocation for the thirty six (36) months ending on the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs (or, if later, the last day of the sixth
                  (6th) full calendar month following the Effective Time), minus
                  (y) the amount by which the combined actual expenses of the LLC, the DE LLC and any Controlled Affiliates of the LLC or the DE LLC (determined on a basis consistent with the determination of the permitted uses of the Operating Allocation under this Agreement and the DE LLC Agreement) (other than any premiums on key-man life and/or disability insurance paid out of the Owners' Allocation, and other than expenses of the LLC consisting of payments made by the LLC to the DE LLC under the Services Agreement, PROVIDED that the ten percent margin payable by the LLC to the DE LLC under the Services Agreement shall be included in such determination as an expense of the LLC) exceeded the Operating Allocation (including any previously reserved Operating Allocation) during the twelve (12) months ending the last day of the calendar quarter in which the termination of such Employee Stockholder's employment occurs (or, if later, the last day of the sixth (6th) full calendar month following the Effective
                  Time), multiplied by

                        (C) a fraction, the numerator of which is the number of
                  Vested Series A LLC Points being purchased in the Purchase, and the denominator of which is the number of LLC Points outstanding on the date of the closing of the Purchase (before giving effect to any issuances or redemptions of LLC Points on such date)

                  ; PROVIDED, HOWEVER, that the Purchase Price determined pursuant to this clause (i) shall be reduced by the amount of the "Purchase Price" determined under clause (i) of Section 3.11(c) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement;

                  (ii) Series B-1 LLC Points shall be valued at the fair value thereof, which shall be conclusively determined as follows:

                        (A) seven (7.0), multiplied by

                        (B) the "Applicable Cash Flow", multiplied by

                        (C) a fraction, the numerator of which is the number of
                  Vested Series B-1 LLC Points being purchased in the Purchase and the denominator of which is the number of LLC Points outstanding on the date of the closing of the Purchase (before giving effect to any issuances or redemptions of LLC Points on such date)

                  ; PROVIDED, HOWEVER, that the Purchase Price determined pursuant to this clause (ii) shall be reduced by the amount of the "Purchase Price" determined under clause (ii) of Section 3.11(c) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement;

                  (iii) Series B-2 LLC Points shall be valued at the fair value thereof, which shall be conclusively determined as follows:

                        (A) the positive difference, if any, between (x) seven
                  (7.0) multiplied by the "Applicable Cash Flow", and (y) the Liquidation Preference, multiplied by

                        (B) a fraction, the numerator of which is the number of
                  Vested Series B-2 LLC Points being purchased in the Purchase and the denominator of which is the number of LLC Points outstanding on the date of the closing of the Purchase (before giving effect to any issuances or redemptions of LLC Points on such date)

                  ; PROVIDED, HOWEVER, that the Purchase Price determined pursuant to this clause (iii) shall be reduced by the amount of the "Purchase Price" determined under clause (iii) of
                  Section 3.11(c) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement; and

                  (iv) Notwithstanding any other provision hereof to the
            contrary, Purchase Program Points (whether Series A LLC Points, Series B-1 LLC Points or Series B-2 LLC Points) shall be valued at the Fair Market Value of such LLC Points (the "Purchase Program Points FMV")

            ; PROVIDED, HOWEVER, that the Purchase Program Points FMV determined pursuant to this clause (iv) shall be reduced by the amount of the "Purchase Program Points FMV" determined under clause (iv) of
            Section 3.11(c) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement.

            Sample calculations under Sections 3.11(c)(i), 3.11(c)(ii), 3.11(c)(iii) and 3.11(c)(iv) are attached as SCHEDULE C hereto.

      If a Purchase Price must be determined prior to (i) twenty four (24) months after the Effective Time, then the amount of the Base Owners' Allocation for the portion of the relevant twenty-four (24) month period before the Effective Time shall be calculated on a pro-forma basis such that the Base Owners' Allocation for the relevant period prior to the Effective Time shall be deemed to be equal to the product of (A) the Owners' Allocation Percentage, multiplied by (B) the combined Revenues From Operations of the LLC's predecessors, FAI and FAID, for such period, multiplied by (C) the lesser of (x) one (1) or (y) the Consenting Percentage, and (ii) thirty six (36) months after the Effective Time, then the amount of the Earned Performance Owners' Allocation for the portion of the relevant thirty-six (36) month period before the Effective Time shall be zero.

                  (d) The rights of the Manager Member and its assignees hereunder are in addition to and shall not affect any other rights which AMG, the Manager Member, the LLC or their assigns may otherwise have to purchase LLC Interests (including without limitation pursuant to any agreement entered into by a Non-Manager Member or an Additional Non-Manager Member which provides for the vesting of LLC Points).

                  (e) On the Purchase Closing Date, the Manager Member (or its assignee, as applicable) shall pay to the Selling Member the Purchase Price for the LLC Interests purchased in the manner set forth in this
      Section 3.11, and upon such payment the Selling Member shall cease to hold any LLC Interests, and such Selling Member automatically shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder; PROVIDED, HOWEVER, that the provisions of this Article III shall continue to be binding upon such Selling

      Member and any related Employee Stockholder as provided in Section 3.14 hereof; and PROVIDED, FURTHER, that, in the event that any Designated Initial Member or other Employee Stockholder (or its related Non-Manager Member, in the case of an Employee Stockholder that is not a natural person) continues to hold LLC Points pursuant to the provisos to Section 3.11(a) hereof following such time as its Purchased Interest has otherwise been purchased pursuant to this Section 3.11, such Designated Initial Member or Employee Stockholder (as applicable) shall continue to be a Member of the LLC until such time as it no longer holds such LLC Points (as a result of the purchase of such LLC Points in the Subsequent Purchase pursuant to the Purchase Agreement (in the case of Subsequent Purchase LLC Points), the purchase of such LLC Points subsequently pursuant to this
      Section 3.11 or pursuant to a Put under Section 7.1, or otherwise), and at that time such Designated Initial Member or Employee Stockholder (as applicable) automatically shall be deemed to have withdrawn from the LLC and shall cease to be a Member of the LLC and shall no longer have any rights hereunder (except as provided in the immediately preceding proviso). On the Purchase Closing Date, the Selling Member and the Manager Member (or its assignee) shall, if the Manager Member so requests, execute an agreement reasonably acceptable to the Manager Member (i) in which the Selling Member (including each Person included therein) represents and warrants to the Manager Member (or its assignee), that it has sole record and beneficial title to the Purchased Interest, free and clear of any Liens other than those imposed by this Agreement, and (ii) addressing such other customary matters as to authority, enforceability and similar subjects as the Manager Member reasonably requests.

                  (f) Payment of the Purchase Price with respect to any Purchased Interest shall be made as follows:

                  (i) In the case of a Purchase of Series A LLC Points which are not Purchase Program Points,

                        (A) in the case of such a Purchase following a
                  termination of the employment of the applicable Employee Stockholder with the LLC (if the LLC employed such Employee Stockholder) or the DE LLC (if the DE LLC employed such Employee Stockholder) in conjunction with a Removal Upon Instruction of the Management Committee, on the Purchase Closing Date by wire-transfer of immediately available funds to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the Purchase Closing Date;

                        (B) in the case of such a Purchase following a
                  termination of the employment of the applicable Employee Stockholder resulting from the death of such Employee Stockholder, on the Purchase Closing Date either (in the sole discretion of the Manager Member) (I) by wire-transfer of immediately available funds in an amount equal to one hundred percent (100%) of the Purchase Price to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the Purchase Closing Date or (II) by
                  (x) wire-transfer of immediately available funds in an amount equal to fifty percent (50%) of the Purchase

                  Price to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the Purchase Closing Date and (y) delivery of AMG Shares having a value equal to fifty percent (50%) of the Purchase Price as determined under the procedures set forth in Section 7.1(i) hereof;

                        (C) in the case of such a Purchase following a
                  termination of the employment of the applicable Employee Stockholder resulting from the Retirement or Permanent Incapacity of such Employee Stockholder, on the later to occur of (I) the Purchase Closing Date or (II) the date which is the first business day after the third anniversary of the Effective Time, in either such case either (in the sole discretion of the Manager Member) (x) by wire-transfer of immediately available funds in an amount equal to one hundred percent (100%) of the Purchase Price to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the date such payment is due, (y) by
                  (1) wire-transfer of immediately available funds in an amount equal to fifty percent (50%) of the Purchase Price to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the Purchase Closing Date and (2) delivery of AMG Shares having a value equal to fifty percent (50%) of the Purchase Price as determined under the procedures set forth in Section 7.1(i) hereof, or (z) in the case of a Purchase of Series A LLC Points which are not Initial LLC Points, by delivery of a promissory note of AMG, in the form attached hereto as EXHIBIT C, having an initial principal amount equal to the Purchase Price, the principal amount of which promissory note is payable in four (4) equal annual installments (subject to the terms and conditions of this Agreement and such promissory note), with the first installment payable on the date such promissory note is delivered pursuant hereto; or

                        (D) in the case of any other such Purchase (including
                  without limitation a termination of the employment of the applicable Employee Stockholder in conjunction with a Removal For Acting Contrary to the Best Interests of the LLC), on the later to occur of (I) the Purchase Closing Date or (II) the date which is the first business day after the second anniversary of the Effective Time, in either such case (x) 53.571% in Contingent Consideration and (y) 46.429% (in the sole discretion of the Manager Member) either (1) by wire-transfer of immediately available funds to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the date such payment is due, (2) by (R) wire-transfer of immediately available funds in an amount equal to 23.215% of the Purchase Price to an account designated to the Manager Member by the Selling Member at least three (3) business days prior to the Purchase Closing Date and (S) delivery of AMG Shares having a value equal to 23.214% of the Purchase Price as determined under the procedures set forth in Section 7.1(i) hereof, or (3) in the case of a Purchase of Series A LLC Points which are not Initial LLC Points, by delivery of a promissory note of AMG, in the form attached hereto as EXHIBIT C, having an initial principal amount equal to 46.429% of the Purchase Price, the principal amount of which promissory note is payable in four (4) equal annual installments (subject to the terms and conditions of this Agreement and such promissory note), with the first installment payable on the date such promissory note is delivered pursuant hereto;

                  (ii) In the case of a Purchase of Series B-1 LLC Points which are not Purchase Program Points or Series B-2 LLC Points which are not Purchase Program Points, on the later to occur of (A) the Purchase Closing Date or (B) the date which is the first business day after the third anniversary of the Effective Time, in either such case one hundred percent (100%) in Contingent Consideration;

                  (iii) In the case of a Purchase of Series A LLC Points or
            Series B LLC Points which are Purchase Program Points,

                        (A) in the case of any such Purchase where the Purchase
                  Program Points FMV determined pursuant to Section 3.11(c)(iv) is less than or equal to the amount that would have been calculated under Section 3.11(c)(i) (in the case of Purchase Program Points which are Series A LLC Points), Section 3.11(c)(ii) (in the case of Purchase Program Points which are Series B-1 LLC Points) or Section 3.11(c)(iii) (in the case of Purchase Program Points which are Series B-2 LLC Points) if such LLC Points had not been Purchase Program Points, then in the manner set forth in Section 3.11(f)(i) (in the case of Purchase Program Points which are Series A LLC Points) or
                  Section 3.11(f)(ii) (in the case of Purchase Program Points which are Series B LLC Points); or

                        (B) in the case of any such Purchase where the Purchase
                  Program Points FMV determined pursuant to Section 3.11(c)(iv) is greater than the amount that would have been calculated under Section 3.11(c)(i) (in the case of Purchase Program Points which are Series A LLC Points), Section 3.11(c)(ii) (in the case of Purchase Program Points which are Series B-1 LLC Points) or Section 3.11(c)(iii) (in the case of Purchase Program Points which are Series B-2 LLC Points) if such LLC Points had not been Purchase Program Points, then (I) that portion of the Purchase Program Points FMV equal to such calculation under Section 3.11(c)(i), Section 3.11(c)(ii) or
                  Section 3.11(c)(iii) (as applicable) shall be paid in the manner set forth under Section 3.11(f)(i) (in the case of Purchase Program Points which are Series A LLC Points) or
                  Section 3.11(f)(ii) (in the case of Purchase Points which are Series B LLC Points), and (II) the excess shall be paid one hundred percent (100%) in Contingent Consideration at the same time payment is made pursuant to clause (I) of this Section 3.11(f)(iii)(B).

                  (g) The Manager Member may (i) assign any or all of its rights and obligations under this Section 3.11, in one or more instances, to any other direct or indirect wholly-owned subsidiary of AMG or (ii) with the written consent of the Management Committee (excluding any member thereof whose interest is being repurchased), assign any or all of its rights and obligations under this Section 3.11, in one or more instances, to the LLC; PROVIDED, HOWEVER, that no such assignment shall relieve the Manager Member of its obligation to make payment of a Purchase Price (to the extent not paid by any such assignee); and PROVIDED, FURTHER, that, in the event such assignee is a wholly-owned subsidiary of AMG and thereafter ceases to be so owned, such assignee shall reassign to the Manager Member (or another direct or indirect wholly-owned subsidiary of AMG) all LLC Interests so acquired.

                  (h) In the event that a Non-Manager Member, its related Employee Stockholder or any Permitted Transferee thereof holding LLC Interests or DE LLC Interests (or any other holder of LLC Interests or DE LLC Interests, other than the Manager Member or any Affiliate thereof) (i) has filed a voluntary petition under the bankruptcy laws or a petition for the appointment of a receiver or makes any assignment for the benefit of creditors, (ii) is subject involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any of its LLC Interests or DE LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its effective date, or (iii) otherwise is subject to a Transfer of any of its LLC Interests or DE LLC Interests or, in the case of an Employee Stockholder which is not a Non-Manager Member, its interests in the Non-Manager Member which it owns, by court order or decree or by operation of law, then the Manager Member shall in its sole discretion be entitled to purchase (or permit its assignee to purchase) all of the LLC Interests and DE LLC Interests held by such Non-Manager Member (or other holder of LLC Interests or DE LLC Interests, other than the Manager Member or any Affiliate thereof) pursuant to the terms of this Section 3.11 (with respect to LLC Interests) and pursuant to the terms of Section 3.11 of the DE LLC Agreement (with respect to DE LLC Interests) as if such Non-Manager Member (or other holder of LLC Interests or DE LLC Interests) was a Selling Member (with respect to LLC Interests purchased hereunder) or a "Selling Member" under the terms of the DE LLC Agreement (with respect to DE LLC Interests purchased thereunder), with the purchase price for such purchase to be determined pursuant to Section 3.11(c)(ii) (in the case of purchased LLC Interests) and paid in accordance with Sections 3.11(f)(i)(D) or 3.11(f)(iii) (as applicable), and pursuant to the terms of Section 3.11(c)(ii) of the DE LLC Agreement (in the case of purchased DE LLC Interests) and paid in accordance with Sections 3.11(f)(i)(D) or 3.11(f)(iii) of the DE LLC Agreement, and the date of the closing to be determined by the Manager Member in its discretion. In order to give effect to clause (iii) of the prior sentence, if any of the interests of a Non-Manager Member in the LLC, or of an Employee Stockholder in a Non-Manager Member, become subject to Transfer (or purport to be or have been Transferred) by a court order or decree or by operation of law, the Non-Manager Member (or other holder of LLC Interests, other than the Manager Member or any Affiliate thereof) whose interests in the LLC, or the interests in which (as applicable), are subject to such Transfer shall cease to be a Member of the LLC, and the transferee by court order or decree or by operation of law shall not become a Member, and the Manager Member (or its assignee) shall have the right in its sole discretion to purchase from the Non-Manager Member which has ceased to be a Non-Manager Member (or other holder of LLC Interests) all of his, her or its interests in the LLC in the manner set forth in the preceding sentence (and the corresponding provisions of the DE LLC Agreement shall apply with respect to DE LLC Interests in such circumstances). In the event that the Manager Member in its sole discretion determines not to purchase (or permit another assignee of the Manager Member to purchase) the LLC Interests held by a Non-Manager Member (or other holder of LLC Interests, other than the Manager Member or any Affiliate thereof) pursuant to the foregoing provisions of this Section 3.11(i), the Manager Member shall assign its right to make such purchase to any one or more other Non-Manager Members who desire to make such purchase for their own accounts (and who the Management Committee shall have authorized in writing to make such purchase, with the Management Committee determining the respective percentages such other Non-Manager Members shall be permitted to purchase), and such other Non-Manager Member(s) shall be entitled to purchase such LLC Interests on the same terms that would have been applicable to the Manager Member had it elected to make such purchase pursuant to the foregoing provisions of this Section 3.11(i) (and the corresponding provisions of the DE LLC Agreement shall apply with respect to DE LLC Interests in such circumstances, provided that the same Person or Persons purchasing such LLC Interests shall also purchase the corresponding DE LLC Interests pursuant to the provisions of the DE LLC Agreement).

                  (i) In the event that a Non-Manager Member (or other holder of LLC Interests, other than the Manager Member or any Affiliate thereof) is required to sell its LLC Interests pursuant to the provisions of this
      Section 3.11 and for any reason fails to execute and deliver the agreements required by this Section 3.11 and otherwise to consummate such sale in accordance with the provisions of this Section 3.11 (including without limitation as a result of being unable for any reason to comply with the requirements hereof), the Manager Member (or its assignee, as applicable) may deposit the Purchase Price therefor (including cash and/or promissory notes) with any bank doing business within fifty (50) miles of the LLC's principal place of business, or with the LLC's accounting firm, as agent for such Non-Manager Member (or such other holder of LLC Interests), to be held by such bank or accounting firm for the benefit of and for delivery to such Non-Manager Member (and the corresponding provisions of the DE LLC Agreement shall apply with respect to the sale of DE LLC Interests under Section 3.11 of the DE LLC Agreement). Upon such deposit by the Manager Member (or its assignee, as applicable) and upon notice thereof given to such Non-Manager Member (or such other holder of LLC Interests), such Non-Manager Member's (or such other holder's) LLC Interests automatically shall be deemed to have been sold, transferred, conveyed and assigned to the Manager Member (or its assignee, as applicable), such Non-Manager Member (or such other holder) shall cease to hold any LLC Interests, shall cease to be a Member of the LLC (if previously a Member) and shall have no further rights with respect thereto (other than the right to withdraw the payment therefor, if any, held by the agent described in the preceding sentence), and the Manager Member shall record such transfer on SCHEDULE A hereto.


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

      SECTION 3.12. NO EMPLOYMENT OBLIGATION. Each Non-Manager Member and each Employee Stockholder acknowledges that neither this Agreement nor the provisions of any Non-Solicitation Agreement to which it is a party creates an obligation on the part of the LLC (if the LLC employs such Employee Stockholder) or the DE LLC (if the DE LLC employs such Employee Stockholder) to continue the employment of an Employee Stockholder or any other Person with the LLC or the DE LLC, and that such Employee Stockholder is an employee at will of the LLC or the DE LLC (as applicable) (except to the extent otherwise provided in any Employment Agreement to which such Employee Stockholder is a party).

      SECTION 3.13. CAPITALIZATION OF EXCESS OPERATING CASH FLOW. If the Management Committee advises the Manager Member that, in its reasonable judgment (taking into account the anticipated revenue and expenses bases of the LLC, the DE LLC and their respective Controlled Affiliates), the Operating Allocation will exceed the foreseeable expenses of the LLC, the DE LLC and their respective Controlled Affiliates on a sustained basis (taking into account business conditions at the time and including both a reasonable allowance for either loss of business or a change in margins in the business), the Manager Member shall discuss in good faith with the Management Committee whether the Manager Member concurs in that view, and if the Manager Member after such discussion concurs in that view in its sole discretion, the Manager Member will further discuss (and may, in its sole discretion, agree) with the Management Committee whether to capitalize a portion of such excess cash flow, the amount of any such excess that it is potentially appropriate to capitalize, and who the recipients of such capitalized excess cash flow should be from the management group.

      SECTION 3.14. MISCELLANEOUS. Each Member and each Employee Stockholder agrees that the enforcement of the provisions of Sections 3.8, 3.9, 3.10 and
3.11 hereof, and the enforcement of the provisions of the Employment Agreements and Non-Solicitation Agreements, are necessary to ensure the protection and continuity of the business, goodwill and confidential business information of the LLC (and any Controlled Affiliates thereof) for the benefit of each of the Members. Each Member and each Employee Stockholder agrees that, due to the proprietary nature of the LLC's (and any of its Controlled Affiliates') business, the restrictions set forth in Section 3.9 hereof and in the Employment Agreements and the Non-Solicitation Agreements are reasonable as to duration and scope. If any provision contained in this Article III shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this
Article III. It is the intention of the parties hereto that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time that is not permitted by applicable law, or is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would then be valid or enforceable under applicable law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under applicable law. Each Member and Employee Stockholder acknowledges that the obligations and rights under Sections 3.8, 3.9, 3.10 and 3.11 and this Section 3.14 shall survive the termination of the employment of an Employee Stockholder with the LLC (and with the DE LLC and any applicable Controlled Affiliates thereof, to the extent any such Person employs such Employee Stockholder) and/or the withdrawal or removal of a Member from the LLC (and as a member of the DE LLC), regardless of the manner of such termination, withdrawal or removal, in accordance with the provisions


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

hereof and of the relevant Employment or Non-Solicitation Agreement. Moreover, each Member agrees that the remedies provided herein are reasonably related to the anticipated loss that the LLC (and any Controlled Affiliates thereof) and the Members (including, without limitation, the Manager Member, which would be purchasing LLC Interests from a Non-Manager Member) would suffer upon a breach of such provisions. Except as agreed to following the Effective Time by the Manager Member in advance in a writing making specific reference to this Article III, no Employee Stockholder or Non-Manager Member shall enter into any agreement or arrangement which is inconsistent with the terms and provisions hereof.

                       ARTICLE IV - CAPITAL CONTRIBUTIONS;
                CAPITAL ACCOUNTS AND ALLOCATIONS; DISTRIBUTIONS.

      SECTION 4.1. CAPITAL CONTRIBUTIONS.

                  (a) As of June 1, 2001, (i) FAI contributed to the LLC substantially all of its assets, properties, rights, powers, privileges and business (and the goodwill associated therewith) (and the LLC assumed certain of the liabilities of FAI) and (ii) FAID contributed to the LLC certain of its assets, properties, rights, powers, privileges and business (and the goodwill associated therewith) (and the LLC assumed certain of the liabilities of FAID), and the Members agree that such Capital Contributions had an aggregate value equal to the aggregate Preferred Capital Account Balances of the Manager Member and FAI (as a Non-Manager Member) set forth on SCHEDULE A hereto as of immediately following the Effective Time. Except as may be agreed to following the Effective Time in connection with the issuance of additional LLC Interests, as specifically set forth herein, or as may be required under applicable law, the Members shall not be required to make any further capital contributions to the LLC. No Member shall make any capital contribution to the LLC without the prior consent of the Manager Member.

                  (b) No Member shall have the right to withdraw any part of his, her or its (or his, her or its predecessors in interest) Capital Contribution until the dissolution and winding up of the LLC (except as distributions otherwise expressly provided for in this Article IV may represent returns of capital, in whole or in part). No Member shall be entitled to receive any interest on any Capital Contribution made by it (or its predecessors in interest) to the LLC. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

      SECTION 4.2. CAPITAL ACCOUNTS; ALLOCATIONS.

                  (a) There shall be established for each Member a Capital Account (a "Capital Account") which, in the case of each Member, shall initially be equal to the Capital Contribution of such Member as of immediately following the Effective Time as set forth on SCHEDULE A hereto.

                  (b) The Capital Account of each Member shall be adjusted in the following manner. Each Capital Account shall be increased by such Member's allocable


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

      share of income and gain, if any, of the LLC (as well as the Capital Contributions made by a Member after the Effective Time (including without limitation any Capital Contributions deemed to have been made to the LLC by the Manager Member pursuant to the operation of the last paragraph of
      Section 3.5(c) hereof)) and shall be decreased by such Member's allocable share of deductions and losses, if any, of the LLC and by the amount of all distributions made to such Member. The amount of any distribution of assets other than cash shall be deemed to be the Fair Market Value of such assets (net of any liabilities encumbering such property that the distributee Member is considered to assume or take subject to). Capital Accounts shall also be adjusted upon the issuance of additional LLC Interests as set forth in Section 5.5(c) and upon the transfer of LLC Interests as set forth in Section 5.1. To the extent not otherwise provided for in this Agreement, the Capital Accounts of the Members shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                  (c) Subject to Sections 4.2(e), 4.2(g) and 4.5 hereof, all items of LLC income and gain shall be allocated among the Members' Capital Accounts at the end of every calendar quarter (or portion thereof, in the case of the first calendar quarter end following the Effective Time, if the Effective Time did not fall on the first day of a calendar quarter) as follows:

                  (i) first, items of income and gain (if any) shall be
            allocated to the Manager Member in an amount equal to the product of
            (A) the Owners' Allocation for such calendar quarter (net of any Owners' Allocation Expenditures for such calendar quarter), multiplied by (B) a fraction (I) the numerator of which is the number of LLC Points held by the Manager Member as of the first day of such calendar quarter and (II) the denominator of which is the number of Vested LLC Points outstanding as of the first day of such calendar quarter;

                  (ii) second, items of income and gain (if any) shall be
            allocated to the Manager Member until the Manager Member has been allocated cumulative income and gain under this Section 4.2(c)(ii) which, together with income and gain previously allocated to the Manager Member under Section 4.2(e)(i) hereof, equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii), 4.2(d)(iii) and 4.2(f) in prior periods (if any);

                  (iii) third, solely to the extent (if any) that FAI's Capital
            Account balance is less than its then-applicable Preferred Capital Account Balance, items of income and gain (if any) shall be allocated to FAI until FAI has been allocated cumulative income and gain under this Section 4.2(c)(iii) which, together with income and gain previously allocated to FAI under Section 4.2(e)(ii) hereof, equals the cumulative amount of losses and deductions allocated to FAI under Sections 4.2(d)(i)(B), 4.2(d)(iii) and 4.2(f) in prior periods (if any);


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

                  (iv) fourth, items of income and gain (if any) shall be
            allocated to each Non-Manager Member in an amount equal to the product of (I) the Owners' Allocation for such calendar quarter (net of any Owners' Allocation Expenditures for such calendar quarter), multiplied by (II) a fraction (x) the numerator of which is the number of Vested LLC Points held by such Non-Manager Member as of the first day of such calendar quarter and (y) the denominator of which is the number of Vested LLC Points outstanding as of the first day of such calendar quarter, until the aggregate amount of such items of income and gain allocated to the Members (including both the Manager Member and the Non-Manager Members) pursuant to Sections 4.2(c)(i), 4.2(c)(ii), 4.2(c)(iii) and this 4.2(c)(iv) for such calendar quarter equals the total amount of the Owners' Allocation (net of any Owners' Allocation Expenditures) for such calendar quarter; and

                  (v) finally, all remaining items of LLC income and gain shall be allocated among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter.

                  (d) Subject to Sections 4.2(f), 4.2(g) and 4.5 hereof, all items of LLC loss and deduction shall be allocated among the Members' Capital Accounts at the end of every calendar quarter (or portion thereof, in the case of the first calendar quarter end following the Effective Time, if the Effective Time did not fall on the first day of a calendar quarter) as follows:

                  (i) first, all items of LLC loss and deduction for such
            calendar quarter shall be allocated: (A) first, among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective number of Vested LLC Points on the first day of such calendar quarter, until the aggregate amount of such items of loss and deduction allocated to the Non-Manager Members pursuant to this clause (A) equals the aggregate amount of allocations of income and gain to the Non-Manager Members pursuant to Section 4.2(c)(v) for such calendar quarter and (B) second, among the Non-Manager Members in accordance with (and in proportion to) each Non-Manager Member's respective numbers of Vested LLC Points on the first day of such calendar quarter, until the Capital Accounts of all of the Non-Manager Members shall have been reduced to zero
            (0) (after giving effect to the allocations of income and gain for such calendar quarter under Section 4.2(c)); provided that no additional loss or deduction shall be allocated to any Non-Manager's Capital Account pursuant to this Section 4.2(d)(i) once such Capital Account has been reduced to zero (0) (but items of loss and deduction shall continue to be allocated to the Capital Accounts of the other Non-Manager Members pursuant to this Section 4.2(d)(i) until all such Non-Manager Members' Capital Accounts have been reduced to zero (0));

                  (ii) second, any remaining items of LLC loss and deduction for such calendar quarter not allocated to the Non-Manager Members under
            Section 4.2(d)(i) shall be allocated to the Manager Member until its Capital Account shall have been reduced to zero (0); and


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

                  (iii) finally, any remaining items of LLC loss and deduction for such calendar quarter not allocated to the Members under Sections 4.2(d)(i) and 4.2(d)(ii) shall be allocated among all Members in accordance with (and in proportion to) each Member's respective number of Vested LLC Points as of the first day of such calendar quarter.

                  (e) If the LLC has a net gain from the sale, exchange or other disposition of all, or substantially all (as determined by the Manager Member), of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates, then that net gain shall be allocated among the Members as follows:

                  (i) first, to the Manager Member until the Manager Member has been allocated cumulative gain which, together with income and gain previously allocated to the Manager Member under Section 4.2(c)(ii) and this Section 4.2(e)(i), equals the cumulative amount of losses and deductions allocated to the Manager Member under Sections 4.2(d)(ii), 4.2(d)(iii) and 4.2(f) in prior periods;

                  (ii) second, solely to the extent (if any) that FAI's Capital
            Account balance is less than its then-applicable Preferred Capital Account Balance, to FAI until FAI has been allocated cumulative gain which, together with income and gain previously allocated to FAI under Section 4.2(c)(iii) and this Section 4.2(e)(ii), equals the cumulative amount of losses and deductions allocated to FAI under Sections 4.2(d)(i)(B), 4.2(d)(iii) and 4.2(f) in prior periods;

                  (iii) third, an aggregate amount of gain equal to the positive difference between (A) the Liquidation Preference and (B) the aggregate positive Capital Account balances of those Members holding Series A LLC Points and/or Series B-1 LLC Points as of the date of the transaction (or an allocable portion thereof, in the case of any Member holding both Series A LLC Points and/or Series B-1 LLC Points, on the one hand, and Series B-2 LLC Points, on the other hand, as of the date of such transaction) to those Members holding Vested Series A LLC Points and/or Vested Series B-1 LLC Points as of the date of the transaction in accordance with (and in proportion to) their respective number of Vested Series A LLC Points and Vested Series B-1 LLC Points as of the date of the transaction; PROVIDED, HOWEVER, that if any gain would be allocable to the Non-Manager Members holding Series A LLC Points (other than FAI) pursuant to this Section 4.2(e)(iii), any gain allocable to FAI pursuant to this
            Section 4.2(e)(iii) shall instead be allocated to the Non-Manager Members holding Series A LLC Points (other than FAI) in accordance with (and in proportion to) their respective number of Vested Series A LLC Points as of the date of the transaction until the ratio of
            (I) the aggregate Capital Account balances of the Non-Manager Members holding Series A LLC Points (other than FAI) arising as a result of allocations made pursuant to this Section 4.2(e)(iii) and 4.2(e)(iv), on the one hand, to (II) the aggregate Preferred Capital Account Balances of the Manager Member and FAI, on the other hand, is equal to the ratio of (X) the Applicable Series A Aggregate Non-Manager Member Allocation Percentage, on the one hand, to (Y) the sum of


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            the Applicable Manager Member Allocation Percentage plus the
            Applicable FAI Allocation Percentage, on the other hand;

                  (iv) fourth, with respect to each remaining dollar of gain,
            (A) to the Manager Member that percentage of such dollar of gain equal to the Applicable Manager Member Allocation Percentage and (B) to the Non-Manager Members (other than FAI) the remaining portion of such dollar of gain (with such portion to be allocated among the Non-Manager Members (other than FAI) in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction), until the ratio of (I) the aggregate Capital Account balances of the Non-Manager Members (other than FAI) arising as a result of allocations made pursuant to Section 4.2(e)(iii) and this Section 4.2(e)(iv), on the one hand, to (II) the aggregate Preferred Capital Account Balances of the Manager Member and FAI, on the other hand, is equal to the ratio of (X) the Applicable Aggregate Non-Manager Member Allocation Percentage, on the one hand, to (Y) the sum of the Applicable Manager Member Allocation Percentage plus the Applicable FAI Allocation Percentage, on the other hand; and

                  (v) thereafter, among the Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction.

                  (f) If the LLC has a net loss from any sale, exchange or other disposition of all, or substantially all (as determined by the Manager Member), of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates, then that net loss shall be allocated among the Members in accordance with (and in proportion to) their respective number of Vested LLC Points as of the date of the transaction; provided that no additional losses shall be allocated to a Member once its Capital Account has been reduced to zero (0) (but losses shall continue to be allocated to the Capital Accounts of the other Members pursuant to this
      Section 4.2(f)) until all Members' Capital Accounts have been reduced to zero (0), and thereafter any remaining amount of such losses shall be allocated among all Members pursuant to this Section 4.2(f) in accordance with (and in proportion to) each Member's respective number of Vested LLC Points as of the date of the transaction.

                  (g) Upon the making of an indemnification payment pursuant to
      Article 13 of the Purchase Agreement (or offset of such a required payment against an amount owed to an indemnitor as permitted under the Purchase Agreement), which payment is treated as an adjustment to the WY LLC Closing Purchase Price, (i) the Manager Member's and FAI's respective Preferred Capital Account Balances and (ii) the Capital Account balances of each of the Members shall be adjusted on a pro forma basis to such levels as would have been in effect at the time of such indemnification payment if the WY LLC Closing Purchase Price had instead been reduced by the amount of such indemnification payment as of the Effective Time.

                  (h) Following (and not including) the date on which the Effective Time occurs, in the event that during any calendar quarter (or any fiscal year of the LLC)


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

      there is any change of Members or LLC Points held by the Members (whether as a result of the admission of an Additional Non-Manager Member, the redemption by the LLC of all (or any portion of) any Member's LLC Points, an issuance or transfer of any LLC Points or otherwise), such transfer shall be deemed to have occurred as of the end of the last day of the calendar quarter in which such change occurred; PROVIDED, HOWEVER, that allocations in respect of Subsequent Purchase LLC Points for periods prior to the Subsequent Closing shall be made to FAI (with FAI and the Manager Member to receive respective allocations in respect of such LLC Points for the calendar quarter in which the Subsequent Closing occurs ratably based upon the number of days in such quarter that each of them held such LLC Points).

      SECTION 4.3. DISTRIBUTIONS.

                  (a) Subject to Section 4.4 hereof, from and after the Effective Time, within thirty (30) days after the end of each calendar quarter, the LLC shall, to the extent cash is available therefor at the LLC or any of its Controlled Affiliates or at the DE LLC or any of its Controlled Affiliates (and the LLC shall cause its Controlled Affiliates to distribute any such available cash to the LLC and/or obtain a Working Capital Loan from the DE LLC, in each case to the extent required for distributions pursuant hereto and not in violation of any laws applicable to such Controlled Affiliates or the DE LLC), and based on the unaudited financial statements for such calendar quarter prepared in accordance with
      Section 9.3 hereof (after approval of such financial statements by the Manager Member), (i) first, distribute to the Manager Member an amount equal to the allocations of income and gain to the Manager Member pursuant to Sections 4.2(c)(i) and 4.2(c)(ii) for such calendar quarter and any previous calendar quarter to the extent not then distributed (less the Manager Member's pro rata portion of any reservation from the Owners' Allocation for future Owners' Allocation Expenditures) and (ii) second, distribute to each Non-Manager Member (and each Person who was a Non-Manager Member at any time during such calendar quarter) an amount equal to the allocation of income and gain to such Non-Manager Member pursuant to Section 4.2(c)(iv) for such calendar quarter and any previous calendar quarter to the extent not then distributed, less an amount equal to the allocation of losses and deductions to such Non-Manager Member pursuant to Sections 4.2(d)(i)(B) and 4.2(d)(iii) for such calendar quarter (and less an amount equal to each such Person's pro rata portion of any reservation from the Owners' Allocation for future Owners' Allocation Expenditures). Within sixty (60) days after the end of each fiscal year of the LLC, the LLC shall, based on the audited financial statements prepared in accordance with Section 9.3 hereof, make a distribution of the remaining amounts (if any) for such completed fiscal year which were allocated pursuant to Sections 4.2(c)(i), 4.2(c)(ii) and 4.2(c)(iv) (but not previously distributed) and any previous fiscal year to the extent not then distributed (less each applicable recipient's pro rata portion of any reservation from the Owners' Allocation for future Owners' Allocation Expenditures), such distribution to be made in accordance with clauses (i) and (ii) of the prior sentence, whenever and to the extent cash is available therefor at the LLC or any of its Controlled Affiliates (and the LLC shall cause its Controlled Affiliates to distribute any such available cash to the LLC and/or obtain a Working Capital Loan from the DE LLC, in each case to the extent required for such distributions and not in violation of any laws applicable to such Controlled Affiliates or the DE LLC). Notwithstanding


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      the foregoing provisions of this Section 4.3(a), the LLC may, with the prior written approval of the Manager Member and the Management Committee, from time to time reserve and not distribute portions of the Owners' Allocation for LLC purposes (including without limitation to increase the net worth of the LLC, to make capital expenditures (such as the creation of or investment in a Controlled Affiliate), to create a reserve for anticipated repurchases of LLC Interests) or to make a Working Capital Loan to the DE LLC to be used for any such purpose, provided that any such reservation shall be made from all Members pro-rata in proportion to Vested LLC Points as of the first day of the quarter in which such reservation is made. To the extent that cash is for any reason not available to make a distribution to the Manager Member pursuant to this
      Section 4.3(a) at the time such distribution otherwise would have been required by this Section 4.3(a) to be made to the Manager Member if cash were available therefor (or in the event that the LLC for any other reason does not make a required distribution to the Manager Member within thirty
      (30) days following a calendar quarter end or sixty (60) days following a fiscal year end, as applicable), then such distribution shall be made to the Manager Member by the LLC as promptly as possible following the date it was otherwise required to be made under this Section 4.3(a), together with interest thereon calculated from the thirtieth (30th) day following such calendar quarter end or the sixtieth (60th) day following such fiscal year end (as applicable) at a rate per annum equal to the prime lending rate then in effect as reported by The Chase Manhattan Bank, which interest shall be borne by the LLC as an operating expense payable out of the Operating Allocation.

                  (b) Except to the extent distributions are provided for in
      Section 4.3(a) hereof, any other amounts or proceeds available for distribution to the Members (if any) (after taking into account the use or reservation of Operating Allocation pursuant to Section 3.5(c)) shall be distributed to the Members at such times as may be determined by the Manager Member, provided that any such distribution shall be made among the Members (i) if attributable to a sale of all, or substantially all (as determined by the Manager Member), of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates, in the same manner and order as such distribution would have been made under
      Section 4.4 upon a dissolution, and (ii) if otherwise attributable, in accordance with (and in proportion to) their respective numbers of Vested LLC Points at the time of such distribution (PROVIDED, HOWEVER, that if a Member has made a Capital Contribution after the Effective Time (other than a Capital Contribution deemed to have been made by the Manager Member pursuant to the operation of the last paragraph of Section 3.5(c) hereof with respect to indemnification payments), the Manager Member may cause the LLC first to make a priority return of such Capital Contribution in the case of a distribution described in this clause (ii)).

                  (c) Notwithstanding any other provision of this Agreement, the LLC shall not make a distribution to any Member on account of its LLC Interest if such distribution would violate the Act or other applicable law.

      SECTION 4.4. DISTRIBUTIONS UPON DISSOLUTION; ESTABLISHMENT OF A RESERVE UPON DISSOLUTION. Upon any dissolution of the LLC, the assets of the LLC shall first go toward the payment (or the making of reasonable provision for the payment) of all liabilities of the LLC owing to creditors, including without limitation the establishment of such reserves as the


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Manager Member (or if there is none, the Liquidating Trustee) deems necessary or advisable to provide for any liabilities or other obligations of the LLC. The Manager Member (or if there is none, the Liquidating Trustee) may cause the LLC to pay any such reserves over to a bank (or other third party) to be held in escrow for the purpose of paying any such liabilities or other obligations. At the expiration of such period(s) as the Manager Member (or Liquidating Trustee, if there is no Manager Member) may deem necessary or advisable, any remaining amount of such reserves (if any), and any other assets available for distribution, or a portion thereof (as determined by the Manager Member or, if there is none, the Liquidating Trustee), shall be distributed among the Members in accordance with the positive balances (if any) in their respective Capital Accounts (as determined immediately prior to such distribution after taking into account all Capital Account adjustments for the period in which the dissolution occurs) until all such positive Capital Account balances have been reduced to zero. If any assets of the LLC are to be distributed in kind in connection with such liquidation, such assets shall be distributed on the basis of their Fair Market Values (net of any liabilities encumbering such assets) and, to the greatest extent practicable under the circumstances (as determined by the Manager Member or, if there is none, the Liquidating Trustee), shall be distributed pro-rata in accordance with the total amounts to be distributed to each Member. In the event that a distribution referenced in the preceding sentence is not distributed pro-rata, the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the LLC despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the LLC.
Immediately prior to the effectiveness of any such distribution-in-kind, each item of gain and/or loss that would have been recognized by the LLC had the property being distributed instead been sold by the LLC for its Fair Market
Value shall be determined and allocated to those Persons who were Members immediately prior to the effectiveness of such distribution in accordance with Sections 4.2(e) and 4.2(f).

      SECTION 4.5. PROCEEDS FROM CAPITAL CONTRIBUTIONS AND THE SALE OF SECURITIES; INSURANCE PROCEEDS; CERTAIN SPECIAL ALLOCATIONS.

                  (a) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision in this Article IV, if there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year, the Members shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g)(2) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 4.5(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

                  (b) QUALIFIED INCOME OFFSET. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
      (6), items of LLC income and gain shall be


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      specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in his Capital Account created by such adjustments, allocations or distributions as promptly as possible.

                  (c) GROSS INCOME ALLOCATION. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.5(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.5(b) and this Section 4.5(c) were not in this Agreement.

                  (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions shall be allocated among the Members in accordance with their respective numbers of Vested LLC Points.

                  (e) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(j).

                  (f) CURATIVE ALLOCATIONS. The allocations set forth in Sections 4.5(a), (b), (c), (d), and (e) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of LLC income, gain, loss or deduction pursuant to this Section 4.5(f), and to the extent Regulatory Allocations are necessary, it is the intent of the Members that they be made in as consistent a manner with the provisions of
      Section 4.2 hereof as practicable, subject to compliance with the Treasury Regulations. Therefore, notwithstanding any other provision of this
      Article IV (other than the Regulatory Allocations), the Manager Member shall make such offsetting special allocations of LLC income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all LLC items were allocated pursuant to Section 4.2. In exercising its discretion under this Section 4.5(f), the Manager Member shall take into account future Regulatory Allocations under Section 4.5(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 4.5(d) and (e).

                  (g) Capital Contributions (other than any Capital Contributions deemed to have been made to the LLC by the Manager Member pursuant to the operation of the last paragraph of Section 3.5(c) hereof) made by any Member after the Effective


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      Time, and any proceeds from the issuance of securities by the LLC, may in the sole discretion of the Manager Member be used for the benefit of the LLC (including without limitation provision for the purchase or redemption of any LLC Interests to be purchased or redeemed by the LLC), or may be distributed by the LLC to the Members in the sole discretion of the Manager Member, in which case any such proceeds shall be allocated and distributed among the Members in accordance with their respective Vested LLC Points immediately prior to the date of such contribution or issuance of securities (it being understood that in the event the proceeds are a promissory note or other receivable, any such distribution shall only occur (if at all) upon receipt by the LLC of cash in respect thereof).

                  (h) In the event of the death or Permanent Incapacity of an Employee Stockholder covered by key-man life or disability insurance the premiums on which have been paid out of the Owners' Allocation (or the ratable portion attributable to those premiums paid out of the Owners' Allocation, if not entirely paid out of the Owners' Allocation), the proceeds of any such policy (net of any expected tax liability to be incurred by the LLC or any Controlled Affiliate thereof as a result of the receipt of such proceeds, and any such tax liability shall be paid out of such proceeds) shall be allocated (to the extent items of income and gain have resulted therefrom) and distributed among the Members in accordance with their respective number of Vested LLC Points immediately following the Purchase of LLC Interests from such Employee Stockholder (or its related Non-Manager Member) under Section 3.11 hereof (except to the extent that the Manager Member and the Management Committee agree in writing to otherwise make use of such proceeds for the benefit of the LLC (e.g., the making of capital expenditures)).

                  (i) All items of depreciation or amortization (as calculated for book purposes in accordance with GAAP, consistently applied) on account of the tangible items of property of the LLC at the Effective Time shall be allocated to the Non-Manager Members pursuant to Section 4.2(d)(i); in no event shall items of intangible property resulting from the purchases of LLC Interests occurring pursuant to the Purchase Agreement and the Management Owner Purchase Agreement be depreciated or amortized for Capital Account purposes under this Agreement (but any items of depreciation or amortization (as calculated for book purposes in accordance with GAAP, consistently applied) on account of intangible items of property of the LLC otherwise existing as of immediately prior to the Effective Time shall be specially allocated to the Manager Member and the Non-Manager Members in accordance with (and in proportion to) the amounts of their respective Preferred Capital Account balances). All items of depreciation or amortization (as calculated for book purposes in accordance with GAAP, consistently applied) on account of property (whether tangible or intangible) purchased out of the Operating Allocation shall be allocated to the Non-Manager Members pursuant to Section 4.2(d)(i), and all items of depreciation or amortization (as calculated for book purposes in accordance with GAAP, consistently applied) on account of property (whether tangible or intangible) purchased out of the Owners' Allocation (or on account of Services Payments made to the DE LLC in respect of expenses of the DE LLC consisting of repayments of principal by the DE LLC under a Working Capital Loan made to the DE LLC out of the Owners' Allocation of the LLC) shall be allocated among


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      the Members in accordance with their respective numbers of Vested LLC
      Points on the date the property was purchased. All items of depreciation or amortization (as calculated for book purposes in accordance with GAAP, consistently applied) or deduction on account of property (whether tangible or intangible) purchased out of funds received from FAI, FAID, either of the Charities or any of the Management Owners by reason of indemnification obligations under the Purchase Agreement or the Management Owner Purchase Agreement (as applicable) shall be specially allocated to the Manager Member.

      SECTION 4.6. TAX ALLOCATIONS. For income tax purposes only, each item of income, gain, loss and deduction of the LLC shall be allocated among the Members in the same manner as the corresponding items of income, gain, loss and deduction and specially allocated items are allocated for Capital Account purposes, provided that in the case of any LLC asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the traditional method of allocation pursuant to Treasury Regulations Section 1.704-3(b) so as to take account of the difference between the Carrying Value and the adjusted basis of such asset.

      SECTION 4.7. OTHER ALLOCATION PROVISIONS. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 4.2(c) to 4.2(f), and Sections 4.5 and 4.6 may be amended at any time by the Manager Member if necessary, in the opinion of tax counsel to the LLC or the Manager Member, to comply with such regulations, so long as any such amendment (a) does not materially change the relative economic interests of the Members and (b) to the extent practicable in the Manager Member's reasonable judgment, applies consistently to all Non-Manager Members.

      SECTION 4.8. WITHHOLDING. The Manager Member is authorized to cause the LLC to withhold from distributions to a Member, or with respect to allocations to a Member, and to pay over to a federal, state or local government, any amounts required to be withheld pursuant to the Code or any other provisions of federal, state or local law. Any amounts so withheld shall be treated as distributed to such Member pursuant to this Article IV for all purposes of this Agreement and, if withheld from amounts allocated but not distributed, shall be offset against the next amounts otherwise distributable to such Member.

              ARTICLE V - TRANSFER OF LLC INTERESTS BY NON-MANAGER
               MEMBERS; RESIGNATION, REDEMPTION AND WITHDRAWAL BY
                              NON-MANAGER MEMBERS;
                  ADMISSION OF ADDITIONAL NON-MANAGER MEMBERS.

      SECTION 5.1. TRANSFERABILITY OF INTERESTS. No interest of a Non-Manager Member (or transferee thereof) in the LLC (including without limitation LLC Interests) may, directly or indirectly, be sold, assigned, transferred, gifted or exchanged, nor may any Non-Manager Member (or transferee thereof) offer to do any of the foregoing (each, a "Transfer"), nor may any


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direct or indirect interest in any Non-Manager Member be, directly or indirectly, Transferred by any holder thereof, nor may any stockholder or other holder of an ownership interest in any Non-Manager Member which is not a natural person offer to do any of the foregoing, and no Transfer by a Non-Manager Member (or transferee thereof) or holder of an ownership interest in a Non-Manager Member shall be binding upon the LLC or any Non-Manager Member, in each case unless (i) such Transfer is expressly permitted by this Article V and (ii) the Management Committee and the Manager Member each receive an executed copy of the documents effecting such Transfer and such documents are in compliance with the requirements of this Article V and otherwise in form and substance satisfactory to the Management Committee and the Manager Member (each acting reasonably); PROVIDED, HOWEVER, that the provisions of this Article V shall not be applicable to the Subsequent Purchase (which shall be expressly permitted hereunder). The transferee of an interest in the LLC may become a substitute Non-Manager Member, and a Non-Manager Member which is not a natural person may remain a Member of the LLC following the Transfer of an ownership interest in such Non-Manager Member, in each case only upon the terms and conditions set forth in Section
5.2. If a transferee of an interest of a Non-Manager Member in the LLC does not become (and until any such transferee becomes) a substitute Non-Manager Member, or if a Non-Manager Member in which an ownership interest has been Transferred does not remain a Member of the LLC following such Transfer, in either case in accordance with the provisions of Section 5.2, such Person shall not be entitled to exercise or receive any of the rights, powers or benefits of a Non-Manager Member other than the right to receive allocations of income, gain, loss and deduction and distributions which the assigning Non-Manager Member has Transferred to such Person. Each Employee Stockholder and Non-Manager Member agrees to comply, and to cause its owners and transferees to comply (as applicable), with the provisions of this Article V.

            A Non-Manager Member's LLC Interests or, in the case of a Non-Manager Member which is not a natural person, direct ownership interests in such Non-Manager Member (but in no event indirect ownership interests in such Non-Manager Member without the prior written consent of both the Management Committee and the Manager Member granted after the Effective Time in their respective sole discretion) may be Transferred solely:

                  (a) (i) with the prior written consent of the Management Committee and the Manager Member granted after the Effective Time or (ii) with respect to Program LLC Points held by FAI as of the Effective Time, Transfers of such Program LLC Points made pursuant to the terms of the Equity Purchase Program;

                  (b) upon (i) the death of such Non-Manager Member (in the case of a Non-Manager Member who is a natural person), with respect to LLC Interests held by such Non-Manager Member, or (ii) upon the death of a direct holder of ownership interests in such Non-Manager Member (in the case of a Non-Manager Member which is not a natural person), with respect to the direct ownership interests in such Non-Manager Member held by such deceased holder, in either such case such specified ownership interests may be Transferred by will or the laws of descent and distribution, without the consent of the Manager Member but subject in all cases to the provisions of Section 3.11 hereof, which shall continue to be binding upon the LLC Interests of such Non-Manager Member (and the holders thereof) notwithstanding such death; PROVIDED, HOWEVER, that no Transfer of LLC Points (or an interest in a Non-Manager Member holding LLC Points)


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      shall be permitted pursuant to this Section 5.1(b) unless accompanied by a simultaneous Transfer by the same transferor (or by its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) to the same transferee of an equal number of DE LLC Points (or an equal proportionate direct interest in such "Non-Manager Member" under the DE
      LLC Agreement holding such DE LLC Points, as applicable); or

                  (c) (i) an Employee Stockholder who is a Non-Manager Member may Transfer his or her LLC Interests, or (ii) direct ownership interests in a Non-Manager Member which is not a natural person may be Transferred by its related Employee Stockholder, in either such case to members of such Employee Stockholder's Immediate Family (or trusts for their benefit and of which the exclusive beneficial owner is such Employee Stockholder and/or any such Immediate Family members), provided that any such trust does not require or permit distribution of such interests other than (A) to such Employee Stockholder or its related original Non-Manager Member that is a party hereto or (B) to such Immediate Family members who are beneficiaries thereof with such distribution being contingent upon the compliance by such Immediate Family members with the documentation and other requirements of this Agreement applicable to transferees of LLC Interests), without the consent of the Management Committee or the Manager Member but subject in all cases to the provisions of Section 3.11 hereof, which shall continue to be binding upon the LLC Interests of such Non-Manager Member (and the holders thereof) notwithstanding such Transfer; PROVIDED, HOWEVER, that no Transfer of LLC Points (or an interest in a Non-Manager Member holding LLC Points) shall be permitted pursuant to this Section 5.1(c) unless accompanied by a simultaneous Transfer by the same transferor (or by its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) to the same transferee of an equal number of DE LLC Points (or an equal proportionate direct interest in such "Non-Manager Member" under the DE LLC Agreement holding such DE LLC Points, as applicable);

provided that in the case of (b) or (c) above, (i) the transferee first enters into an agreement with the LLC in form and substance reasonably satisfactory to the Manager Member (including without limitation with respect to any subsequent distribution of LLC Interests to beneficiaries being contingent upon them entering into such an agreement with the LLC, in the case of a transferee that is a trust or similar vehicle) agreeing to be bound by the provisions of this Agreement (and if such transferee is not already a party to a Non-Solicitation Agreement and becomes (or any related Person thereof, in the event such transferee is not a natural person, becomes) an employee of the LLC, the transferee (and each such related person) enters into a Non-Solicitation Agreement), and (ii) whether or not the transferee enters into such an agreement, such LLC Interests and ownership interests in such Non-Manager Member (as applicable) shall thereafter remain subject to this Agreement (and the transferee (and any related person thereof, in the event such transferee is not a natural person) shall become subject to the transferring Employee Stockholder's Non-Solicitation Agreement if such transferee (or a related person thereof) becomes an employee of the LLC). LLC Points which are Transferred pursuant to Section 5.1(a)(i) shall thereafter have such Put rights under
Article VII of this Agreement as may be agreed to in writing following the Effective Time by the Manager Member in its sole discretion in connection with such Transfer.


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      Notwithstanding the foregoing, without the prior written consent of the
Manager Member granted after the Effective Time, no Non-Manager Member's interest in the LLC may be Transferred (and no ownership interest in a Non-Manager Member which is not a natural person may be Transferred) (i) if after giving effect to such Transfer, the total number of Members of the LLC would be deemed to exceed one hundred (100) (as determined in accordance with Treasury Regulations ss. 1.7704-1(h)), unless either (A) such Transfer is a Transfer described in Treasury Regulations ss. 1.7704-1(e) or (B) such Transfer is pursuant to a Put right under Article VII and the sum of the percentage interests in profits or capital of the LLC Transferred during the taxable year of the LLC (other than in Transfers described in Treasury Regulations ss. 1.7704-1(e)) would, taking the Transfer in question into account and assuming the maximum exercise of the Non-Manager Members' Put rights under Article VII, exceed ten percent (10%) of the total interests in profits or capital of the LLC, or (ii) if such Transfer (A) is required to be registered under the Securities Act, or (B) is not required to be registered under the Securities Act by reason of Regulation S thereunder, but would have been required to be registered under the Securities Act if the Transfer had been made within the United States, or if such Transfer would otherwise violate the securities or other laws of any jurisdiction.

      For all purposes of this LLC Agreement, any Transfers of LLC Interests shall be deemed to occur as of the end of the last day of the calendar quarter in which any such Transfer would otherwise have occurred. Upon any Transfer of LLC Interests in accordance with the provisions hereof, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

      Each time LLC Interests (including without limitation additional LLC Points) are Transferred (including without limitation pursuant to a Put) or Purchased, the Manager Member may in its sole discretion elect to revalue the Capital Accounts of all the Members. If the Manager Member so elects, then the Capital Accounts of all the Members shall be adjusted as follows: (i) The Manager Member shall determine the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such Transfer in accordance with Sections 4.2(e) and 4.2(f) hereof.

      No interests of a Non-Manager Member in the LLC (including without limitation LLC Interests) may be pledged, hypothecated, optioned or encumbered, nor may any direct or indirect ownership interests in a Non-Manager Member be pledged, hypothecated, optioned or encumbered, nor may any offer to do any of the foregoing be made, without the prior written consent of the Management Committee and the Manager Member granted after the Effective Time in their respective reasonable discretion.

      SECTION 5.2. SUBSTITUTE NON-MANAGER MEMBERS. No transferee of interests of a Member in the LLC (including without limitation LLC Interests) shall become a Member, and no Non-Manager Member in which any direct or indirect ownership interests have been Transferred shall remain a Member of the LLC, in either case except in accordance with this Section 5.2. The Management Committee may, with the prior written consent of the Manager Member granted after the Effective Time, admit as a substitute or additional Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person) any Person that acquires an LLC Interest by Transfer from a Non-Manager Member in accordance with Section
5.1 hereof. The


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Manager Member may, with the prior written consent of the Management Committee
(such consent not to be unreasonably withheld), admit as a substitute or additional Non-Manager Member (with respect to all or a portion of the LLC Interests held by a Person) any Person that acquires an LLC Interest from the Manager Member in accordance with Section 6.1 hereof. The Management Committee may, with the prior written consent of the Manager Member granted after the Effective Time, permit any Non-Manager Member in which ownership interests have been Transferred to remain a Member of the LLC (and such Non-Manager Member otherwise automatically shall cease to be a Member of the LLC). The admission of a transferee as a substitute or additional Non-Manager Member shall, in all events, be conditioned upon the execution of an instrument satisfactory in form and substance to the Management Committee and the Manager Member, whereby such transferee becomes a party to this Agreement as a Non-Manager Member, as well as compliance by such transferee with the provisions of Section 3.8 hereof. Upon the admission of a substitute Non-Manager Member in accordance with this Section 5.2, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

      SECTION 5.3. ALLOCATION OF DISTRIBUTIONS BETWEEN TRANSFEROR AND TRANSFEREE; SUCCESSOR TO CAPITAL ACCOUNTS. Upon the Transfer of LLC Interests in accordance with this Article V, distributions pursuant to Article IV after the date of such Transfer shall be made to the Person owning the LLC Interest at the date of distribution, unless the transferor and transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the transferor and transferee; PROVIDED, HOWEVER, that distributions in respect of allocations made with regard to Subsequent Purchase LLC Points for periods prior to the Subsequent Closing shall be made to FAI. Subject to Sections 5.9(c) and 5.9(d) hereof, in connection with a Transfer by a Member of LLC Interests, the transferee shall succeed to a pro-rata (based on the percentage of such Person's LLC Interests Transferred) portion of the transferor's Capital Account, unless the transferor and transferee otherwise agree and so direct the LLC and the Manager Member in a written statement signed by both the transferor and transferee and consented to in writing by the Management Committee and the Manager Member following the Effective Time.

      SECTION 5.4. RESIGNATION, REDEMPTIONS AND WITHDRAWALS. No Non-Manager Member shall have the right to resign as a Member, to cause the redemption of its interest in the LLC in whole or in part, or otherwise to withdraw as a Member of the LLC, except (a) with the written consent of the Management Committee and the Manager Member granted after the Effective Time, (b) as is expressly provided for in Section 3.11 hereof in connection with a Purchase or
(c) as is expressly provided for in Section 7.1 hereof. Upon any resignation, redemption or withdrawal as a Member, the Non-Manager Member shall only be entitled to the consideration (if any) provided for by Section 3.11 or Section
7.1 hereof upon the purchase of its LLC Interest, if and to the extent that one of such Sections provides for such a purchase (and shall in no event be entitled to a withdrawal, redemption or distribution of its Capital Account in whole or in part). Upon the resignation, redemption or withdrawal, in whole or in part, by a Non-Manager Member, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

      SECTION 5.5. ISSUANCE OF ADDITIONAL LLC INTERESTS.

                  (a) Except as provided in Section 5.2, additional Non-Manager Members (together with any Person admitted as a substitute or additional Non-Manager


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      Member pursuant to Section 5.2 hereof, the "Additional Non-Manager
      Members") may be admitted to the LLC, and such Additional Non-Manager Members may be issued LLC Interests, only upon the prior written consent of the Manager Member and the Management Committee granted after the Effective Time (and then upon such terms and conditions as may be established jointly by the Manager Member and the Management Committee, including without limitation upon such Additional Non-Manager Member's execution of an instrument in form and substance satisfactory to the Manager Member whereby such Person becomes a party to this Agreement as a Non-Manager Member as well as such Person's compliance with the provisions of Section 3.8 hereof). Unless the Manager Member and the Management Committee each shall have otherwise granted their prior written consent after the Effective Time, any issuance of LLC Points pursuant to this
      Section 5.5(a) shall be accompanied by a simultaneous issuance of the same number of DE LLC Points by the DE LLC to the same Person (or to its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) receiving LLC Points in such issuance by the LLC.

                  (b) Existing Non-Manager Members may be issued additional LLC Points by the LLC only upon the prior written consent of the Manager Member and the Management Committee granted after the Effective Time (and then upon such terms and conditions as may be established jointly by the Manager Member and the Management Committee). The Manager Member or its Affiliates may only be issued additional LLC Points (or other LLC Interests) upon the approval of the Management Committee. Unless the Manager Member and the Management Committee each shall have otherwise granted their prior written consent after the Effective Time, any issuance of LLC Points pursuant to this Section 5.5(b) shall be accompanied by a simultaneous issuance of the same number of DE LLC Points by the DE LLC to the same Person (or to its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) receiving LLC Points in such issuance by the LLC.

                  (c) Each time additional LLC Interests are issued (including, without limitation, additional LLC Points), the Capital Accounts of all the Members shall be adjusted as follows: (i) the proceeds which would be realized if the LLC sold all its assets at such time for a price equal to the Fair Market Value of such assets shall be determined as provided in the definition of Fair Market Value, and (ii) the Manager Member shall allocate amounts equal to the gain or loss which would have been realized upon such a sale to the Capital Accounts of all the Members immediately prior to such issuance in accordance with Sections 4.2(e) and 4.2(f) hereof.

                  (d) Upon the issuance of additional LLC Interests in accordance with the provisions of this Article V, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

                  (e) Notwithstanding anything in this Agreement to the contrary, (i) no additional LLC Interests may be issued if, giving effect to such issuance, the total number of Members would be deemed to exceed one hundred (100) as determined in accordance with Treasury Regulation
      Section 1.7704-1 (h), and (ii) no LLC Interests may be issued (A) in a transaction that is required to be registered under the Securities Act, or
      (B) in a


                                       73
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      transaction that is not required to be registered under the Securities Act by reason of Regulation S thereunder unless the offering and sale of the LLC Interests would not have been required to be registered under the Securities Act if the LLC Interests had been offered and sold within the United States, or in any transaction that would otherwise violate the securities or other laws of any jurisdiction.

                  (f) Until the earlier to occur of (i) the date of the consummation of the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement or (ii) such time as it has become objectively determinable that AMG will not be required to consummate the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement, any issuance of LLC Points by the LLC shall require the prior written approval of FAI (such approval not to be unreasonably withheld).

      SECTION 5.6. ADDITIONAL REQUIREMENTS FOR TRANSFER OR FOR ISSUANCE. As additional conditions precedent to the validity of (x) any Transfer of a Non-Manager Member's interest in the LLC (or, in the case of a Non-Manager Member which is not a natural person, direct or indirect ownership interests in such Non-Manager Member) (pursuant to Section 5.1), or (y) the issuance of additional LLC Interests (pursuant to Section 5.5 above), such Transfer or issuance (as applicable) shall not: (i) cause the LLC to become subject to registration as an "investment company" under the 1940 Act, and the rules and regulations of the SEC thereunder, (ii) result in the assignment or termination of any contract to which the LLC (or any Controlled Affiliate thereof) is a party and which individually or in the aggregate are material (it being understood and agreed that any contract pursuant to which the LLC or a Controlled Affiliate thereof provides Investment Management Services is material), or (iii) result in the treatment of the LLC as an association taxable as a corporation or as a "publicly traded partnership" for federal or state income tax purposes.

      The Manager Member or the Management Committee in its discretion may require reasonable evidence as to the foregoing, including, without limitation, a favorable opinion of counsel in form and substance reasonably acceptable to the Manager Member and the Management Committee (as applicable), the expense of which shall be borne by the parties to such transaction (and to the extent the LLC is such a party, shall be paid from the Operating Allocation).

      To the fullest extent permitted by law, any Transfer or issuance that violates the provisions of this Article V shall be null and void.

      SECTION 5.7. REGISTRATION OF LLC INTERESTS. The LLC Interests constitute "securities," as such term is defined in 6 DEL. C. SS. 8-102(15), governed by
Article 8 of the Uniform Commercial Code as in effect in the State of Delaware (6 DEL. C. SS. 8-101, ET SEQ.). The LLC shall maintain a record of the ownership of LLC Interests which shall be set forth on Schedule A hereto (and which shall be updated from time to time to reflect transfers of ownership of LLC Interests in accordance with the provisions of this Agreement). Subject to restrictions on the transferability of LLC Interests as set forth herein, LLC Interests shall be transferred by delivery to the LLC of an instruction by the registered owner of an LLC Interest requesting registration of transfer of such LLC Interest and the recording of such transfer in the records of the LLC.


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      SECTION 5.8. REPRESENTATION OF MEMBERS. The Manager Member and each
Non-Manager Member (including any Additional Non-Manager Member) hereby represents and warrants to the LLC and each other Member, and acknowledges (as applicable), that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time, (c) it is acquiring an interest in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, and (e) the execution, delivery and performance of this Agreement, and of each other agreement referenced herein to which such Member is a party, by such Member have been duly authorized in all necessary respects, do not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents or any agreement or instrument to which it is a party or by which it is bound, and this Agreement and each such other agreement referenced herein to which such Member is a party has been duly executed and delivered by such Member and is enforceable against such Member in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

      SECTION 5.9. CONVERSION OF LLC POINTS.

                  (a) Each Series B LLC Point automatically shall convert ("Convert") into one Series A LLC Point as follows:

                        (i) In the case of a Series B LLC Point which is issued
                  and outstanding as of the Effective Time, such Series B LLC Point shall convert into one (1) Series A LLC Point on a date which is five (5) years from the Effective Time;

                        (ii) In the case of a Series B LLC Point which is sold
                  and transferred to a Non-Manager Member pursuant to the Equity Purchase Program, such Series B LLC Point shall convert into one (1) Series A LLC Point on the date which is five (5) years from the date of such sale and transfer pursuant to the Equity Purchase Program);

                        (iii) In the case of a Series B LLC Point which is sold
                  and transferred to a Non-Manager Member pursuant to the provisions of Section 6.1 hereof, or which is sold and transferred to such Non-Manager Member pursuant to the provisions of Section 5.5 hereof, such Series B LLC Point shall convert into one (1) Series A LLC Point on the date which is five (5) years from the date of such sale and transfer; and


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                        (iv) In the case of a Series B LLC Point which is
                  purchased by the Manager Member (or its assignee) (whether pursuant to the provisions of Section 3.11 or otherwise), such Series B LLC Point shall convert into one (1) Series A LLC Point immediately following the consummation of such purchase by the Manager Member (or its assignee).

                  (b) In addition to the foregoing, each Series B LLC Point which is held by a Non-Manager Member who (i) dies (or whose related Employee Stockholder dies, in the case of a Non-Manager Member which is not itself an Employee Stockholder), (ii) has his or her (or whose related Employee Stockholder, in the case of a Non-Manager Member which is not itself an Employee Stockholder, has his or her) employment with the LLC terminate as a result of Permanent Incapacity, or (iii) is removed as a Member of the LLC pursuant to a Removal Upon the Instruction of the Management Committee, shall automatically Convert into one (1) Series A LLC Point as of immediately prior to such event. In addition to the foregoing, each Series B LLC Point which is held by a Non-Manager Member who is an Initial Member shall automatically immediately Convert into one
      (1) Series A LLC Point as of immediately following a delivery by the Manager Member of a written notice expressly exercising its rights pursuant to Section 3.2(b)(v) of this Agreement.

                  (c) In connection with any sale and transfer by the Manager Member (or any of its Affiliates or their respective assignees) of Series A LLC Points to any Person, the Manager Member may determine in its sole discretion to convert such Series A LLC Points into an equal number of Series B-2 LLC Points effective as of immediately prior to such sale and transfer, and (unless the Manager Member shall otherwise elect in writing after the Effective Time in its sole discretion) no portion of the Capital Account of such transferor Member shall be transferred to the Person receiving such Series B-2 LLC Points.

                  (d) Upon any sale and transfer of a Purchase Program Point that is a Series B-1 LLC Point or Series A LLC Point to a Non-Manager Member pursuant to the Equity Purchase Program, such Series B-1 LLC Point or Series A LLC Point (as applicable) shall automatically immediately convert into one (1) Series B-2 LLC Point as of immediately prior to such sale and transfer (and, in the event of any such Purchase Program Point that was held by another Member as of immediately prior to such sale and transfer pursuant to the Equity Purchase Program, no portion of the Capital Account of such transferor Member shall be transferred to the Non-Manager Member purchasing such Purchase Program Point).

      SECTION 5.10. PURCHASE PROGRAM POINTS. FAI hereby agrees that all of the Purchase Program Points held by FAI as of the Effective Time (which 5,000 Purchase Program Points constitute the entire Purchase Reserve as of the Effective Time) shall be subject to subsequent sale and transfer in accordance with the terms and conditions of the Equity Purchase Program (as the same may be amended from time to time with the prior written consent of the Manager Member, FAI and the Management Committee granted after the Effective Time), and acknowledges and agrees that no consent or other approval of FAI shall be required for any such sale and transfer pursuant to the Equity Purchase Program. With respect to each Purchase


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Program Point held by FAI as of the Effective Time, each of FAI and Foster
Friess (as its related Employee Stockholder) covenants and agrees that, from and after the Effective Time until the earliest of (i) such time as such Purchase Program Point has been sold and transferred by FAI pursuant to the Equity Purchase Program, (ii) such time as such Purchase Program Point has been purchased by the Manager Member (or its assignee) pursuant to Section 3.11 hereof or (iii) three months following the tenth (10th) anniversary of the Effective Time, FAI shall remain in existence and shall not Transfer (including without limitation pursuant to the exercise of a Put, and notwithstanding the Conversion of such Purchase Program Point to a Series A LLC Point) such Purchase Program Point (other than pursuant to a sale and transfer made under the Equity Purchase Program), except to the extent that FAI, the Management Committee and the Manager Member otherwise agree in writing after the Effective Time (and, for the avoidance of doubt, the other Transfer restrictions set forth in this Agreement shall thereafter continue to apply to any subsequent Transfer of such LLC Point). Unless the Manager Member and the Management Committee each shall have otherwise granted their prior written consent after the Effective Time, any sale and transfer of Purchase Program Points pursuant to the Equity Purchase Program shall be accompanied by a simultaneous sale and transfer of the same number of "Purchase Program Points" (as such term is defined in the DE LLC Agreement) pursuant to the "Equity Purchase Program" of the DE LLC to the same Person (or to its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) purchasing such Purchase Program Points pursuant to the Equity Purchase Program of the LLC.

                  ARTICLE VI - TRANSFER OF LLC INTERESTS BY THE
                       MANAGER MEMBER; REDEMPTION, REMOVAL
                                 AND WITHDRAWAL.

      SECTION 6.1. TRANSFERABILITY OF INTEREST.

                  (a) Except as set forth in this Section 6.1, without the prior written approval of the Management Committee, (i) none of AMG's direct or indirect interest in the LLC (including, without limitation, any interest which has been Transferred to the Manager Member) may be Transferred (other than as a result of any merger, consolidation, leveraged recapitalization, sale of all or substantially all of its assets or similar transaction of AMG (regardless of how structured), which shall in no event be subject to the restrictions set forth in this Section 6.1 or require the consent of the Management Committee or any Member of the LLC) and (ii) the LLC may not undergo any merger, consolidation, conversion, leveraged recapitalization, sale of all or substantially all of its assets or similar transaction (any of which transactions described in this clause
      (ii) shall also require the prior written consent of the Manager Member granted after the Effective Time); PROVIDED, HOWEVER, (A) it is understood and agreed that, in connection with the operation of the business of AMG and the Manager Member (including, without limitation, the financing of its interest herein and direct or indirect interests in additional investment management companies), AMG's direct or indirect interests in the LLC may be pledged and encumbered and lien holders of AMG's interests shall have and be able to exercise the rights of secured creditors with respect to such interests, (B) AMG may, with the prior written approval of the Management Committee


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      (such approval not to be unreasonably withheld), Transfer some (but not a majority) of its LLC Points to a Person who is not a Member but who is an Officer or employee of the LLC (or any Controlled Affiliate thereof) or who becomes an Officer or employee of the LLC (or any Controlled Affiliate thereof) or a Person majority owned by any such Person, (C) AMG may, with the prior written approval of the Management Committee (such approval not to be unreasonably withheld), Transfer some (but not a majority) of its LLC Points to existing Non-Manager Members, and (D) AMG may Transfer all or any portion of its LLC Interests to other direct or indirect wholly-owned subsidiaries of AMG (which shall thereafter be subject to the provisions of this Agreement applicable to the Manager Member).

                  Notwithstanding anything else set forth herein, AMG may, with the prior written approval of the Management Committee, Transfer all of its direct and indirect interests in the LLC to a bona fide third party purchaser in a single transaction or a series of related transactions (whether structured as an equity sale, a merger, a consolidation or otherwise), and, in any such case, each of the Non-Manager Members shall be required to Transfer, in the same transaction or transactions, all their interests in the LLC (and to enter into such customary documentation in connection therewith as is entered into by AMG); PROVIDED, however, that the aggregate purchase price (including all forms of consideration, including without limitation amounts to be received in the form of equity participation rights) to be received by the Members (other than bona fide compensation for future services to be performed following such transaction by any Member) shall be allocated among the Members in the same manner as the purchase price would have been distributed pursuant to
      Section 4.4 following a sale of all or substantially all of the assets of the LLC and its Controlled Affiliates and the DE LLC and its Controlled Affiliates (with any net gain or loss from such transaction first having been allocated among the Members in accordance with Section 4.2(e) or 4.2(f), as applicable).

                  Until the earlier to occur of (i) the date of the consummation of the Subsequent Purchase pursuant to Section 12 of the Purchase Agreement or (ii) such time as it has become objectively determinable that AMG will not be required to consummate the Subsequent Purchase pursuant to
      Section 12 of the Purchase Agreement, any transaction requiring the prior written approval of the Management Committee under this Section 6.1(a) shall also require the prior written approval of FAI (other than a Transfer by AMG described in clause (B) of the proviso to the first paragraph of this Section 6.1(a), which shall not require the approval of
      FAI).

                  Upon any of the foregoing transactions, the Manager Member shall make the appropriate revisions to SCHEDULE A hereto.

                  (b) In the case of a Transfer upon foreclosure pursuant to a pledge of or lien on AMG's direct or indirect interest in the LLC pursuant to Section 6.1(a)(A), each transferee shall sign a counterpart signature page to this Agreement agreeing thereby to become either a Non-Manager Member or the Manager Member (provided, however, that once one such other transferee elects to become the Manager Member, no transferee (other than a subsequent transferee of such new Manager Member) may elect to be a Manager Member hereunder. If the transferees pursuant to Section 6.1(a)(A) receive all


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      of the Manager Member's LLC Interests and none of such transferees elects to become the Manager Member, then the Manager Member shall be deemed to have withdrawn from the LLC. If, however, one of the transferees elects to become the Manager Member and executes a counterpart signature page to this Agreement agreeing thereby to become the Manager Member, then notwithstanding any other provision hereof to the contrary, the old Manager Member shall thereupon be permitted to withdraw from the LLC as Manager Member.

                  (c) In the case of a Transfer pursuant to the second paragraph of Section 6.1(a), the old Manager Member shall be deemed to have withdrawn and its transferee shall be deemed to have become the new Manager Member hereunder.

      SECTION 6.2. RESIGNATION, REDEMPTION, AND WITHDRAWAL. To the fullest extent permitted by law, except as set forth in Section 6.1, without the prior written consent of the Management Committee, the Manager Member shall not have the right to resign or withdraw from the LLC as Manager Member. With the prior written consent of the Management Committee, the Manager Member may resign or withdraw as Manager Member upon prior written notice to the LLC. Without the prior written consent of the Management Committee, the Manager Member shall have no right to have all or any portion of its interest in the LLC redeemed. Any resigned, withdrawn or removed Manager Member shall retain its interest in the capital of the LLC and its other economic rights under this Agreement as a Non-Manager Member having the number of LLC Points held by the Manager Member prior to its resignation, withdrawal or removal (except as otherwise may be agreed to in writing following the Effective Time by such Manager Member in connection with such resignation, withdrawal or removal). If a Manager Member who has resigned, withdrawn or been removed no longer has any economic interest in the LLC, then upon such resignation, withdrawal or removal such Person shall cease to be a Member of the LLC.

                       ARTICLE VII - PUT OF LLC INTERESTS.

      SECTION 7.1. NON-MANAGER MEMBER PUTS.

                  (a) Each Non-Manager Member may, at such Non-Manager Member's option and subject to the terms and conditions set forth in this Section 7.1, cause the Manager Member (or its assignee) to purchase portions of the Vested Series A LLC Points held by such Non-Manager Member (a "Put").

                  (b) For so long as a Non-Manager Member (or, in the case of a Non-Manager Member which is not a natural person, its related Employee Stockholder) remains employed by the LLC or the DE LLC (as applicable), such Non-Manager Member may (subject to the other terms and conditions set forth in this Section 7.1) cause the Manager Member (or its assignee) to purchase up to ten percent (10%) of the Series A LLC Points that are Initial LLC Points of such Non-Manager Member (together with any such Series A LLC Points that are Initial LLC Points which previously could have been sold to the Manager Member by such Non-Manager Member pursuant to this Section 7.1(b) but were not previously sold) from such Non-Manager Member (and/or any


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      Permitted Transferees of such Non-Manager Member) on the last business day of the month of March, starting with the last business day of the first month of March that is at least five (5) years following the Effective
      Time (each a "Put Purchase Date"); PROVIDED, HOWEVER, that only up to an aggregate of fifty percent (50%) of a Non-Manager Member's Series A LLC Points that are Initial LLC Points may be sold by such Non-Manager Member pursuant to this Section 7.1(b); and PROVIDED, FURTHER, that the Manager Member shall in no event be required to purchase in excess of 10% of the total outstanding LLC Points of the LLC during any single calendar year pursuant to this Section 7.1 (measured as of the applicable Put Purchase Date before giving effect to any Puts in that calendar year), and in the event a greater number of LLC Points have purported to be Put pursuant to this Section 7.1 during any single calendar year, the number of LLC Points that are actually Put by Non-Manager Members pursuant to this Section 7.1 in such calendar year shall be reduced to a number that is equal to 10% of the total outstanding LLC Points of the LLC (as of such Put Purchase Date before giving effect to any Puts in that calendar year), with such reduction borne pro rata by the Non-Manager Members exercising Puts in that calendar year in proportion to the number of LLC Points they have attempted to Put in such calendar year pursuant to this Section 7.1, and the remainder of such purported Puts in such calendar year shall be deemed to have been irrevocably withdrawn for such calendar year; and PROVIDED, FURTHER, that for purposes of the percentage limitations set forth in this
      Section 7.1(b), the number of Initial LLC Points held by FAI shall be reduced by the number of Purchase Program Points existing as of immediately following the Effective Time (but, for the avoidance of doubt, such Purchase Program Points shall nonetheless be deemed to be "outstanding LLC Points" for purposes of determining the number of outstanding LLC Points under this Agreement); and PROVIDED, FURTHER, that, notwithstanding any of the other timing and volume limitations and notice requirements set forth in this Section 7.1 to the contrary, in the event that any LLC Points held by either William D'Alonzo or John Ragard (and their respective Permitted Transferees) were not purchased pursuant to
      Section 3.11 hereof in connection with the Retirement of such applicable Employee Stockholder on the eleventh (11th) anniversary of the Effective Time as a result of the operation of the third proviso to Section 3.11(a) hereof, such Designated Initial Member shall be permitted to Put one-half (1/2) of the remaining Vested Series A LLC Points held by it and its Permitted Transferees on the twelfth (12th) anniversary of the Effective Time by written notice of such Put to the Manager Member delivered not later than one month prior to the twelfth (12th) anniversary of the Effective Time (and such written notice shall constitute the Put Notice for such Put, the twelfth (12th) anniversary shall constitute the Put Purchase Date for such LLC Points, the Put Price shall be determined in accordance with Section 7.1(e) hereof and the manner of payment shall be determined in accordance with Section 7.1(f) hereof)). Notwithstanding any other provision set forth herein, a Non-Manager Member may only exercise its rights under this Section 7.1(b) if the Non-Manager Member simultaneously causes the DE LLC Manager Member to purchase an equal number of Initial DE LLC Points pursuant to the provisions of Section 7.1(b) of the DE LLC Agreement (and the Manager Member shall be permitted in its sole discretion (but shall not be required) to delay the consummation of the purchase of LLC Points pursuant to this Section 7.1(b) until such time as such Non-Manager Member (or its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) simultaneously sells


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      such Initial DE LLC Points to the DE LLC Manager Member pursuant to the provisions of Section 7.1(b) of the DE LLC Agreement).

                  (c) For so long as a Non-Manager Member (or, in the case of a Non-Manager Member which is not a natural person, its related Employee Stockholder) remains employed by the LLC or the DE LLC (as applicable), such Non-Manager Member may (subject to the other terms and conditions set forth in this Section 7.1) cause the Manager Member (or its assignee) to purchase up to ten percent (10%) of any Vested Series A LLC Points resulting from the Conversion of Series B-2 LLC Points sold and transferred to such Non-Manager Member pursuant to the Equity Purchase Program (each such sale and transfer of Series B LLC Points to a Non-Manager Member pursuant to the Equity Purchase Program being referred to herein as a "Purchase Program Sale") from such Non-Manager Member (and/or any Permitted Transferees of such Non-Manager Member) on any Put Purchase Date starting on the first Put Purchase Date which is at least five (5) years following the date of such Purchase Program Sale, PROVIDED that, in the case of any Non-Manager Member who was expressly identified on Annex B to the Equity Purchase Agreement as of the Effective Time as a designated future purchaser of an expressly specified number of Series B-2 LLC Points pursuant to the Equity Purchase Program and who in fact purchased all or a portion of such identified Series B-2 LLC Points pursuant to the Equity Purchase Program in a Purchase Program Sale, on the first Put Purchase Date which is at least five (5) years following the date of such Purchase Program Sale such Non-Manager Member may cause the Manager Member (or its assignee) to purchase up to fifty percent (50%) of any Vested Series A LLC Points resulting from the Conversion of such Series B-2 LLC Points sold and transferred to such Non-Manager Member in such Purchase Program Sale (subject to the second proviso contained in Section 7.1(b)); PROVIDED, HOWEVER, that only up to an aggregate of fifty percent (50%) of the Series A LLC Points resulting from the Conversion of Series B LLC Points sold and transferred to a Non-Manager Member in a particular Purchase Program Sale may be sold by such Non-Manager Member pursuant to this Section 7.1(c); and PROVIDED, FURTHER, that any such sale pursuant to this Section 7.1(c) shall be subject to the second proviso contained in Section 7.1(b). Notwithstanding any other provision set forth herein, a Non-Manager Member may only exercise its rights under this
      Section 7.1(c) if the Non-Manager Member simultaneously causes the DE LLC Manager Member to purchase an equal number of Vested DE LLC Points (acquired pursuant to the same Purchase Program Sale as those Vested LLC Points being sold by such Non-Manager Member pursuant to this Section 7.1(c)) pursuant to the provisions of Section 7.1(c) of the DE LLC Agreement (and the Manager Member shall be permitted in its sole discretion (but shall not be required) to delay the consummation of the purchase of LLC Points pursuant to this Section 7.1(c) until such time as such Non-Manager Member (or its Affiliated "Non-Manager Member" under the DE LLC Agreement, as applicable) simultaneously sells such Vested DE LLC Points to the DE LLC Manager Member pursuant to the provisions of Section 7.1(c) of the DE LLC Agreement).

                  (d) If a Non-Manager Member desires to exercise its rights under Section 7.1(b) or 7.1(c) above, it and its Employee Stockholder shall give the Manager Member, AMG, each other Employee Stockholder and the LLC irrevocable written


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      notice (a "Put Notice") on or prior to the preceding October 1 (the
      "Notice Deadline"), stating that it is electing to exercise such rights, the number of Vested Series A LLC Points (the "Put LLC Points") to be sold in the Put, to what extent such Put is a Put of (A) Initial LLC Points ("Initial Put LLC Points") or (B) Series A LLC Points resulting from the Conversion of Series B-2 LLC Points received upon a Purchase Program Sale) ("Purchase Program Put LLC Points") and, if Purchase Program Put LLC Points are to be included in such Put, what Purchase Program Sale they are associated with. Puts in any given calendar year for which Put Notices are received before the Notice Deadline for that calendar year shall be completed as follows: AMG shall purchase from each Non-Manager Member (and/or its Permitted Transferees, as applicable) that number of Put LLC Points as is equal to the sum of (i) the number of Initial Put LLC Points to be sold by such Non-Manager Member (and/or its Permitted Transferees, as applicable) and designated as such in such Non-Manager Member's Put Notice, up to the maximum number of Initial Put LLC Points permitted by
      Section 7.1(b) to be Put by such Non-Manager Member in that year, and (ii) the number of Purchase Program Put LLC Points to be sold by such Non-Manager Member (and/or its Permitted Transferees, as applicable) and designated as such in such Non-Manager Member's Put Notice, up to the maximum number of Purchase Program Put LLC Points permitted by Section 7.1(c) to be Put by such Non-Manager Member in that year.

                  (e) The aggregate purchase price payable by the Manager Member (or its assignee) upon the purchase of Put LLC Points pursuant to a Put (the "Put Price") on a Put Purchase Date shall be an amount equal to the aggregate fair market value of the LLC Points purchased pursuant to a Put hereunder, which shall be conclusively determined as follows:

                  (i) In the case of Put LLC Points other than Purchase Program
            Put LLC Points, an amount equal to the product of

                  (A) seven (7.0), multiplied by

                  (B) the positive difference (if any) of (I) the sum of (X)
            fifty percent (50%) of the Base Owners' Allocation for the twenty four (24) months ending on the last day of the calendar quarter immediately preceding the calendar quarter in which such Put Purchase Date occurs, plus (Y) thirty three and one-third percent (33-1/3%) of the Earned Performance Owners' Allocation for the thirty six (36) months ending on the last day of the calendar quarter immediately preceding the calendar quarter in which such Put Purchase Date occurs, minus (II) the amount by which the combined actual expenses of the LLC, the DE LLC and any Controlled Affiliates of the LLC or the DE LLC (determined on a basis consistent with the determination of the permitted uses of the Operating Allocation under this Agreement and the DE LLC Agreement) (other than any premiums on key-man life and/or disability insurance paid out of the Owners' Allocation, and other than expenses of the LLC consisting of payments made by the LLC to the DE LLC under the Services Agreement, PROVIDED that the ten percent margin payable by the LLC to the DE LLC under the Services Agreement shall be included in such determination as an expense of the LLC) exceeded the Operating Allocation


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            (including any previously reserved Operating Allocation) during the twelve (12) months ending on the last day of the calendar quarter immediately preceding the calendar quarter in which such Put Purchase Date occurs, multiplied by

                  (C) a fraction, the numerator of which is the number of Put
            LLC Points to be purchased from such Non-Manager Member on such Put Purchase Date pursuant to such Put, and the denominator of which is the number of LLC Points outstanding on such Put Purchase Date (before giving effect to any issuances or redemptions of LLC Points on such date)

            ; PROVIDED, HOWEVER, that the Put Price determined pursuant to this clause (i) shall be reduced by the amount of the "Put Price" determined under clause (i) of Section 7.1(e) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement; and

                  (ii) In the case of Purchase Program Put LLC Points, an amount equal to their Purchase Program Points FMV

            ; PROVIDED, HOWEVER, that the Purchase Program Points FMV determined pursuant to this clause (ii) shall be reduced by the amount of the "Purchase Program Points FMV" determined under clause (ii) of
            Section 7.1(e) of the DE LLC Agreement in connection with the corresponding purchase of DE LLC Points priced pursuant to such provision of the DE LLC Agreement.

                  (f) In the case of any purchase pursuant to a Put, the Put Price shall be paid by the Manager Member (or, if the Manager Member shall have assigned its obligation to any other Person pursuant to paragraph (g) below, such other Person) on the relevant Put Purchase Date as follows, in each case against delivery of such documents or instruments of transfer as may reasonably be requested by the Manager Member (including representations and warranties from the transferring Non-Manager Member and any Permitted Transferees thereof which are selling Put LLC Points pursuant to such Put that they have sole record and beneficial title to the Put LLC Points, free and clear of any Liens other than those imposed by this Agreement and addressing such other customary matters as to authority, enforceability and similar subjects as the Manager Member reasonably requests):

                  (i) In the case of a purchase of Put LLC Points other than
            Purchase Program Put LLC Points, either (in the sole discretion of the Manager Member) (A) by certified check issued to the Non-Manager Member exercising such Put in the amount of the entire Put Price, or
            (B) by (I) certified check issued to the Non-Manager Member exercising such Put in an amount equal to fifty percent (50%) of the Put Price and (II) delivery of AMG Shares having a value equal to fifty percent (50%) of the Put Price as determined pursuant to the procedures set forth in Section 7.1(e)(i) ; or

                  (ii) In the case of a purchase of Purchase Program Put LLC
            Points,


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                        (A) in the case of any such purchase where the Purchase
                  Program Points FMV determined pursuant to Section 7.1(e)(ii) is less than or equal to the amount that would have been calculated under Section 7.1(e)(i) if such Put LLC Points had not been Purchase Program Put LLC Points, then in the manner set forth under Section 7.1(f)(i); or

                        (B) in the case of any such purchase where the Purchase
                  Program Points FMV determined pursuant to Section 7.1(e)(ii) is greater than the amount that would have been calculated under Section 7.1(e)(i) if such Put LLC Points had not been Purchase Program Put LLC Points, then (I) that portion of the Purchase Program Points FMV equal to such calculation under
                  Section 7.1(e)(i) shall be paid in the manner set forth under
                  Section 7.1(f)(i), and (II) the excess shall be paid one hundred percent (100%) in Contingent Consideration at the same time payment is made pursuant to clause (I) of this Section 7.1(f)(ii)(B).

                  (g) The Manager Member may (i) assign any or all of its rights and obligations under this Section 7.1, in one or more instances, to any other direct or indirect wholly-owned subsidiary of AMG or (ii) with the written consent of the Management Committee, assign any or all of its rights and obligations under this Section 7.1, in one or more instances, to the LLC; PROVIDED, HOWEVER, that if the Manager Member assigns any or all its rights and obligations under this Section 7.1 to the LLC, then the Manager Member shall assign the identical and proportional rights and obligations under the DE LLC Agreement to the DE LLC; and PROVIDED, FURTHER, that, in the event such assignee is a wholly-owned subsidiary of AMG and thereafter ceases to be so owned, such assignee shall reassign to the Manager Member (or another direct or indirect wholly-owned subsidiary of AMG) all LLC Interests so acquired; and PROVIDED, FURTHER, that no such assignment shall relieve the Manager Member of its obligation to make payment of a Put Price (to the extent not paid by any such assignee).

                  (h) In the case of any Put, as of the applicable Put Purchase Date, each Non-Manager Member (and each of its applicable Permitted Transferees) selling Put LLC Points shall cease to hold the Put LLC Points purchased on the Put Purchase Date and shall cease to hold a pro-rata portion of such Non-Manager Member's (and each such Permitted Transferee's) Capital Account (which shall have been transferred to the Manager Member or its assignee making such purchase of Put LLC Points, or canceled by the LLC if the LLC is the assignee making such purchase) and shall no longer have any rights with respect to such portion of its LLC Interests.

                  (i) In the event that the Manager Member elects pursuant to the provisions of this Section 7.1 or pursuant to the provisions of
      Section 3.11 hereof (as applicable) to pay a portion of the Put Price or the Purchase Price under Section 3.11 hereof (as applicable) by the delivery of AMG Shares, the Manager Member shall give irrevocable written notice of such election to the Non-Manager Member exercising the Put (or the Selling Member pursuant to Section 3.11 hereof, as applicable) not less than twenty three trading days prior to the date on which such AMG Shares are required to be delivered pursuant to this Section 7.1 or
      Section 3.11 hereof (as applicable), and the number of


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      AMG Shares required to be delivered by the Manager Member shall be equal to the quotient obtained by dividing (A) that portion of the Put Price under this Section 7.1 or the Purchase Price under Section 3.11 hereof (as applicable) to be paid in AMG Shares by (B) the Average AMG Stock Price, where:

                  (i) The "Average AMG Stock Price" is defined to mean the
            average (arithmetic mean) Stock Price of AMG Shares during the twenty consecutive trading days ending on (and including) the third complete trading day immediately prior to the date on which such AMG Shares are required to be delivered hereunder; and

                  (ii) the "Stock Price" is defined to mean, for any trading day, the closing price for one AMG Share, which shall be the last sale price or, in the case no such sale takes place on such trading day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange or other market on which AMG Shares is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by NASDAQ or such other system then in use; or, if on any such trading day no bids are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security reasonably selected by the Board of Directors of AMG.

      In the event that there is a stock split (or reverse stock split), stock dividend or other similar event during the relevant measuring periods under the foregoing calculations, equitable and appropriate adjustments shall be made in the application of the foregoing calculations of AMG's Average Stock Price to take account of such event.

                   ARTICLE VIII - DISSOLUTION AND TERMINATION.

      SECTION 8.1. NO DISSOLUTION. The LLC shall not be dissolved by any admission of Additional Non-Manager Members, substitute Non-Manager Members or substitute Manager Members, or by the death, retirement, withdrawal, resignation, removal or bankruptcy of any Member from the LLC.

      SECTION 8.2. EVENTS OF DISSOLUTION. The LLC shall be dissolved and its affairs wound up upon the occurrence of any of the following events (provided, however, that, unless the Manager Member and the Management Committee have otherwise consented in writing following the Effective Time, the LLC shall not be voluntarily dissolved or wound up unless the DE LLC is simultaneously dissolved and wound up):

                  (a) any date approved by the written consent of both the Management Committee and the Manager Member granted after the Effective Time (in their respective sole discretion); or


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                  (b) at any time there are no Members of the LLC, unless the
      LLC is continued in accordance with the Act; or

                  (c) upon the entry of a decree of judicial dissolution under ss.18-802 of the Act.

      SECTION 8.3. NOTICE OF DISSOLUTION. Upon the dissolution of the LLC, the Manager Member shall promptly notify the other Members of such dissolution.

      SECTION 8.4. LIQUIDATION. Upon the dissolution of the LLC, the Manager Member, or if there is none, a Person or Persons approved by the holders of more than fifty percent (50%) of the Vested LLC Points then outstanding (including those held by the Person that was the Manager Member) shall carry out the winding up of the LLC (in such capacity, the "Liquidating Trustee"), and shall immediately commence to wind up the LLC's affairs; PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share in allocations and distributions during liquidation in the same proportions, as specified in Article IV hereof, as before liquidation. The proceeds of liquidation shall be distributed as set forth in Section 4.4 hereof.

      SECTION 8.5. TERMINATION. The LLC shall terminate when all of the assets of the LLC, after payment of or due provision for all debts, liabilities and obligations of the LLC, shall have been distributed to the Members in the manner provided for in Section 4.4 and the Certificate shall have been canceled in the manner required by the Act.

      SECTION 8.6. CLAIMS OF THE MEMBERS. The Members and former Members shall look solely to the LLC's assets for the return of their Capital Contributions and Capital Accounts, and if the assets of the LLC remaining after payment of or due provision for all debts, liabilities and obligations of the LLC are insufficient to return such Capital Contributions or Capital Accounts, the Members and former Members shall have no recourse against the LLC or any other Member (including, without limitation, the Manager Member).

                        ARTICLE IX - RECORDS AND REPORTS.

      SECTION 9.1. BOOKS AND RECORDS. The Management Committee shall (and each of the Non-Manager Members and Employee Stockholders shall use its reasonable best efforts to) cause the LLC to keep complete and accurate books of account with respect to the operations of the LLC, prepared in accordance with GAAP. Such books shall reflect that the interests in the LLC have not been registered under the Securities Act, and that the interests may not be sold or transferred without registration under the Securities Act or exemption therefrom and without compliance with Article V or Article VI of this Agreement. Such books shall be maintained at the principal office of the LLC in Jackson, Wyoming or at such other place as the Management Committee shall determine (with the prior written consent of the Manager Member granted after the Effective Time).


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      SECTION 9.2. ACCOUNTING. The LLC's books of account shall be kept on the accrual method of accounting (consistently applied), or on such other method of accounting as the Manager Member may from time to time determine with the advice of the Independent Public Accountants, and shall be closed and balanced at the end of each LLC fiscal year and shall be maintained for each fiscal year in a manner consistent with GAAP and with the principles and/or policies of AMG applied consistently with respect to its Controlled Affiliates. The taxable year of the LLC shall be the twelve months ending December 31, or such other taxable year as the Manager Member may designate with the advice of the Independent Public Accountants.

      SECTION 9.3. FINANCIAL AND COMPLIANCE REPORTS. The Management Committee shall use its reasonable best efforts (and each of the Non-Manager Members and Employee Stockholders shall use its reasonable efforts) to cause the LLC to furnish to the Manager Member each of the following:

                  (a) Within ten (10) days after the end of each month and each fiscal quarter, information regarding the consolidated assets under management of the LLC, the DE LLC and any of their respective Controlled Affiliates (including the components of any changes from the information provided with respect to the prior period, information regarding net client cash flows and information regarding market appreciation and depreciation in client portfolios), and an unaudited financial report of the LLC (consolidated with any Controlled Affiliates thereof) prepared in accordance with GAAP using the accrual method of accounting consistently applied (except that the financial report may (i) be subject to normal year-end audit adjustments which are neither individually nor in the aggregate material and (ii) not contain all notes thereto which may be required in accordance with GAAP to be included in audited financial statements), which unaudited financial report shall have been certified by the most senior financial officer of the LLC to have been so prepared and shall include the following:

                  (i) statements of operations, changes in members' capital and cash flows for such month or quarter, together with a cumulative income statement from the first day of the then-current fiscal year to the last day of such month or quarter;

                  (ii) a balance sheet as of the last day of such month or
            quarter; and

                  (iii) with respect to the quarterly financial report, a
            detailed computation of the Owners' Allocation for such quarter.

                  (b) Within thirty (30) days after the end of each fiscal year of the LLC, audited financial statements of the LLC (consolidated with any Controlled Affiliates thereof), which shall include statements of operations, changes in members' capital and cash flows for such year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, using the accrual method of accounting, consistently applied, certified by the Independent Public Accountants.

                  (c) If requested by the Manager Member, within twenty-five
      (25) days after the end of each calendar quarter, the LLC's (and any Controlled Affiliates' thereof)


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      operating budget for each of the next four (4) fiscal quarters, in such form and containing such estimates as may be requested by the Manager Member from time to time.

                  (d) If requested by the Manager Member, copies of all financial statements, reports, notices, press releases and other documents released to the public during such period.

                  (e) As promptly as is reasonably possible following request by the Manager Member from time to time, such other financial, operations, performance or other information or data as may be requested.

      SECTION 9.4. MEETINGS.

                  (a) The Management Committee and the Officers shall hold such regular meetings at the LLC's principal place of business with representatives of the Manager Member as may be reasonably requested by the Manager Member from time to time. These meetings shall be attended (either in person or by telephone) by such members of the Management Committee, Officers and other employees of the LLC as may be requested by the Manager Member or any of the Officers.

                  (b) At each meeting described in Section 9.4(a), the Officers and other employees of the LLC shall discuss such matters regarding the LLC and its performance, operations and/or budgets as may be reasonably requested by the Manager Member, and each of the attendees (whether in person or by telephone) at such meeting shall have the right to submit proposals and suggestions regarding the LLC, and the attendees at the meeting shall, in good faith, discuss and consider such proposals and suggestions.

      SECTION 9.5. TAX MATTERS.

                  (a) The Manager Member shall cause to be prepared and filed on or before the due date (or any extension thereof) federal, state, local and foreign tax or information returns required to be filed by the LLC (or any Controlled Affiliate thereof), and shall provide to the other Members, as soon as reasonably practicable following the close of each taxable year of the LLC, any information in the Manager Member's possession which is necessary to allow the other Members to timely prepare and file any federal, state or local income tax returns (including IRS Schedule K-1). The Manager Member, to the extent that funds are available at the LLC (or at any Controlled Affiliates thereof), shall cause the LLC (or such Controlled Affiliate thereof) to pay any taxes payable by the LLC (or such Controlled Affiliate) (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are to be treated as operating expenses of the LLC to be paid from the Operating Allocation), provided that the Manager Member shall not be required to cause the LLC (or any Controlled Affiliate thereof) to pay any tax so long as the LLC (or such Controlled Affiliate thereof) is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the LLC (or such Controlled Affiliate) and adequate reserves therefor have been set aside by the LLC (or such Controlled Affiliate). Neither the LLC


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      nor any Employee Stockholder or Non-Manager Member shall do anything or take any action which would be inconsistent with the foregoing or with the Manager Member's actions as authorized by the foregoing provisions of this
      Section 9.5(a).

                  (b) The Manager Member shall be the tax matters partner for the LLC pursuant to Sections 6221 through 6233 of the Code.

                  (c) The Manager Member shall, in its sole discretion, make or cause to be made by the LLC (and any Controlled Affiliates thereof) any and all elections for federal, state, local and foreign tax matters, including any election to adjust the basis of the LLC's (or a Controlled Affiliate's) property pursuant to Section 754 of the Code or any comparable provision of state, local or foreign law.

             ARTICLE X - LIABILITY, EXCULPATION AND INDEMNIFICATION.

      SECTION 10.1. LIABILITY. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC (or of any Controlled Affiliate thereof), whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC (or such Controlled Affiliate), and no Covered Person shall be obligated personally for any such debt, obligation or liability of the LLC (or any Controlled Affiliate thereof) solely by reason of being a Covered Person.

      SECTION 10.2. EXCULPATION.

                  (a) No Covered Person shall be liable to the LLC, any Controlled Affiliate thereof or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC or any Controlled Affiliate thereof and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement or, in the case of a Non-Manager Member or Employee Stockholder, the Employment Agreement and/or Non-Solicitation Agreement to which he, she or it is a party.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the LLC (or of any Controlled Affiliate thereof) and upon such information, opinions, reports or statements presented to the Covered Person by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the LLC (or any Controlled Affiliate thereof).

      SECTION 10.3. FIDUCIARY DUTY.

                  (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC, any Controlled


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      Affiliate thereof or any Member, a Covered Person acting under this
      Agreement shall not be liable to the LLC, any Controlled Affiliate thereof or any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  (b) Whenever in this Agreement the Manager Member is permitted or required to make a decision (i) in its "discretion" or "sole discretion" or under a grant of similar authority or latitude (or where no express standard is provided herein for such decision), the Manager Member shall be entitled to consider such interests and factors as it desires, including its own interests, and to reach any decision it may select regardless of the reasons therefor, or (ii) in its "good faith", "reasonable discretion" or under another express standard, the Manager Member shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

      SECTION 10.4. INDEMNIFICATION. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim (including any amounts paid in settlement of any such claims) including expenses, fines, penalties and counsel fees and expenses incurred by such Covered Person ("Losses") by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC (or any Controlled Affiliate thereof) and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any Losses incurred by such Covered Person by reason of any action or inaction of such Covered Person which constituted fraud, gross negligence, willful misconduct or a breach of this Agreement, the Purchase Agreement or, in the case of the Non-Manager Member or Employee Stockholder, the Employment Agreement and/or Non-Solicitation Agreement to which he, she or it is a party; PROVIDED, HOWEVER, that any indemnity under this Section 10.4 shall be provided out of and to the extent of LLC assets only, and no Member or Covered Person shall have any personal liability to provide indemnity on account thereof.

      SECTION 10.5. NOTICE; OPPORTUNITY TO DEFEND AND EXPENSES.

                  (a) Promptly after receipt by any Covered Person from any third party of notice of any demand, claim or circumstance that, immediately or with the lapse of time, would reasonably be expected to give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that could reasonably be expected to result in any Losses with respect to which the Covered Person might be entitled to indemnification from the LLC under
      Section 10.4, the Covered Person shall give written notice thereof (the "Claims Notice") to the Management Committee and the Manager Member; PROVIDED, HOWEVER, that a failure to give such notice shall not prejudice the Covered Person's right to indemnification hereunder except to the extent that the LLC, a Controlled Affiliate thereof or the Manager Member is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in such reasonable detail as is practicable under the


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      circumstances, and shall, to the extent practicable under the circumstances, indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Covered Person.

                  (b) The LLC may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; PROVIDED, HOWEVER, that if the named parties to any action or proceeding include (or could reasonably be expected to include) both the LLC (or a Controlled Affiliate thereof) and a Covered Person, or more than one Covered Persons, and the LLC is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Covered Person may engage separate counsel at the expense of the LLC. If the LLC elects to compromise or defend such Asserted Liability, it shall within twenty (20) business days (or sooner, if the nature of the Asserted Liability so requires) notify the Covered Person of its intent to do so, and the Covered Person shall cooperate, at the expense of the LLC, in the compromise of, or defense against, such Asserted Liability. If the LLC elects not to compromise or defend the Asserted Liability, fails to notify the Covered Person of its election as herein provided, contests its obligation to provide indemnification under this Agreement, or fails to make or ceases making a good faith and diligent defense, the Covered Person may pay, compromise or defend such Asserted Liability all at the expense of the Covered Person (in accordance with the provisions of Section 10.5(c) below). Except as set forth in the preceding sentence, neither the LLC nor the Covered Person may settle or compromise any claim over the objection of the LLC or the Manager Member; PROVIDED, HOWEVER, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the LLC and the Covered Person may participate at their own expense, in the defense of such Asserted Liability. The Covered Person shall in any event make available to the LLC any books, records or other documents within its control that are necessary or appropriate for such defense, all at the expense of the LLC.

                  (c) If the LLC elects not to compromise or defend an Asserted Liability, fails to notify the Covered Person of its election as above provided or fails to defend the Asserted Liability diligently and in good faith, then, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any Asserted Liability, shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 10.4 hereof. The LLC may, if the Manager Member deems it appropriate, require any Covered Person for whom expenses are advanced to deliver adequate security to the LLC for his or her obligation to repay such indemnification.

      SECTION 10.6. MISCELLANEOUS.

                  (a) The right of indemnification hereby provided shall not be exclusive of, and shall not affect, any other rights to which a Covered Person may be entitled at law, under other agreements or otherwise. Nothing contained in this Article X shall limit any lawful rights to indemnification existing independently of this Article X.


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                  (b) The indemnification rights provided by this Article X
      shall also inure to the benefit of the heirs, executors, administrators, successors and assigns of a Covered Person and any officers, directors, members, partners, shareholders, employees and Affiliates of such Covered Person (and any former officer, director, member, partner, shareholder or employee of such Covered Person, if the Loss was incurred while such Person was an officer, director, member, partner, shareholder or employee of such Covered Person). The Management Committee or the Manager Member may extend the indemnification called for by Section 10.4 to non-employee agents of the LLC (or any Controlled Affiliate thereof), the Manager Member or any of its Affiliates acting on behalf of the LLC (or any Controlled Affiliate thereof) (provided that no such indemnification shall cover any loss, damage or claim incurred by reason of any action or inaction of such indemnified Person which constituted fraud, gross negligence, willful misconduct or a breach of any agreement with the LLC or any of its Affiliates to which he, she or it is a party).

                           ARTICLE XI - MISCELLANEOUS.

      SECTION 11.1. NOTICES. All notices, requests, elections, consents or demands permitted or required to be made under this Agreement ("Notices") shall be in writing, signed by the Person or Persons giving such notice, request, election, consent or demand and shall be delivered personally or by confirmed facsimile, or sent by registered, certified mail or commercial courier to the Members at their addresses set forth on the signature pages hereof or on SCHEDULE A hereto, or to the LLC as described in the next sentence (as applicable), or at such other addresses as may be supplied by written notice given in conformity with the terms of this Section 11.1. All Notices to the LLC shall be made to the Manager Member at the address set forth on the signature pages hereof or on SCHEDULE A hereto, with a copy (which shall not constitute notice) to the Management Committee at the principal offices of the LLC. The date of any such personal or facsimile delivery, or the date of delivery by an overnight courier, or the date five (5) days after the date of mailing by registered or certified mail, as applicable, shall be the date of such notice having been delivered hereunder.

      SECTION 11.2. SUCCESSORS AND ASSIGNS. Subject to the restrictions on Transfer set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Members, their respective successors, successors-in-title, heirs and assigns, and each and every successors-in-interest to any Member, whether such successor acquires such interest by way of gift, purchase, foreclosure or by any other method, and each shall hold such interest subject to all of the terms and provisions of this Agreement.

      SECTION 11.3. AMENDMENTS. Amendments may be made to this Agreement with
(i) the prior written consent of the Manager Member granted after the Effective Time and (ii) the prior written consent of the Management Committee; PROVIDED, HOWEVER, that, without the vote, consent or approval of any other Member, the Manager Member shall make such updates and additions to SCHEDULE A hereto as are required by the provisions hereof; and, provided FURTHER, that, without the vote, consent or approval of any other Member, the Manager Member may amend this Agreement to correct any printing, stenographic or clerical errors; and PROVIDED,


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FURTHER, that any amendment to this Agreement (A) imposing any obligation on a
Non-Manager Member to contribute capital to the LLC shall be effective only with such Non-Manager Member's consent, (B) reducing the required percentage of LLC Points held by Members (or any group of Members) for any consent or vote in this Agreement shall be effective only with the consent or vote of Members (or such group) having the percentage of LLC Points held by Members theretofore required, and (C) that materially and adversely affects a particular Non-Manager Member differently from some other Non-Manager Members (other than a difference solely as a result of the different proportional LLC Interests of the Members or the different Officer or other employment roles held by different Non-Manager Members) shall be effective only with the prior written consent of such Non-Manager Member (unless such change is expressly provided for by this Agreement).

      SECTION 11.4. NO PARTITION. No Member, nor any successor-in-interest to any Member, shall have the right while this Agreement remains in effect to have the property of the LLC partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the LLC partitioned, and each Member, on behalf of itself, its successors, representatives, heirs and assigns, hereby waives any such right. It is the intent of the Members that during the term of this Agreement, the rights of the Members and the Employee Stockholders, and their respective successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Member or successors-in-interest to assign, Transfer, sell or otherwise dispose of his interest in the LLC shall be subject to the limitations and restrictions of this Agreement.

      SECTION 11.5. NO WAIVER; CUMULATIVE REMEDIES. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

      SECTION 11.6. DISPUTE RESOLUTION. All disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in Wilmington, Delaware before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment advisory industry, and shall otherwise be conducted in accordance with the American Arbitration Association Commercial Arbitration Rules. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein. The provisions of this Section 11.6 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein. The arbitrator shall assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party or parties and any expenses incurred in connection with compelling arbitration) in favor of


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the prevailing party or parties against the other party or parties to such proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney's fees, incurred by the other party in enforcing the award.

      SECTION 11.7. PRIOR AGREEMENTS SUPERSEDED. This Agreement, together with the schedules and exhibits hereto, supersede the prior understandings and agreements among the parties with respect to the subject matter hereof and thereof, provided that the Purchase Agreement, the Employment Agreements, the Non-Solicitation Agreements and the other written agreements expressly contemplated hereby to be in effect as of the Effective Time shall not be superseded and shall survive in accordance with their respective terms.

      SECTION 11.8. CAPTIONS. Titles or captions of Articles or Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

      SECTION 11.9. COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Members notwithstanding that all Members have not signed the same counterpart.

      SECTION 11.10. APPLICABLE LAW; JURISDICTION. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof. Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts sitting in Wilmington, Delaware for any claim, suit or proceeding arising under this Agreement to enforce any arbitration award or obtain equitable relief and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court (subject to the provisions of Section 11.6 hereof). To the extent permitted by law, each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 11.1 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions.

      SECTION 11.11. INTERPRETATION. All terms herein using the singular shall include the plural; all terms using the plural shall include the singular; in each case, the term shall be as appropriate to the context of each sentence. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine and neuter, whichever shall be applicable. Any reference to the Code, the Act or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned. The parties intend that this Agreement and the provisions contained herein shall not be construed or interpreted for or against any party hereto because that party drafted or caused that party's legal representative to draft any of its provisions.

      SECTION 11.12. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.


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      SECTION 11.13. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or, to the extent permitted by law, enforceable by any creditor of (i) any Member, (ii) any Employee Stockholder or (iii) the LLC, other than a Member who is also a creditor of the LLC.

      SECTION 11.14. REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. References to paragraphs refer to paragraphs in the same Section unless otherwise expressly stated. References to clauses refer to clauses in the same paragraph unless otherwise expressly stated.

      SECTION 11.15. EXHIBITS, SCHEDULES AND ANNEXES. All Exhibits, Schedules and Annexes attached to this Agreement are incorporated and shall be treated as if set forth herein. Only the Manager Member, the CEO and the members of the Management Committee shall have the right to review SCHEDULE A hereto and ANNEX B to the Equity Purchase Program, and each of the Non-Manager Members and Employee Stockholders (in his or her capacity as a Non-Manager Member or Employee Stockholder, as applicable) expressly waives his or her rights under the Act (including without limitation under Section 18-305 thereof) to review SCHEDULE A hereto and ANNEX B to the Equity Purchase Program (and acknowledges and agrees that such waiver is reasonable in light of the interests of the LLC and its Members). Each Non-Manager Member shall have the right to receive a copy of this Agreement and the Exhibits, Schedules and Annexes attached hereto, provided that SCHEDULE A hereto and ANNEX B to the Equity Purchase Program will be redacted as to names, LLC Points, Capital Contributions, the LLC Points which have not yet vested and the vesting schedule with respect to such LLC Points, and other financial information of the other Members, and such Non-Manager Member shall have the right to review only that information regarding such Non-Manager Member's own LLC Points, Capital Contribution, LLC Points which have not yet vested and the vesting schedule with respect to such LLC Points, as well as the total number of outstanding LLC Points and Program LLC Points available for issuance pursuant to the Equity Purchase Program and the total amount of capital contributed by the Members in the aggregate. Notwithstanding the foregoing, the Management Committee may in its sole discretion furnish to any one or more Non-Manager Members (and to the exclusion of any one or more other Non-Manager Members) such additional information relating to SCHEDULE A hereto and ANNEX B to the Equity Purchase Program as the Management Committee (in its sole discretion) determines from time to time.

      SECTION 11.16. ADDITIONAL DOCUMENTS AND ACTS. Each Non-Manager Member and Employee Stockholder agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be reasonably requested by the Manager Member to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the actions contemplated hereby.

      SECTION 11.17. MANAGERS. The members of the Management Committee and the Officers of the LLC shall be deemed to be "managers" within the meaning of
Section 303 of the Act and shall have the protections of such Section (provided that, for the avoidance of doubt, no such Person shall be deemed a "manager" within the meaning of the Act for any other purpose hereunder).


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      SECTION 11.18. GUARANTY OF AMG. AMG hereby unconditionally and irrevocably guarantees the timely performance by the Manager Member of its obligations under Sections 3.11 and 7.1 hereof; PROVIDED, HOWEVER, that the guaranty set forth in this Section 11.18 may be terminated with the prior written consent of the Management Committee, PROVIDED, FURTHER, HOWEVER, that such guarantee may not be terminated if the Manager Member has exercised any of its rights under Section 3.2(b)(v) hereof.


                           [INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF the Initial Non-Manager Members and the Manager Member
have executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

MANAGER MEMBER:

FA (WY) ACQUISITION COMPANY, INC.


By: /s/ Seth W. Brennan
   ----------------------------------------
   Name:  Seth W. Brennan
   Title: Executive Vice President


AFFILIATED MANAGERS GROUP, INC.,
solely with respect to its obligations under
Section 11.18 of this Agreement:


By: /s/ Seth W. Brennan
   ----------------------------------------
   Name:  Seth W. Brennan
   Title: Executive Vice President


NON-MANAGER MEMBERS:


FRIESS ASSOCIATES, INC.


By: /s/ Foster S. Friess
   ----------------------------------------
Name:   Foster S. Friess
Title:  President


FOSTER S. FRIESS, as the related Employee
Stockholder of Friess Associates, Inc.


/s/ Foster S. Friess
-------------------------------------------
Foster S. Friess


/s/ Lynda J. Campbell
------------------------------------------
Lynda J. Campbell


/s/ William F. D'Alonzo
------------------------------------------
William F. D'Alonzo


/s/ Nathan Dougall
------------------------------------------
Nathan Dougall


/s/ William Dugdale
------------------------------------------
William Dugdale


/s/ Jon S. Fenn
------------------------------------------
Jon S. Fenn


/s/ Carl S. Gates
------------------------------------------
Carl S. Gates


/s/ Christopher G. Long
------------------------------------------
Christopher G. Long


/s/ Francis Okoniewski
------------------------------------------
Francis Okoniewski


/s/ John P. Ragard
------------------------------------------
John P. Ragard


/s/ Ethan Steinberg
------------------------------------------
Ethan Steinberg